UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Xerox Corporation
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Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505

April 4, 2016

Dear Shareholders:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Xerox Corporation to be held on Friday, May 20, 2016, at Xerox’s Corporate Headquarters, 45 Glover Avenue in Norwalk, Connecticut. Your Board of Directors and management look forward to greeting those shareholders who are able to attend.

At the Annual Meeting of Shareholders, you will be asked to vote upon the election of eight directors, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016, the approval, on an advisory basis, of the 2015 compensation of our named executive officers and the approval of an amendment and restatement of the Company’s 2004 Performance Incentive Plan. The Board of Directors unanimously recommends that you vote in favor of each of these proposals. There will also be one shareholder proposal submitted for shareholder vote. Your Board believes that adopting this shareholder proposal is not in the best interest of the Company and its shareholders, and unanimously recommends a vote against this proposal.

After nearly a decade of dedicated service, Maggie Wilderotter resigned from the Board of Directors to pursue other interests. We are deeply grateful for her many contributions over the years.

It is important that your shares be represented and voted at the Annual Meeting of Shareholders, regardless of whether or not you plan to attend in person. Therefore, you are urged to vote your shares using one of the methods described in the following pages. Voting instructions are provided in the voting instruction and proxy card.

For the Board of Directors,

Ursula M. Burns
Chairman of the Board and Chief Executive Officer

Notice of 2016 Annual Meeting of Shareholders

Date and Time:	Friday, May 20, 2016, at 9:00 a.m.

Location:	Xerox’s Corporate Headquarters, 45 Glover Avenue in Norwalk, Connecticut

Purpose:

Our shareholders will be asked to:

(1) Elect 8 directors;

(2) Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016;

(3) Approve, on an advisory basis, the 2015 compensation of our named executive officers;

(4) Approve the 2016 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan;

(5) Vote on one shareholder proposal relating to executive compensation metrics; and

(6) Consider such other business as may properly come before the meeting.

Record Date:	March 22, 2016 — You are eligible to vote if you were a shareholder of record as of the close of business on this date.

Proxy Voting:	(1) Telephone; (2) Internet; or (3) Proxy Card. Please review the Notice of Internet Availability of Proxy Materials or accompanying proxy card for voting instructions.

Importance of Vote:	Whether or not you plan to attend, please submit your proxy as soon as possible to ensure that your shares are represented.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on May 20, 2016.

The Proxy Statement and 2015 Annual Report are available at
www.edocumentview.com/XRX or www.xerox.com/investor.

By order of the Board of Directors,

Don H. Liu
Executive Vice President, General Counsel and Secretary

April 4, 2016

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The Annual Meeting

The 2016 Annual Meeting of Shareholders (Annual Meeting) of Xerox Corporation (Company) will be held on Friday, May 20, 2016, beginning at 9:00 a.m. at Xerox’s Corporate Headquarters, 45 Glover Avenue in Norwalk, Connecticut.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on the following matters:

1.	Election of the eight nominees named in this Proxy Statement to our Board of Directors (Board), each for a term of one year.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

3.	Approval, on an advisory basis, of the 2015 compensation of our named executive officers.

4.	Approval of the 2016 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan.

5.	Shareholder proposal relating to executive compensation metrics.

Shareholders will also act on any other business that may properly come before the meeting. In addition, our management will report on Xerox’s performance during fiscal 2015 and respond to questions from shareholders.

Who is entitled to vote?

Owners of our common stock, par value $1 per share (Common Stock), as of the close of business on the record date, March 22, 2016 (record date), are entitled to vote at the Annual Meeting. The shares owned include shares you held on that date (1) directly in your name as the shareholder of record (registered shareholder) and/or (2) in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner (beneficial owner). Each share of Common Stock is entitled to one vote on each matter to be voted on. As of the record date, there were 1,012,991,592 shares of our Common Stock outstanding and entitled to vote.

How do I vote?

Beneficial owners will receive a separate Notice of Internet Availability of Proxy Materials (Notice) with voting instructions from the bank, broker or other holder of record where the shares are held that must be followed in order for their shares to be voted.

Registered shareholders can vote in any one of four ways:

BY INTERNET	BY TELEPHONE

If you have Internet access, you may vote your shares by following the “Vote by Internet” instructions included in the Notice or on the enclosed proxy card. If you vote via the Internet, do not return your proxy card.

If you received written materials, you may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card. If you vote by telephone, do not return your proxy card.
BY MAIL	IN PERSON

If you received written materials, you may vote by completing and signing the proxy card enclosed with this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. The shares you own will be voted according to your instructions on the proxy card you mail. If you sign and return your proxy card but do not indicate your voting instructions on one or more of the matters listed, the shares you own will be voted by the named proxies in accordance with the recommendations of our Board of Directors.

If you submit a proxy or voting instructions via the Internet, telephone or by mail, you do not need to vote at the Annual Meeting. We will pass out written ballots to any shareholder of record or authorized representative of a shareholder of record who wants to vote in person at the Annual Meeting instead of by proxy. Voting in person will revoke any proxy previously given. If you hold your shares through a broker, bank or nominee, you must obtain a proxy from your broker, bank or nominee to vote in person.

If you use your proxy to vote by internet, telephone or mail, you authorize each of the three directors, whose names are listed on the proxy card accompanying this Proxy Statement, to act as your proxies to represent you and vote your shares as you direct.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote:

●	FOR the election of each of the eight director nominees;
●	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;
●	FOR the approval, on an advisory basis, of the 2015 compensation of our named executive officers;
●	FOR the approval of the 2016 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan; and
●	AGAINST the shareholder proposal relating to the executive compensation metrics.

How can I attend the Annual Meeting?

All shareholders of record on the record date may attend. In order to be admitted to the meeting, please obtain an admission ticket in advance and bring a form of personal photo identification, such as a driver’s license. To obtain an admission ticket:

If you are a registered shareholder:

●	If you vote via the Internet or by telephone, you will be asked if you would like to receive an admission ticket.
●	If you vote by proxy card, please mark the appropriate box on the proxy card and an admission ticket will be sent to you.

If you are a beneficial owner:

●

Please request an admission ticket in advance by calling Shareholder Services at (203) 849-2315 or by mailing a written request, along with proof of your ownership of Xerox Common Stock as of the record date, to Xerox Corporation, Shareholder Services, P.O. Box 4505, Norwalk, CT 06856-4505. All calls and written requests for admission tickets must be received no later than the close of business on May 10, 2016.

You can find directions to the meeting online at www.edocumentview.com/XRX. If you have any further questions regarding admission or directions to the Annual Meeting, please call Shareholder Services at (203) 849-2315.

How many shares are required to be present to hold the Annual Meeting?

A quorum is necessary to hold a valid meeting of shareholders. For each of the proposals to be presented at the meeting, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on the record date will constitute a quorum. As of the record date, there were 1,012,991,592 shares of our Common Stock outstanding. If you vote — including by Internet, telephone or proxy card — your shares will be counted towards the quorum for the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining a quorum.

How many votes are required to approve each proposal?

Election of Directors. Under our by-laws, directors are elected by majority vote, meaning that in an uncontested director election, the votes cast “for” the nominee’s election must exceed the votes cast “against” the nominee’s election, with abstentions and broker non-votes not counting as votes “for” or “against.” Our by-laws require that any incumbent nominee for director who receives a greater number of votes cast “against” his or her election than “for” his or her election shall tender his or her resignation promptly after such election. The independent directors will then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the Securities and Exchange Commission (SEC).

Other Items

The affirmative vote of a majority of the votes cast at the meeting will be required for approval of the following proposals.

●	Ratification of PricewaterhouseCoopers LLP as our independent auditor;
●	Approval, on an advisory basis, of the 2015 compensation of our named executive officers;
●	Approval of the 2016 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan; and
●	Shareholder proposal relating to executive compensation metrics.

Abstentions are not counted as votes “for” or “against” for the purpose of determining the outcome for any of the above matters other than approval of the 2016 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan. Pursuant to New York Stock Exchange (NYSE) rules, we will count abstentions as votes cast “against” this proposal.

For routine matters such as ratification of PricewaterhouseCoopers LLP as our independent auditor, broker non-votes are counted as votes “for” or “against” for the purpose of determining the outcome of the vote. Broker non-votes are not counted as votes “for” or “against” for the purpose of determining the outcome of any of the other above matters, or the election of directors, because the other above matters and the election of directors are considered “non-routine” matters. For additional information, see below under What is a broker non-vote and how will it affect voting?

Although the advisory vote is non-binding, the Board of Directors values the opinions of shareholders and will consider the outcome of the vote on this proposal when making future decisions regarding executive compensation.

At present, the Board does not intend to present any other matters at this meeting and knows of no matters other than these to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

What is a broker non-vote and how will it affect the voting?

Under NYSE rules, brokers are not permitted to vote the shares they hold on behalf of beneficial owners without the beneficial owner’s voting instruction for matters that are deemed to be “non-routine.” A broker non-vote occurs with respect to these non-routine matters when the beneficial owner of the shares fails to furnish voting instructions to the broker, and the broker is not permitted under applicable NYSE rules to vote the shares in its discretion. Election of directors, the advisory vote on executive compensation, the vote to approve the 2016 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan and the vote on the shareholder proposal are considered non-routine matters. Shares constituting broker non-votes, while counted towards the quorum, are not counted as votes “for” or “against” for the purpose of determining whether shareholders have approved a non-routine matter. As a result, broker non-votes will have no impact on the outcome of these matters.

Ratification of PricewaterhouseCoopers LLP as our independent auditor is a routine matter, and, therefore, broker non-votes will be counted towards the quorum and will be countered as votes “for” or “against” for the purpose of determining whether shareholders have approved that matter. As a result, broker non-votes will impact the outcome of that matter.

How will shares in the Xerox Employee Stock Ownership Plan, Xerox Savings Plans and Xerox Business Services Savings Plan be voted?

Beneficial owners of the shares of Common Stock held in the (1) Xerox Employee Stock Ownership Plan (ESOP), (2) Xerox Corporation Savings Plan, (3) Savings Plan of Xerox Corporation and the Xerographic Division, Rochester Regional Joint Board on Behalf of Itself and Other Regional Joint Boards (together with the Xerox Corporation Savings Plan, referred to as the Xerox Savings Plans) or (4) Xerox Business Services Savings Plan, formerly known as ACS Savings Plan (Services Savings Plan), can instruct State Street Bank and Trust Company, as Trustee for the ESOP and the Xerox Savings Plans (Xerox Plans Trustee) or The Bank

of New York Mellon, as Trustee for the Services Savings Plan (Services Savings Plan Trustee), by telephone, Internet or mail, how to vote the shares in their accounts. No matter which method is used, your voting instructions are confidential and will not be disclosed to the Company. By providing voting instructions in one of these ways, you instruct the Xerox Plans Trustee or the Services Savings Plan Trustee to vote the shares allocated to your ESOP, Xerox Savings Plans or Services Savings Plan account or accounts. For the ESOP participants and the Xerox Savings Plans participants, you also authorize the Xerox Plans Trustee to vote the shares of Common Stock held in the ESOP trust or Xerox Savings Plans trust for which no instructions were provided in the same proportion on each issue as it votes the shares for which participants have returned voting instructions. You acknowledge that in voting your shares and the shares for which no instructions were provided, you are acting as a named fiduciary under the Employee Retirement Income Security Act of 1974. Unlike the ESOP or Xerox Savings Plans, if no instructions have been received from a Services Savings Plan participant, the Services Savings Plan Trustee will not vote the shares allocated in your account. Your vote must be received by 8:00 AM Eastern Time on Wednesday, May 18, 2016 to allow sufficient time for processing.

May I change my vote?

Yes. You may revoke your proxy at any time before the Annual Meeting by submitting a later dated proxy card, by a later telephone or on-line vote, by notifying the Secretary of the Company in writing that you have revoked your proxy or by attending the Annual Meeting and either giving notice of revocation or voting in person.

Who will count the vote? Is my vote confidential?

Representatives of Computershare will act as Inspector of Election, supervise the voting, decide the validity of proxies and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

How are proxies solicited?

In addition to the solicitation of proxies by mail, we also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and reimburse such person for the cost of forwarding the material. We have engaged Georgeson Inc. to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay Georgeson Inc. a fee of $12,000, plus reimbursement of out-of-pocket expenses for this service. We bear the cost of all proxy solicitation.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about April 4, 2016, a Notice is being sent to all of the Company’s registered shareholders and beneficial owners of record as of March 22, 2016. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy of the proxy materials, including a proxy card, as well as how shareholders may request to receive proxy materials in printed form by mail, or electronically by email, on a going forward basis.

How can I electronically access the proxy materials?

You can access the proxy materials online at www.edocumentview.com/XRX or www.xerox.com/investor. Shareholders may receive Proxy Statements, Annual Reports and other shareholder materials via electronic delivery. Registered shareholders can sign up for electronic delivery at www.eTree.com/Xerox or www.computershare.com/investor. Beneficial owners can sign up for electronic delivery at http://enroll.icsdelivery.com/xrx or by checking the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Opting to receive future proxy materials electronically by email will provide the Company cost savings relating to printing and postage and reduce the environmental impact of delivering documents to you.

What are the deadlines and requirements for shareholder submission of proposals, director nominations and other business for the 2017 Annual Meeting?

We expect to hold our 2017 Annual Meeting of Shareholders during the second half of May and to file and mail our Proxy Statement for that meeting during the first half of April. Under SEC proxy rules, if a shareholder wants us to include a proposal in our Proxy Statement and proxy card for the 2017 Annual Meeting of Shareholders, the proposal must be received by us no later than December 5, 2016.

Any shareholder wishing to make a nomination for director or wishing to introduce any business at the 2017 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide the Company advance notice of such nominee or business which must be received by the Company no earlier than November 5, 2016 and no later than December 5, 2016. Any such notice must comply with requirements set forth in our by-laws. Nominations for director must be accompanied by a written consent of the nominee consenting to being named as a nominee and serving as a director if elected. Proposals and other items of business should be directed to Xerox Corporation, P.O. Box 4505, Norwalk, CT 06856-4505, Attention: Corporate Secretary.

How can I contact the Board of Directors?

Under our Corporate Governance Guidelines, shareholders and other interested parties may contact the non-management members of the Board of Directors by contacting the Chairman of the Corporate Governance Committee using the “Contact the Board” link posted on our Company’s website at www.xerox.com/governance.

What if multiple shareholders have the same address?

Where multiple shareholders reside in the same household, for shareholders who receive paper copies of our proxy materials, we will deliver a single Proxy Statement and Annual Report, along with separate proxy cards or separate Notices of Internet Availability to multiple shareholders who reside in the same household unless we have received other instructions. If (i) you and another registered shareholder residing in the same household each receive paper copies of the proxy materials and as a household wish to receive only one paper copy or (ii) you share a household with another registered shareholder, received a single set of proxy materials, and would like to receive separate copies of our Notice, Proxy Statement or Annual Report, you may request a change in delivery preferences. For registered shareholders, you may contact our transfer agent at (800-828-6396) or write them at Computershare, P.O. Box 30170, College Station, TX 77842-3170. For beneficial owners, you may call the bank, broker or other nominee where your shares are held in street name or call (800) 542-1061.

How may I get additional copies of the Annual Report and Proxy Statement?

Copies of the 2015 Annual Report and 2016 Proxy Statement have been distributed to shareholders (unless you have received a copy of the Notice or have consented to electronic delivery). Additional paper copies of these documents are available upon request made to Xerox Corporation, P.O. Box 4505, Norwalk, CT 06856-4505, Attention: Corporate Secretary. The Annual Report and Proxy Statement are also available on the Company’s website at www.xerox.com/investor or www.edocumentview.com/XRX. The Notice also provides you with instructions on how to request paper copies of the proxy materials. There is no charge to receive the materials by mail. You may request paper copies of the materials until one year after the date of the Annual Meeting.

Is there a list of shareholders entitled to vote at the Annual Meeting?

A list of registered shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our offices located at Xerox Corporate Headquarters, 45 Glover Avenue, Norwalk, CT 06850.

PROPOSAL 1 — ELECTION OF DIRECTORS

Shareholders annually elect directors to serve for one year and until their successors have been elected and have been qualified. Based on the director nomination process described below, the eight persons whose biographies appear below have been nominated by the Board of Directors to serve as directors based on the recommendation of the Corporate Governance Committee. Each nominee brings to us valuable experience from a variety of fields. The biographical information presented regarding each nominee’s specific experience, qualifications, attributes and skills led our Board of Directors to the conclusion that he or she should serve as a director. Each of the nominees has demonstrated business acumen and an ability to exercise independent and sound judgment, as well as an understanding of the Company’s business environment and a commitment to serve the Company and our Board of Directors. We also value their significant experience on other public company boards of directors and board committees.

As previously announced, in January 2016, the Board unanimously approved management’s plan to separate Xerox into two independent, publicly-traded companies. In addition, Xerox entered into an agreement with Carl C. Icahn and certain of his affiliates pursuant to which, among other things, Mr. Icahn and such affiliates agreed to vote in favor of the directors nominated by the Board at our 2016 Annual Meeting. For more information on the separation, see Corporate Governance-Recent Developments.

The Board of Directors has determined that each of the nominees (other than Ursula M. Burns, Chief Executive Officer of the Company) is independent under the NYSE Corporate Governance Rules and the Company’s more stringent independence standards. Although not anticipated, if for any reason, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute nominated by the Board of Directors.

Biographies

The table below summarizes key qualifications, skills and attributes that each of our directors possesses which were most relevant to the decision to nominate him or her to serve on the Board of Directors. The lack of a mark does not mean the director does not possess that qualification or skill or that other qualities were not also considered; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography below describes his or her qualifications and relevant experience in more detail.

Skills and Qualifications of our Board of Directors

Experience, expertise or attribute	Burns	Harrington	Hunter	Keegan	Prince	Reese	Rusckowski	Tucker
Services	•	•		•	•	•	•	•
Technology	•	•		•		•	•	•
Leadership	•	•	•	•	•	•	•	•
Global Business	•	•	•	•	•	•	•	•
Financial	•	•	•	•	•	•	•
Public Company	•	•	•	•	•	•	•	•
Boards &
Governance
Business Operations	•	•		•	•	•	•	•
Research & Academic	•		•					•
Diversity	•		•			•		•

In addition to the qualifications and skills referenced above, we have provided below the principal occupation and other information about the relevant experience, qualifications, attributes or skills that the Board of Directors has concluded qualify each of the nominees to serve as a director of the Company.

Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company’s Common Stock, including: Deferred Stock Units (DSUs) issued under the 2004 Equity Compensation Plan for Non-Employee Directors, as amended (2004 Directors Plan) and Common Stock owned through the individual’s ESOP account and other Company equity programs. None of the independent director nominees owns any of the Company’s other securities.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. Beneficial ownership means he or she has or shares voting power and/or investment power with respect to the securities, even though another name (that of a broker, for example) may appear in the Company’s records. All ownership figures are as of February 29, 2016.

Ursula M. Burns
Age: 57     Director since: 2007
Xerox securities owned: 1,622,806 common shares; 3,316 common shares in an ESOP account; an interest in approximately 5,386 common shares through the Xerox Stock Fund under the Xerox 401(k) Savings Plan; 600,000 common shares in trusts for children; immediate family owns 3,458 common shares and an interest in approximately 25,640 common shares through the Xerox Stock Fund under the Xerox 401(k) Savings Plan
Options/Rights: None
Occupation: Chairman of the Board and Chief Executive Officer, Xerox Corporation
Education: BS, Polytechnic Institute of New York; MS, Columbia University
Other Directorships: American Express Corporation (since 2004); Exxon Mobil Corporation (since 2012)

Other Background: Joined Xerox in 1980 and subsequently advanced through several engineering and management positions. Named Vice President and General Manager, Departmental Business Unit in 1997; Vice President, Worldwide Manufacturing in 1999; Senior Vice President, Corporate Strategic Services in 2000; Senior Vice President, President, Document Systems and Solutions Group in 2001; and Senior Vice President, President, Business Group Operations in 2002. Elected President and Director in April 2007; Chief Executive Officer in July 2009; and Chairman of the Board in May 2010.

As a long-tenured employee of Xerox culminating in her being appointed as CEO and Chairman, Ms. Burns brings to the Board expertise relevant to Xerox, including her expertise in global business and technology; extensive operating and management experience at Xerox, a technology-driven global manufacturing and business services company; and deep understanding of Xerox’s people, history and business that she has acquired in over 30 years of service at Xerox. She also possesses a broad range of experience and skills garnered from the various other leadership positions she has held at Xerox and from her service on other public company boards and committees.

Richard J. Harrington
Age: 69     Director since: 2004
Xerox securities owned: 856 common shares and 135,698 DSUs
Options/Rights: None
Occupation: Chairman and General Partner, The Cue Ball Group; Retired President and Chief Executive Officer, The Thomson Corporation
Education: BA, University of Rhode Island
Other Directorships: Aetna, Inc. (since 2008)

Other Background: After his retirement from The Thomson Corporation, Mr. Harrington served as Chairman of the Thomson Reuters Foundation. Prior to his retirement, he was President and CEO of The Thomson Corporation. He joined Thomson in 1982 and held a number of leadership positions including President and CEO of Thomson Newspapers; President and CEO of Thomson Professional Publishing; President and CEO of Mitchell International and President of Thomson & Thomson. Employed as an auditor for Arthur Young & Co. for six years prior to joining Thomson. Chairman of the Audit Committee of Xerox.

Through his extensive leadership experience at The Thomson Corporation, Mr. Harrington brings to the Board expertise relevant to Xerox, including his broad business experience, extensive knowledge of complex operational matters, executive leadership expertise and financial literacy and expertise. These skills and expertise are the result of his training and work experience in accounting, his long and successful business career, during which he served in several leadership positions culminating in his serving as the CEO of a global provider of electronic information, software and services, and his service on other public company boards and committees.

William Curt Hunter
Age: 68     Director since: 2004
Xerox securities owned: 158,505 DSUs and an indirect interest in approximately 8,065 common shares through the Deferred Compensation Plan for Directors and 50 common shares held by immediate family
Options/Rights: None
Occupation: Dean Emeritus, Tippie College of Business, University of Iowa
Education: BA, Hampton University; MBA, Northwestern University; PhD, Northwestern University
Other Directorships: Trustee of Nuveen Investments (since 2003); Wellmark, Inc. (since 2009)

Other Background: Served as Dean of Tippie College of Business at the University of Iowa from 2006 to 2012. From 2003 to 2006, held position of Dean and Distinguished Professor of Finance at the University of Connecticut. During a 15-year career with the Federal Reserve System, held various official positions including Senior Vice President and Director of Research at the Federal Reserve Bank of Chicago and as Associate Economist on the Federal Reserve’s Federal Open Market Committee (1995-2003). From 1988-1995, held appointments as research officer and senior financial economist, and then as vice president at the Federal Reserve Bank of Atlanta. Held faculty positions at the University of Georgia, Atlanta University, Emory University and Northwestern University. Chairman of the Finance Committee and member of the Audit Committee of Xerox.

Through his extensive service with the Federal Reserve System, Mr. Hunter brings to the Board expertise relevant to Xerox, including his financial literacy and expertise, accounting skills and competency and overall financial acumen. These skills and expertise are also the result of his education, service in various faculty positions at universities and his service on other public company boards and committees.

Robert J. Keegan
Age: 68      Director since: 2010
Xerox securities owned: 78,732 DSUs
Options/Rights: None
Occupation: Operating Partner, Friedman Fleischer & Lowe; Retired Chairman of the Board, Chief Executive Officer and President, The Goodyear Tire & Rubber Company
Education: BA, LeMoyne College; MBA, University of Rochester
Other Directorships: The Goodyear Tire & Rubber Company (2000-2010)

Other Background: Since his retirement from The Goodyear Tire & Rubber Company, Mr. Keegan has served as an Operating Partner of Friedman Fleischer & Lowe, a venture capital and private equity firm, as well as an officer or board member of several of its portfolio companies, including serving as Chairman of the Board of Transtar Holding, Co. Prior to his retirement, Mr. Keegan served as President and Director of The Goodyear Tire & Rubber Company since 2000, and served as its Chief Executive Officer and Chairman of the Board from 2003 to 2010. He joined Goodyear in 2000 and held a number of leadership positions, including Chief Operating Officer. Previously he served as Executive Vice President of Eastman Kodak from 1997 until 2000. He held various marketing, financial and managerial posts at Eastman Kodak Company from 1972 through 2000, except for a two year period beginning in 1995 when he was an Executive Vice President of Avery Dennison Corporation. Chairman of the Compensation Committee and member of the Audit Committee of Xerox.

From his extensive leadership experience of large public companies, including chief executive officer and chairman of the board of The Goodyear Tire & Rubber Company, Mr. Keegan brings to the Board expertise relevant to Xerox, including his broad business experience, executive leadership expertise and extensive knowledge of financial and operational matters. These skills and experience are the result of his long and successful career during which he served in several leadership positions at The Goodyear Tire & Rubber Company and Eastman Kodak Company, culminating in his serving as Chairman and CEO at The Goodyear Tire & Rubber Company, a leading global company.

Charles Prince
Age: 66     Director since: 2008
Xerox securities owned: 10,000 common shares, 104,233 DSUs
Options/Rights: None
Occupation: Retired Chairman and Chief Executive Officer, Citigroup Inc.
Education: BA, MA and JD, University of Southern California; LLM, Georgetown University
Other Directorships: Johnson & Johnson (since 2006)

Other Background: Served as Chief Executive Officer of Citigroup Inc. from 2003 to 2007 and as Chairman from 2006 to 2007. Previously Mr. Prince served as Chairman and Chief Executive Officer of Citigroup’s Global Corporate and Investment Bank from 2002 to 2003, Chief Operating Officer from 2001 to 2002 and Chief Administrative Officer from 2000 to 2001. Mr. Prince began his career as an attorney at U.S. Steel Corporation in 1975 and in 1979 joined Commercial Credit Company (a predecessor company to Citigroup) where he held various management positions until 1995, when he was named Executive Vice President. Member of the Corporate Governance Committee and the Compensation Committee of Xerox.

Having served in several significant leadership positions in his long and successful career culminating in his serving as CEO of a global financial services company, Mr. Prince brings to the Board expertise relevant to Xerox, including a broad mix of business skills and experience, executive leadership expertise, organizational and operational management skills, international experience and knowledge of complex global business, financial and legal matters. These skills and experience are also the result of his education and his service on other public company boards and committees.

Ann N. Reese
Age: 63     Director since: 2003
Xerox securities owned: 6,654 common shares and 145,051 DSUs
Options/Rights: None
Occupation: Executive Director, Center for Adoption Policy
Education: BA, University of Pennsylvania; MBA, New York University Graduate School of Business
Other Directorships: Sears Holdings (since 2005); Genesee and Wyoming Inc. (since 2012); The Jones Group Inc. (2003-2011)

Other Background: Co-founded the Center for Adoption Policy in 2001. Principal, Clayton, Dubilier & Rice, 1999 to 2000. Executive Vice President and Chief Financial Officer, ITT Corporation, 1995 to 1998; Treasurer, ITT Corporation, 1992 to 1995; Assistant Treasurer, ITT Corporation, 1987 to 1992. Chairman of the Corporate Governance Committee and member of the Finance Committee of Xerox.

From her broad experiences at ITT, Ms. Reese brings to the Board expertise relevant to Xerox, including her extensive executive experience in corporate finance, financial reporting and strategic planning, as well as her knowledge, perspective and corporate governance expertise. These skills and experience are the result of her long and successful career during which she served in several leadership positions, including chief financial officer and treasurer, and service on other public company boards and committees.

Stephen H. Rusckowski
Age: 58      Director since: 2015
Xerox securities owned: 18,748
Options/Rights: None
Occupation: President and Chief Executive Officer of Quest Diagnostics
Education: BS in Mechanical Engineering, Worcester Polytechnic Institute; Master of Science in Management, Massachusetts Institute of Technology’s Sloan School of Management
Other Directorships: Quest Diagnostics (since 2012); Board of Management of Royal Phillips Electronics (2006-2012); Covidien (2013-2015)

Other Background: President and Chief Executive Officer of Quest Diagnostics since May 2012. Chief Executive Officer of Philips Healthcare from 2006 to 2012 and various positions at Philips Healthcare prior to that since 2001.

From his experience as chief executive officer of multinational services businesses operating in the healthcare industry, Mr. Rusckowski brings to the Board expertise relevant to Xerox, including his extensive executive leadership experience with expertise in strategic planning, company transformation, healthcare and international operations. These skills and expertise are also strengthened by his service on other public company boards and committees. Member of the Compensation Committee of Xerox.

Sara Martinez Tucker
Age: 60      Director since: 2011
Xerox securities owned: 70,021 DSUs
Options/Rights: None
Occupation: Retired Chief Executive Officer, National Math and Science Initiative; Former Under Secretary of Education in the U.S. Department of Education
Education: Bachelor of Journalism and MBA, University of Texas at Austin; honorary doctorates conferred by Boston College, the University of Maryland University College and the University of Notre Dame
Other Directorships: American Electric Power Co., Inc. (since 2009); Sprint Corporation (since 2013)

Other Background: Retired Chief Executive Officer, National Math and Science Initiative (2013-2015). Former Under Secretary of Education in the U.S. Department of Education (2006 – 2008). Chief executive officer and president of the Hispanic Scholarship Fund from 1997 to 2006. Prior experience as an AT&T executive. Member of the Corporate Governance Committee and the Finance Committee of Xerox.

Through her various leadership positions in government and education, Ms. Tucker brings to the Board expertise relevant to Xerox, including her business experience and executive leadership expertise. These skills and experience are the result of her education, service at the United States Department of Education, leadership positions at the Hispanic Scholarship Fund and her service on other public company boards and committees.

The Board of Directors recommends a vote

FOR

the election of the eight (8) Directors nominated by the Board of Directors

CORPORATE GOVERNANCE

Xerox is committed to the highest standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically. In addition, our directors must act in accordance with our Code of Business Conduct and Ethics for Members of the Board of Directors; our principal executive officer, principal financial officer and principal accounting officer, among others, must act in accordance with our Finance Code of Conduct; and all of our executives and employees must act in accordance with our Code of Business Conduct. Each of these codes of conduct, as well as our Corporate Governance Guidelines and the charters of our Audit, Compensation, Corporate Governance and Finance Committees can be accessed through our website at www.xerox.com/governance. They are also available to any shareholder who requests them in writing addressed to Xerox Corporation, 45 Glover Avenue, P.O. Box 4505, Norwalk, CT 06856-4505, Attention: Corporate Secretary. We will disclose any future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics for members of the Board of Directors and, our Code of Business Conduct and our Finance Code of Conduct for our officers on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules. The Corporate Governance Committee of the Board periodically reviews and reassesses the adequacy of our overall corporate governance, Corporate Governance Guidelines and committee charters.

Recent Developments

January 2016 Announcement of Xerox Separation Transaction

On January 29, 2016, we announced that our Board of Directors had unanimously approved management’s plan to separate into two independent, publically-traded companies: a business processing outsourcing company and a document technology company. The transaction is intended to be tax-free to Xerox shareholders for federal income tax purposes. Our objective is to complete the separation by year-end 2016, subject to customary conditions, receipt of regulatory approvals, the effectiveness of a Form 10 filing with the SEC, tax considerations, securing any necessary financing and final approval of the Board.

Director Nomination Process

The Corporate Governance Committee considers candidates for Board membership recommended by Board members, management, shareholders and others (see below). The Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors and that management representation on the Board should be limited to senior Company management. There are no specific minimum qualifications that the Corporate Governance Committee believes must be met by prospective candidates; however, the Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include, among other things, the candidate’s broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Our Corporate Governance Guidelines dictate that diversity should be considered by the Corporate Governance Committee in the director identification and nomination process. This means that the Corporate Governance Committee seeks nominees who bring a variety of business backgrounds, experiences and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities that will allow the Board to fulfil its responsibilities. Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee may do so by submitting a written recommendation to the Secretary of the Company at Xerox Corporation, 45 Glover Avenue, P.O. Box 4505, Norwalk, CT 06856-4505. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and current board memberships (if any), for the Corporate Governance Committee to consider. The submission must be accompanied by the written consent of the nominee to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received no earlier than November 5, 2016 and no later than December 5, 2016, will be considered for nomination at the 2017 Annual Meeting of Shareholders.

Board Leadership Structure

We believe that the most effective board structure is one that emphasizes Board independence and ensures that the Board’s deliberations are not dominated by management while also ensuring that the Board and senior management act with a common purpose and in the best interest of the Company. We believe this balance is achieved through the appointment of our CEO as Chairman of the Board and the appointment of a lead independent director.

Accordingly, our CEO serves as Chairman of the Board of Directors and Ann N. Reese serves as lead independent director. Our lead independent director’s responsibilities include: presiding at executive sessions of the independent directors; calling special meetings of the independent directors, as needed; addressing individual Board member performance matters, as needed; and serving as liaison on Board-wide issues between the independent directors and the CEO, as needed. Under our Corporate Governance Guidelines, each regularly scheduled Board meeting must include an executive session of all directors and the CEO and a separate executive session attended only by the independent directors. Our Board is 87.5 percent comprised of directors who qualify as independent directors and each of our standing Board committees is comprised solely of independent directors, including our Corporate Governance Committee, which establishes our corporate governance policy and monitors the effectiveness of policy at the Board level. The lead independent director is instrumental in working with the Chairman and CEO and other Board members to provide effective, independent oversight of the Company’s management and affairs. You can find more information on the lead independent director in the Corporate Governance Guidelines posted on the Company’s website at www.xerox.com/governance.

Risk Oversight

Our Board of Directors has ultimate oversight responsibility for our Enterprise Risk Management (ERM) process. The Board oversees our ERM process through the Audit Committee of the Board of Directors, which previews the ERM assessment and process for subsequent review by the Board. Our ERM process is designed to strengthen our risk-management capability and to assess, monitor, and manage all categories of business risk, including strategic, operational, compliance and financial reporting. The Company’s Chief Financial Officer is responsible for the Company’s ERM function through the Enterprise Risk Steering Committee, which includes the direct reports to the CEO, as well as our Chief Information Officer, our Vice President, Financial Planning and Analysis and Global Finance Shared Services, and our Chief Audit Executive. The Enterprise Risk Steering Committee inspects risk mitigation plans and progress, identifies and addresses emerging risks, and shares mitigation best practices across the Company. Additionally, to ensure that ERM is integrated with our business management, the Company’s Management Committee, the Business Ethics and Compliance Board, and various Internal Control committees monitor risk exposure and the effectiveness of how we manage these risks.

While the Board of Directors has ultimate oversight responsibility for the risk management process, various committees of the Board have been delegated responsibility for certain aspects of risk management. In addition to the Audit Committee’s responsibility to oversee the overall ERM process, the Audit Committee focuses on financial risk, including risks associated with internal controls, audit, financial reporting and disclosure matters, and also on our Ethics, Litigation, and Information Security/Cyber Security risk mitigation plans and progress. In addition, the Compensation Committee seeks to incent executive employees in a manner that discourages unnecessary or inappropriate risk-taking, while encouraging a level of risk-taking behavior consistent with the Company’s business strategy. In parallel, the Board’s Corporate Governance and Finance Committees oversee aspects of our Environment and Global Economy risks, respectively, and on an as needed basis, special sub-Committees are established to focus on specific business risks.

Director Independence

A director is not considered independent unless the Board determines that he or she has no material relationship with the Company. The Board has adopted categorical standards to assist in both its determination and the Corporate Governance Committee’s recommendation as to each director’s independence. Under these categorical standards, a director will be presumed not to have a material relationship with the Company if:

1)	he or she satisfies the bright-line independence and other applicable requirements under the listing standards of the NYSE and all other applicable laws, rules and regulations regarding director independence, in each case from time to time in effect;

2)	he or she is not a current employee (and none of his or her “immediate family members” is employed as an “executive officer,” each as defined by the NYSE Corporate Governance Rules) of a company that has made payments to, or received payments from, the Company or any of its consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or one percent of such other company’s consolidated gross revenues; and

3)	in the event that he or she serves as an executive officer or director of a charitable organization, the Company and its consolidated subsidiaries donated less than five percent of that organization’s charitable receipts (provided that if within the preceding three years the Company and its consolidated subsidiaries donated annual aggregate contributions in excess of $1 million or two percent of the annual consolidated gross revenue of the charitable organization, such contributions must be disclosed in the Company’s Proxy Statement).

Our Board has determined that all of the nominees for election as directors are independent under the NYSE Corporate Governance Rules and our Corporate Governance Guidelines, with the exception of Ursula M. Burns, our Chairman of the Board and Chief Executive Officer.

In addition, the Corporate Governance Committee reviews relationships involving members of the Board, their immediate family members and affiliates, and transactions in which members of the Board, their immediate family members and their affiliates have a direct or indirect interest in which the Company is a participant to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships. See Certain Relationships and Related Person Transactions.

As a result of the aforementioned review, 87.5% of our nominees for election as directors are deemed to be independent.

Certain Relationships and Related Person Transactions

Related Person Transactions Policy

The Board has adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, in which the Company will participate or has participated and a “related person” (as defined in Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest, and which exceeds $120,000 in the aggregate, is subject to review (each such transaction, a “Related Person Transaction”). In its review of Related Person Transactions, the Corporate Governance Committee reviews the material facts and circumstances of the transaction and takes into account certain factors, where appropriate, based on the particular facts and circumstances, including: (i) the nature of the “related person’s” interest in the transaction; (ii) the significance of the transaction to the Company and to the “related person”; and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of the Company.

No member of the Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person.”

Certain Employment Arrangements

We actively recruit qualified candidates for our employment needs. Relatives of our executive officers and other employees are eligible for hire. In 2015, we had two non-executive employees who were employed by Xerox or one of its subsidiaries who received more than $120,000 in annual compensation (salary, incentive cash awards, equity awards and commissions) and are related to our current executive officers, including executive officers who are also directors. These are routine employment arrangements entered into in the ordinary course of business with compensation commensurate with that of their peers. The terms of their employment are consistent with the Company’s human resources policies. Kimberly Finley, spouse of Joseph H. Mancini Jr., our Chief Accounting Officer, earned $400,004 in compensation during 2015. Ms. Finley is Director, Tax Accounting at Xerox and has been with Xerox for 24 years. The remaining employee received less than $200,000 in compensation during 2015.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Committee Functions, Membership and Meetings

Our Board of Directors has four standing committees: Audit, Compensation, Corporate Governance and Finance. Set forth below is a list of the committees of our Board, a summary of the responsibilities of each committee, the number of committee meetings held during 2015 for each committee and a list of the members of each committee.

Audit Committee (12 meetings)

A copy of the charter of the Audit Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Audit Committee include:

●	oversee the integrity of the Company’s financial statements;
●	oversee the Company’s compliance with legal and regulatory requirements;
●	oversee the Company’s risk assessment policies and practices, including the ERM process, and preview the ERM assessment and process for subsequent review by the Board;
●	assess independent auditors’ qualifications and independence;
●	assess performance of the Company’s independent auditors and the internal audit function;
●	review the Company’s audited financial statements, including the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board their inclusion in the Company’s Annual Report on Form 10-K; and

●	review and approve the Company’s code of business conduct and ethics.

The Audit Committee is also responsible for the preparation of the Audit Committee Report that is included in this Proxy Statement beginning on page 64.

Members: Richard J. Harrington; William Curt Hunter; and Robert J. Keegan

Chairman: Mr. Harrington

The Board has determined that all of the members of the Audit Committee are (1) independent under the Company’s Corporate Governance Guidelines and under the applicable SEC and NYSE Corporate Governance Rules and (2) “audit committee financial experts,” as defined in the applicable SEC rules, and are financially literate. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification.

Compensation Committee (4 meetings)

A copy of the charter of the Compensation Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Compensation Committee include:

●	oversee development and administration of the Company’s executive compensation plans;
●	set the compensation of the CEO and other executive officers;
●	review and approve the performance goals and objectives with respect to the compensation of the CEO and other executive officers;
●	oversee the evaluation of the CEO and other executive officers;
●	have sole authority to retain and terminate the consulting firms engaged to assist the Committee in the evaluation of the compensation of the CEO and other executive officers;
●	be directly responsible for oversight of the work of the compensation consultants, including determination of compensation to be paid to any such consultant by the Company;
●	conduct an independence assessment of any compensation consultants, including consideration of the six independence factors required under SEC rules and NYSE listing standards; and
●	review and approve employment, severance, change-in-control, termination and retirement arrangements for executive officers.

The Compensation Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis (CD&A) with management, and has recommended to the Board that the CD&A be included in the Company’s Proxy Statement (beginning on page 26) and incorporated by reference in the Company’s 2015 Annual Report on Form 10-K. The CD&A discusses the material aspects of the Company’s compensation objectives, policies and practices. The Compensation Committee’s report appears on page 47 of this Proxy Statement.

The Compensation Committee has not delegated its authority for compensation for executive officers. The Compensation Committee has, however, delegated authority under the Company’s equity plan to the CEO to grant equity awards to employees who are not executive officers. The CEO is also responsible for setting the compensation of, reviewing performance goals and objectives for, and evaluating officers who are not executive officers.

Executive officer compensation decisions are made by the Compensation Committee after discussing recommendations with the CEO and the Senior Vice President of Human Resources. The Chief Financial Officer confirms the Company’s financial results used by the Compensation Committee to make compensation decisions. The Chief Financial Officer attends Compensation Committee meetings to discuss financial targets and results for the Annual Performance Incentive Plan and the Executive Long-Term Incentive Program as described in the CD&A. The Compensation Committee meets in executive session to review and approve compensation actions for the CEO.

The Compensation Committee has retained Frederic W. Cook & Co., Inc. (F.W. Cook) as an independent consultant to the Compensation Committee. F.W. Cook provides no services to management and provides an annual letter to the Compensation Committee regarding its independence, which the Compensation Committee reviews and determines whether there is any conflict of interest. Based on its review for 2015, the Compensation Committee determined that F.W. Cook’s work has not raised any conflict of interest and that such firm is independent. The consultant’s responsibilities are discussed on page 31 of this Proxy Statement.

Members: Robert J. Keegan; Charles Prince; and Stephen H. Rusckowski.

Chairman: Mr. Keegan

The Board has determined that all of the members of the Compensation Committee are independent under the Company’s Corporate Governance Guidelines and NYSE Corporate Governance Rules. In addition, each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and is an “outside director” as defined in section 162(m) of the Internal Revenue Code. Ann Reese, who served on the Compensation Committee until May 20, 2015, satisfied the foregoing independence standards during her time as a member of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Board or Compensation Committee.

Corporate Governance Committee (4 meetings)

A copy of the charter of the Corporate Governance Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Corporate Governance Committee include:

●	identify and recommend to the Board individuals to serve as directors of the Company and on Board committees;
●	advise the Board regarding Board composition, procedures and committees;
●	develop, recommend to the Board and annually review the corporate governance principles applicable to the Company;
●	review significant environmental and corporate social responsibility matters;
●	administer the Company’s Related Person Transactions Policy;
●	evaluate and recommend director compensation to the Board; and
●	oversee the annual Board and committee evaluation processes.

The Corporate Governance Committee recommends to the Board nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.

Members: Charles Prince; Ann N. Reese; and Sara Martinez Tucker

Chairman: Ms. Reese

The Board has determined that all of the members of the Corporate Governance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Rules. Mary Agnes Wilderotter, who served on the Corporate Governance Committee until October 20, 2015, satisfied the foregoing independence standards during her time as a member of the Corporate Governance Committee.

Finance Committee (5 meetings)

A copy of the charter of the Finance Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Finance Committee are:

●	review the Company’s cash position, capital structure and strategies, financing strategies, insurance coverage and dividend policy;
●	review the adequacy of funding of the Company’s funded retirement plans and welfare benefit plans in terms of the Company’s purposes; and
●	review the Company’s policy on derivatives and annually determine whether the Company and its subsidiaries shall enter into swap and security-based swap transactions that are not cleared with a Commodity Exchange Act registered clearing organization.

Members: William Curt Hunter; Ann N. Reese; and Sara Martinez Tucker.

Chairman: Mr. Hunter

The Board has determined that all of the members of the Finance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Rules. Mary Agnes Wilderotter who served as the Finance Committee Chairman until October 20, 2015, satisfied the foregoing independence standards during her time as a member of the Finance Committee.

Attendance and Compensation of Directors

Attendance: 8 meetings of the Board of Directors and 25 meetings of the Board committees were held in 2015. All incumbent directors attended at least 75 percent of the total number of meetings of the Board, and Board committees on which they served. The Company’s policy generally is for all members of the Board to attend the Annual Meeting of Shareholders. All nominees who served as directors last year attended the 2015 Annual Meeting of Shareholders. We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

Summary of Annual Director Compensation

Compensation for our directors is determined by the Corporate Governance Committee and approved by the full Board. Directors who are our employees receive no additional compensation for serving as a director. Accordingly, Ms. Burns did not receive any additional compensation for her service on the Board during 2015.

During 2015, the annual cash retainer for directors is $80,000; the value of the annual equity retainer for directors is $130,000; the chairman of the Audit Committee receives an additional $20,000; Audit Committee members each receive an additional $10,000; the chairman of the Compensation Committee receives an additional $15,000; Compensation Committee members each receive an additional $7,500; the chairmen of the Corporate Governance and Finance Committees each receive an additional $10,000; and the Lead Independent Director receives an additional $25,000. Directors do not have an option to receive additional equity in lieu of cash. Directors also receive reimbursement for out-of-pocket expenses incurred in connection with their service on the Board.

Each non-employee director is required to establish a meaningful equity ownership interest in the Company. This equity ownership interest is achieved by paying the director’s annual equity retainer in DSUs. By serving on the Board of Directors for a period of approximately two years, a director would hold DSUs equivalent in value (as of date of grant) to at least three times a director’s current annual cash retainer. All of our independent directors (except for Stephen H. Rusckowski, who was appointed to the Board in February, 2015) currently hold DSUs in excess of this amount. The longer a director serves on the Board and is paid an equity retainer in the form of DSUs, the larger his/her equity ownership interest in the Company becomes because, by their terms, all DSUs are required to be held by directors until the earlier of one year after the termination date of Board service or the date of death.

Each non-employee director is also prohibited from engaging in short-swing trading and trading in puts and calls with respect to Xerox stock and is prohibited from using any strategies or products to hedge against the potential changes in the value of Xerox stock. In addition, under the Company’s insider trading policy, directors are effectively precluded from pledging Xerox stock as collateral since their stock can only be sold during “window” periods and under trading plans pursuant to SEC Rule 10b5-1, and therefore is not available to be sold at any time.

DSUs are a bookkeeping entry that represent the right to receive one share of the Company’s Common Stock at a future date. DSUs include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in approximately the same amounts that the holder of an equivalent number of shares of Common Stock would be entitled to receive in dividends. The DSUs are issued under the

2004 Directors Plan, which was approved by Xerox shareholders at the 2004 Annual Meeting of Shareholders and amended and restated, with shareholder approval, in 2013. Individually, the compensation for each non-employee director during fiscal year 2015 was as follows:

Name of Director(1)	Fees earned or paid in cash ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Richard J. Harrington	100,000	130,000	-	-	-	-	230,000
William Curt Hunter	90,000	130,000	-	-	-	-	220,000
Robert J. Keegan	105,000	130,000	-	-	-	-	235,000
Charles Prince	87,500	130,000	-	-	-	-	217,500
Ann N. Reese	118,750	130,000	-	-	-	-	248,750
Stephen H. Rusckowski	77,084	119,167	-	-	-	-	196,251
Sara Martinez Tucker	80,000	130,000	-	-	-	-	210,000
Mary Agnes Wilderotter	90,000	108,334	-	-	-	-	198,334
____________________

(1)	Ms. Wilderotter served on the Board until her resignation effective October 20, 2015. Mr. Rusckowski was appointed to the Board effective February 19, 2015.

(2)	The cash value of compensation awarded in the form of DSUs is reflected in this column. The amount presented in this column reflects the aggregate grant date fair value of the DSUs awarded during 2015 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, Compensation – Stock Compensation.

The total number and value of all DSUs (including dividend equivalents) as of the end of 2015 (based on the year-end closing market price of our Common Stock of $10.63) held by each director is as follows: Mr. Harrington, 127,617 ($1,356,569); Mr. Hunter, 150,275 ($1,597,423); Mr. Keegan, 71,024 ($754,985); Mr. Prince, 96,358 ($1,024,286); Ms. Reese, 136,909 ($1,455,343); Mr. Rusckowski, 11,433 ($121,533); Ms. Tucker, 62,370 ($662,993); and Mrs. Wilderotter, 107,044 ($1,137,878).

(3)	In accordance with applicable SEC rules, dividend equivalents paid in 2015 on DSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values of the DSUs.

For information on compensation for Ursula M. Burns, our director who is also the Chief Executive Officer of Xerox, see the executive compensation tables beginning on page 48.

SECURITIES OWNERSHIP

Ownership of Company Securities

We are not aware of any person who, or group which, owns beneficially more than 5% of any class of the Company’s equity securities as of December 31, 2015, except as set forth below(1).

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Carl C. Icahn	92,377,043 (2)	9.1%
	c/o Icahn Associates Corp.
	767 Fifth Ave, Suite 4700
	New York, NY 10153
Common Stock	The Vanguard Group, Inc.	82,986,320 (3)	8.2%
	1041 W Valley Rd
	Malvern, PA 19355
Common Stock	BlackRock, Inc.	63,281,140 (4)	6.3%
	40 East 52nd Street
	New York, NY 10022
Common Stock	Darwin Deason	61,795,697 (5)	6.1%
	8181 Douglas Avenue, 10th Floor
	Dallas, TX 75225
Common Stock	Macquarie Group Limited	58,004,438 (6)	5.7%
	No.1 Martin Place
	Sydney, New South Wales, Australia
Common Stock	State Street Corporation, as Trustee under	52,864,366 (7)	5.2%
	other plans and accounts
	State Street Financial Center
	One Lincoln Street
	Boston, MA 02111
____________________

(1)	The words “group” and “beneficial” are as defined in regulations issued by the SEC. Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the most recent Schedule 13G or 13G/A (or in the case of Mr. Icahn, the most recent Schedule 13D/A) filed by the named entity with the SEC (other than the information provided regarding the holdings of State Street Corporation acting as ESOP Trustee under the Xerox ESOP). BlackRock, Inc. is a registered investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), and has subsidiaries that are also investment advisers under the Investment Advisers Act with beneficial ownership of the reported shares.

(2)	Represents shares held by the following group of entities associated with Mr. Carl C. Icahn: High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”) and Beckton Corp. (“Beckton”)(collectively, the “Reporting Persons”). The principal business address of each of (i) High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn is c/o Icahn Associates Holding LLC, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

The Reporting Persons may be deemed to beneficially own, in the aggregate, 92,377,043 shares, representing approximately 9.12% of the Issuer’s outstanding shares (based upon the 1,012,402,754 shares stated to be outstanding as of September 30, 2015 by the Company in the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 30, 2015).

High River has sole voting power and sole dispositive power with regard to 18,475,408 shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Master has sole voting power and sole dispositive power with regard to 30,708,164 shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners has sole voting power and sole dispositive power with regard to 43,193,471 shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own the shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes.

The immediately preceding information in this footnote is based solely on the Schedule 13D/A filed with the SEC on January 28, 2016 by Mr. Icahn and entities associated with Mr. Icahn.

(3)	The Vanguard Group, Inc. and its subsidiary companies have sole voting power for 1,777,371 shares, sole dispositive power for 81,088,321 shares, shared dispositive power for 1,897,999 shares and have no shared voting power for any of the shares.

(4)	BlackRock, Inc. and its subsidiary companies have sole voting power for 52,431,501 shares and sole dispositive power for 63,281,140 shares, and have no shared voting power or shared dispositive power for any of the shares.

(5)	Based solely on the Schedule 13G/A filed on January 8, 2016, Darwin Deason has sole voting power and sole dispositive power for 61,795,697 shares, and has no shared dispositive or shared voting power for any of the shares. The percent of class is based on 1,012,835,036 shares of the Company’s total common stock outstanding on December 30, 2015.

(6)	Represents shares held by the following group of entities associated with Macquarie Group Limited: Macquarie Bank Limited; Macquarie Investment Management Limited; Macquarie Investment Management Austria Kapitalanlage AG; Delaware Management Holdings, Inc. and Delaware Management Business Trust. The principal business address of Macquarie Group Limited and Macquarie Bank Limited is No.1 Martin Place Sydney, New South Wales, Australia. The principal business address of Delaware Management Holdings Inc. and Delaware Management Business Trust is 2005 Market Street, Philadelphia, PA 19103.

The Reporting Persons may be deemed to beneficially own, in the aggregate, 58,004,438 shares (due to Macquarie Group Limited’s ownership of Macquarie Bank Limited, Macquarie Investment Management Limited, Macquarie Investment Management Austria Kapitalanlage AG, Delaware Management Holdings Inc. and Delaware Management Business Trust), representing approximately 5.72% of the Issuer’s outstanding shares as of December 31, 2015.

Each of Macquarie Group Limited and Macquarie Bank Limited reports that it has no voting or dispositive power with regard to any shares. Macquarie Investment Management Limited has sole voting and dispositive power with regard to 286,046 shares and no shared voting or dispositive power with respect to any shares. Macquarie Investment Management Austria Kapitalanlage AG has sole voting and dispositive power with regard to 311,000 shares and no shared voting or dispositive power with respect to any shares. Delaware Management Holdings Inc. has sole voting and dispositive power with regard to 55,105,316 shares and is deemed to beneficially own 57,404,056 shares due to its ownership of Delaware Management Business Trust which reports total beneficial ownership of 57,404,056 shares, sole voting and dispositive power with regard to 55,105,316 shares and no shared voting or dispositive power with respect to any shares.

(7)	Within the total shares reported, as to certain of the shares, State Street Corporation has shared voting power and shared dispositive power for 52,864,366 shares, and has no sole voting power or sole dispositive power for any of the shares. As of December 31, 2015, State Street Corporation held 6,530,881 of the total reported shares as ESOP Trustee under the Xerox ESOP. Each ESOP participant may direct the ESOP Trustee as to the manner in which shares allocated to his or her ESOP account shall be voted. The ESOP Trust Agreement provides that the ESOP Trustee shall vote any shares allocated to participants’ ESOP accounts as to which it has not received voting instructions in the same proportions as shares in participants’ ESOP accounts as to which voting instructions are received. The power to dispose of shares is governed by the terms of the ESOP Plan and elections made by ESOP participants.

Shares of Common Stock of the Company owned beneficially by the directors and nominees for director, each of the current executive officers named in the Summary Compensation Table and all directors and current executive officers as a group, as of February 29, 2016, were as follows:

Name of Beneficial Owner	Amount Beneficially Owned	Total Stock Interest
Ursula M. Burns	2,229,581	2,260,608
Richard J. Harrington	856	136,554
William Curt Hunter	50	166,620
Jeffrey Jacobson	65,500	103,844
Robert J. Keegan	0	78,732
Don H. Liu	300,243	540,467
Kathryn A. Mikells*	0	0
Charles Prince	10,000	114,233
Ann N. Reese	6,654	151,705
Stephen H. Rusckowski	0	18,748
Sara Martinez Tucker	0	70,021
Leslie F. Varon	228,757	309,898
Robert K. Zapfel	40,000	127,413
All directors and executive officers as a group (16)	3,797,815	5,144,276
____________________

*	As a result of Ms. Mikells stepping down from her position as Executive Vice President and CFO, effective October 31, 2015, all of her stock awards were forfeited.

Percent Owned by Directors and Executive Officers: Each director and executive officer beneficially own less than 1% of the aggregate number of shares of Common Stock outstanding at February 29, 2016. The amount beneficially owned by all directors and executive officers as a group also amounted to less than 1%.

Amount Beneficially Owned: The numbers shown are the shares of Common Stock considered beneficially owned by the directors and executive officers in accordance with SEC rules. Shares of Common Stock which executive officers and directors had a right, within 60 days of February 29, 2016, to acquire upon the exercise of options or rights or upon vesting of performance shares, DSUs or restricted stock units are included. Shares held in a grantor retained annuity trust or by family members, shares held in the ESOP accounts and vested shares, the receipt of which have been deferred under one or more equity compensation programs, are also included. All these are counted as outstanding for purposes of computing the percentage of Common Stock outstanding and beneficially owned by such person.

Total Stock Interest: The numbers shown include the amount shown in the Amount Beneficially Owned column plus options held by directors and executive officers not exercisable within 60 days of February 29, 2016 and DSUs, performance shares and restricted stock units not subject to vesting within 60 days of February 29, 2016. The numbers also include the interests of executive officers and directors in the Xerox Stock Fund under the Xerox Corporation Savings Plan and the Deferred Compensation Plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act (Section 16) requires the Company’s directors, executive officers and persons who own more than ten percent of the Common Stock of the Company, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Directors, executive officers and greater than ten percent shareholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required to be filed with the SEC, the Company believes that all reports for the Company’s directors and executive officers that were required to be filed under Section 16 during the fiscal year ended December 31, 2015 were timely filed, except for Darrell L. Ford and Leslie Varon who each had one late filing.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2015 Financial Performance

The financial results of the Company during 2015 were mixed. Our Technology businesses continued to execute with strong cost and operational discipline as revenues were pressured by normal secular declines and weak developing markets economies. Document Outsourcing was a bright spot within Services as most Business Processing Outsource (BPO) areas fell short of our plan. We successfully completed the Information Technology Outsourcing (ITO) divestiture and made the difficult decision to narrow our Government Healthcare focus. We realigned our BPO go-to-market approach and implemented our global delivery capability model to improve both service delivery quality and efficiency. Finally, we returned significant cash to our shareholders via dividends and share repurchase but we fell short of our initial acquisition goals.

Highlights of our 2015 financial performance include:

●	Total revenue of $18.0 billion declined 8% from 2014, including a 4% negative impact from currency with different dynamics playing out across our two segments. Revenues in our Services segment declined 1% on a constant currency basis. Document Outsourcing segment revenues grew 3%, driven by strong equipment sale revenue. BPO revenue declined 1%, driven by the run-off in the student loan business, the Texas Medicaid contract termination and the decision to not fully complete the Health Enterprise implementations in California and Montana. These headwinds were partially offset by modest inorganic growth, mainly in Commercial Healthcare and organic growth, especially in High-Tech & Communication.

Revenues in our Document Technology segment declined 8% (on a constant currency basis), driven by weakness in developing markets reflecting economic instability in several regions and strong unfavorable currency movements, combined with continued migration of our customers to Document Outsourcing. Including Document Outsourcing, Document related revenue was down 4% or half the Technology segment decline.

●	Adjusted earnings per share (EPS) from continuing operations of $0.98 was 9 cents lower than 2014, as lower operating profit was partially offset by an 8% lower share count resulting from share repurchases. The operating profit decline was due to declines in both Services and Document Technology. The decline in Services was driven by targeted resource and other investments as well as higher costs associated with our Government Healthcare Services Health Enterprise platform implementations prior to the announced changes in strategy. In 2015, we changed our Government Healthcare strategy, including deciding to not fully complete the Health Enterprise Medicaid platform implementations in California and Montana. These decisions will enable us to improve our financial performance and significantly reduce the volatility of our Services results going forward.

Document Technology profit declined due to lower gross margin, higher pension expense and unfavorable currency. These negative impacts were partially offset in both segments by restructuring savings and productivity improvements. See Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-K for the fiscal year ended December 31, 2015 for a reconciliation of our adjusted EPS to our GAAP EPS.

●	Operating cash flow was $1.6 billion. Solid cash generation combined with the proceeds from the ITO divestiture enabled us to continue to provide a strong return to shareholders through our share repurchase program and dividends.

Named Executive Officers

Our executive compensation program plays an important role in attracting, retaining and rewarding individuals with the ability, drive and vision to lead our business, support our long-term success and deliver shareholder value. Our named executive officers for fiscal year 2015 are:

Ursula M. Burns	Chairman and Chief Executive Officer
Kathryn A. Mikells	Former Executive Vice President and Chief Financial Officer
Don H. Liu	Executive Vice President, General Counsel and Secretary
Robert K. Zapfel	Executive Vice President; President, Xerox Services
Jeffrey Jacobson	Executive Vice President; President, Xerox Technology
Leslie F. Varon	Vice President, Investor Relations and Interim Chief Financial Officer

During fiscal year 2015, the role of Chief Financial Officer (CFO) was filled initially by Kathryn A. Mikells. Ms. Mikells stepped down from her position as Executive Vice President and CFO effective October 31, 2015. Following the resignation of Ms. Mikells, Ms. Varon, Vice President, Investor Relations, was appointed interim Chief Financial Officer of Xerox and continues to serve as our interim Chief Financial Officer. Because Ms. Varon served as an interim CFO for only two months in 2015, we have not focused on her in the Compensation Discussion and Analysis; however, her compensation is provided under the same programs as officers participate in and can be found in the Summary Compensation Table and other related tables beginning on page 48.

Linking Pay to Performance

We structure our compensation to attract and retain first-class executive talent, reward past performance and motivate future performance. Our executive compensation program is designed to pay for performance and the creation of long-term shareholder value, and to align executive compensation with our business strategy. Accordingly, we reward named executive officers when the Company achieves short- and long-term performance objectives and scale down compensation when the Company does not achieve those objectives. When determining payouts under the short-term incentive program, the Committee considers the quality of the performance results from enterprise and individual perspectives while taking into account alignment with shareholder interests.

Named executive officers’ compensation for 2015 was consistent with our compensation philosophy and with our performance. Actual performance payouts under our short-term and long-term incentive programs demonstrate alignment of our pay with our mixed performance against the targets set by the Compensation Committee. Generally, two-thirds or more of pay for our named executive officers is performance-based, which means it is at risk and varies from year to year. In 2015, 90% of Ms. Burns’ target compensation, and on average, approximately 83% of target compensation for each of the other named executive officers was performance-based (with the exception of Ms. Varon, our interim CFO who moved into this role in November 2015). These percentages do not include a special retention RSU award for Mr. Liu. By making performance a substantial element of executive compensation, we link our executives’ interests to the interests of our shareholders.

Summary of 2015 Compensation Actions

The primary elements of our executive compensation program for the named executive officers are:

●	base salary
●	short-term incentives
●	long-term incentives
●	pension and savings plans
●	perquisites and personal benefits
●	change-in-control benefits

The Compensation Committee made several decisions regarding the compensation of named executive officers in 2015 as summarized below.

Base Salaries

Ms. Mikells received a salary increase, effective April 1, 2015. Ms. Mikells’ increase in base salary was approved by the Compensation Committee based on her strong performance and contributions to the Company since she was hired as our Chief Financial Officer (CFO). In connection with Ms. Varon’s role as an interim CFO and the additional responsibilities she assumed, the Compensation Committee approved a supplemental salary increase of $25,000 per month, in addition to her base salary, for each month she serves in this capacity. All other named executive officer base salaries remained unchanged.

For further information on base salaries, see 2015 Compensation for the Named Executive Officers—Base Salary.

Short-Term Incentives

The 2015 performance measures and weightings for our Annual Performance Incentive Program (APIP) were consistent with 2014: adjusted EPS (50%), constant currency revenue growth (30%) and operating cash flow (20%). EPS is given greater weighting to emphasize profitable revenue growth and our belief that increases in EPS will lead to greater long-term shareholder value. Performance for 2015 with respect to adjusted EPS was at threshold, constant currency revenue growth was below threshold, and operating cash flow was between threshold and target. Management recommended to the Compensation Committee a payout factor that reflected Company performance results for all three measures.

For more information on short-term incentives, see 2015 Compensation for the Named Executive Officers—Short-Term Incentives.

Long-Term Incentives

In 2014, the Compensation Committee conducted a comprehensive review of our compensation program compared to both peer group and market data. Consistent with the results of this review, commencing with the 2015 Executive Long-Term Incentive Program (E-LTIP), the payout for achieving threshold performance goals was increased from 25% to 50% of target, and the payout for achieving maximum performance goals was increased from 150% to 200%, whereby payout at 200% would represent attainment of outstanding performance results. There is no payout if performance falls below threshold goals.

The Compensation Committee approved performance share awards for 2015 with a grant date of July 1, 2015. The 2015 performance measures and weightings were the same as the 2014 E-LTIP: adjusted EPS (50%), revenue growth (30%) and adjusted operating cash flow (20%) – all measured over a cumulative three-year performance period. Following a review of peer group total target compensation from the past four years and trends in long-term incentive compensation over time, the Compensation Committee increased Ms. Burns’ target E-LTIP award value to align closer to the peer group median. The grant date value of the award for Ms. Mikells was increased based on her strong performance and contributions to the Company since she was hired as our CFO. The target grant date value of the award for Mr. Jacobson was increased to better reflect the level of his responsibilities at Xerox and to better align with internal comparisons and external peer group data. The target grant date values of the awards for Mr. Liu and Mr. Zapfel remained the same as the prior year’s grant date values. In addition, in light of the challenges the business was facing and the departure of Ms. Mikells, the Committee felt it was beneficial to the Company and shareholders to provide Mr. Liu with a special retention Restricted Stock Unit (RSU) award with a grant date of November 1, 2015, subject to three-year cliff vesting.

For more information on long-term incentives, see 2015 Compensation for the Named Executive Officers—Long-Term Incentives.

Total Compensation

Complete compensation information for our named executive officers appears in the Summary Compensation Table on page 48. The following table shows annual base salary, target and actual short-term incentive (APIP), and annual target long-term incentive (E-LTIP) compensation for 2015. Ms. Varon is not included in this table because she was not a named executive officer when the Compensation Committee initially determined fiscal 2015 named executive officer compensation.

Executive	Base Salary	Target Short-Term Incentive (% of Salary)	Actual Short-Term Incentive (% of Target)	Target Long- Term Incentive (Grant Date Value on 7/1/15)
Ursula M. Burns	$1,100,000	200%	36%	$8,000,000
Kathryn A. Mikells*	$735,000	100%	0%	$3,000,000
Don H. Liu**	$589,000	100%	36%	$2,000,000
Robert K. Zapfel	$800,000	100%	36%	$3,400,000
Jeffrey Jacobson	$700,000	100%	36%	$3,000,000
____________________

*	Ms. Mikells was granted a long-term incentive award in July 2015; however, this award, along with her other outstanding stock awards, were cancelled when she resigned from the Company in October 2015.

**	Mr. Liu also received a special RSU retention award of 240,000 shares ($2,253,600 grant date value) on November 1, 2015, subject to three-year cliff vesting, which is not reflected in the above table.

OUR EXECUTIVE COMPENSATION PRINCIPLES

The following core principles reflect our philosophy with respect to compensation of the named executive officers. These principles, established and refined from time to time by the Compensation Committee, are intended to promote improved financial performance; to hold our senior executives personally accountable for the performance of the business units, divisions or functions for which they are responsible; and to motivate our senior executives to collectively make decisions about the Company that will deliver enhanced value to our shareholders over the long term.

GOVERNANCE OF THE EXECUTIVE COMPENSATION PROGRAM

Oversight

The Compensation Committee administers the executive compensation program on behalf of the Board and our shareholders. The members of the Compensation Committee are Robert J. Keegan, who joined the Compensation Committee on January 1, 2011 and has served as the Committee chair since July 17, 2014; Charles Prince, who joined the Compensation Committee on May 20, 2014; and Stephen H. Rusckowski, who joined the Compensation Committee on May 20, 2015. Ann N. Reese also served on the Compensation Committee from October 8, 2014 through May 20, 2015. All members of the Compensation Committee are independent directors in accordance with applicable NYSE standards, including heightened independence requirements for Compensation Committee members. Their biographies appear beginning on page 9 of this Proxy Statement.

The Compensation Committee’s responsibilities are discussed beginning on page 19 of this Proxy Statement. A complete description of the Compensation Committee’s responsibilities and functions appears in its charter, which can be found on our website at www.xerox.com/governance.

Independent Consultant

The Compensation Committee has retained the services of an independent compensation consulting firm, Frederic W. Cook & Co., Inc. (F.W. Cook), to assist with its responsibilities. This consultant reports only to the Compensation Committee and has not performed any other work for the Company since being retained as an independent consultant to the Compensation Committee. As provided in its charter, the Compensation Committee has the authority to determine the scope of the consultant’s services and may terminate the consultant’s engagement at any time.

During fiscal 2015, the consultant provided the following services:

●	regularly updated the Compensation Committee on trends in executive compensation, including providing proactive advice on emerging trends and best practices;
●

reviewed officer compensation levels and the Company’s overall performance compared to a peer group made up of organizations with which the Company is likely to compete for executive expertise, and/or share with the Company a similar business model in one or more areas;

●	reviewed incentive compensation designs for short-term and long-term programs;
●	advised the Compensation Committee on peer group companies for pay and performance comparisons;
●	reviewed the Compensation Discussion and Analysis and related compensation tables for this Proxy Statement;
●	reviewed Compensation Committee meeting materials with management before distribution;
●	attended Compensation Committee meetings, including meetings in executive session, as requested by the Committee chair; and
●	offered independent analysis and input on CEO compensation.

Best Practices

The Compensation Committee regularly reviews executive compensation best practices and makes changes to the Company’s programs as appropriate. To that end, in 2015, we increased the CEO stock ownership requirement from three times base salary to five times base salary.

Our program reflects many other best practices as follows:

What We Do:

●We emphasize pay for performance in order to align executive compensation with our business strategy and promote the creation of long-term shareholder value.
●Our equity awards typically are granted 100% in performance shares with three-year cliff vesting.
●Our stock plans have double trigger vesting upon a change in control. Outstanding equity awards do not automatically vest upon a change in control but rather require a qualifying termination.
●We have clawback provisions to enable the Company to recover incentive compensation paid to executive officers in the event of material noncompliance with financial reporting requirements resulting in an accounting restatement. In such a situation, we can clawback compensation during the preceding three years if those amounts exceed what would have been paid under the accounting restatement.
●We have clawback provisions to enable the Company to recover certain short- and long-term incentives, non-qualified pension benefits, and salary continuance in the event an employee or former employee engages in activity that is detrimental to the Company.
●Our executive officers are subject to stock ownership and post-retirement stock holding requirements.
●We have non-compete and non-solicitation agreements with key employees (where permissible under local law) that prohibit those employees from competing against the Company and from soliciting Xerox customers or current employees during their employment and for a certain period of time after leaving their positions.

What We Don’t Do:

●We do not accrue additional benefits under our Unfunded Supplemental Executive Retirement Plan (SERP) or our other nonqualified pension plans which were frozen in 2012.
●We offer very limited perquisites and do not pay tax gross-ups on perquisites.
●We do not gross up for excise tax in our change-in-control severance agreements.
●Our Compensation Committee’s independent consultant does not perform any other services for Xerox.
●Our executive officers may not hedge or pledge Xerox stock.
●We do not provide employment agreements (other than in connection with new hire arrangements) or excessive change-in-control severance arrangements for executive officers.

Risk Assessment

The Committee believes that our programs encourage positive behavior while balancing risk and reward, consistent with the interests of our shareholders. Management conducts risk assessments each year and presents the findings to the Compensation Committee. Based on the assessment of programs covering our employees and executives for 2015, the Compensation Committee determined that our compensation plans, programs and practices do not motivate behavior that is reasonably likely to have a material adverse impact on the Company. Our assessment included reviews of our internal controls, clawback provisions (including those for engaging in detrimental activity), ownership requirements, overlapping performance periods and vesting schedules, the balance of short- and long-term incentives, and performance goals which are tied to multiple financial metrics.

PROCESS FOR SETTING COMPENSATION

Competitive Market Information

Each year, the Compensation Committee receives a report comparing the compensation of our named executive officers with the compensation of the named executive officers of the companies in our peer group. This comparison includes peer group compensation data from the most recent proxy statements for these elements of pay:

●	base salary
●	short-term incentives
●	total cash compensation (base salary plus short-term incentives)
●	long-term incentives
●	total compensation (total cash compensation plus long-term incentives)

The Compensation Committee reviews the peer group total target compensation (including the individual elements noted above) for each named executive officer, with the median as the primary competitive reference point, but does not use that data as a specific benchmark or to match a specific percentile of the market. The competitive peer group market data is prepared, analyzed and presented to the Compensation Committee by F. W. Cook, the Committee’s independent compensation consultant. F.W. Cook also presents a broader set of survey data, as prepared by Buck Consultants, LLC, a subsidiary of Xerox Services.

Each year, F. W. Cook also conducts an analysis of actual named executive officer compensation and the Company’s overall performance compared to actual compensation and performance of the peer group companies. The Compensation Committee reviews the Company’s performance in relation to the peer group (including total shareholder return compared to the Xerox peer group, the S&P 500 and an industry group composed of companies in the S&P 500 IT Index) when setting compensation.

Peer Group

Buck Consultants collects the data that is used by our independent compensation consultant to help determine the composition of our peer group. Buck Consultants provides these and other consulting services to Xerox management and has not performed any work directly for the Compensation Committee.

We believe our peer group companies on the whole are appropriate in size (considering revenue, enterprise value and assets) and also are:

●	companies with which we are likely to compete for executive talent; and/or
●	companies that share with Xerox a similar business model in one or more areas, including the mix of goods and services, technology or services focus, strong brand recognition and focus on global operations.

The Compensation Committee regularly reviews the composition of the peer group. The peer group was revised and approved in 2014 and confirmed again by the Compensation Committee in 2015. The 2015 peer group consisted of the following companies:

Accenture	Emerson Electric	Ricoh*
Aon	FedEx	Seagate Technology
Automatic Data Processing	Fujitsu*	Tata Consultancy*
Canon*	Hewlett-Packard	Texas Instruments
Cisco Systems	Honeywell International	3M
Cognizant Tech Solutions	Intel	United Technologies
Computer Science Corp.	Konica Minolta*	Western Digital
EMC	Lexmark International	Wipro*
____________________

*	These are non-U.S. headquartered companies for which compensation data are not readily available, so they are not included in compensation comparisons. However, since they are Xerox competitors, they are included in relative performance comparisons.

The median annual revenue of the peer group was approximately $23 billion (compared to Xerox annual revenue of $18 billion), when the Compensation Committee last reviewed the peer group data in December 2015. The 25th percentile for the peer group revenue data was $12 billion and the 75th percentile was $46 billion.

Performance Objectives

The Compensation Committee sets performance objectives for the CEO. The CEO sets performance objectives for the other named executive officers, who are her direct reports. The objectives for these named executive officers align with the objectives for the CEO.

Ms. Burns’ 2015 performance objectives included:

●	achieving enterprise financial goals (revenue performance, EPS, cash);
●	driving business growth (expanding our business internationally, launching the next generation of offerings, completing strategic acquisitions and divestitures, leveraging and enhancing our intellectual property, and sourcing, creating and commercializing innovations in work process technologies);

●	implementing employee and customer engagement strategies (delivering customer and employee value, investing in HR processes and systems, creating a positive work environment and successfully engaging with partners and customers); and

●	enhancing Xerox’s competitiveness and flexibility (strengthening and leveraging our brand, building an infrastructure that enables our strategic vision and maintaining commitment to the global environment).

Named executive officers are not compensated primarily based on individual performance objectives. Named executive officers generally earn short- and long-term incentive payments as a team based on achievement of pre-established objective performance goals of the Company. Base salary increases and short-term and long-term incentive target award opportunities are determined by taking into consideration peer group data and internal comparisons to ensure that pay is competitive and consistent with Company succession planning objectives and that differences in pay among the officers are appropriate. Incentive award payouts are determined primarily based on the Company’s overall quantitative financial performance.

2015 COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

Overview

As shown in the chart below, the Compensation Committee follows a thorough and multi-faceted process to establish compensation.

For each named executive officer, the Compensation Committee assesses	The Compensation Committee also considers	Final steps include
●overall Company performance ●past contributions ●expected future contributions ●succession planning objectives ●retention objectives ●internal pay equity ●peer group data
●CEO’s evaluation of the management team, their contributions and performance
●CEO’s recommendations for compensation actions for other named executive officers
●competitive executive pay practices
●financial feasibility
●in the case of the CEO, her self-assessment
●input from the Committee’s consultant ●review of evolving market practices, regulatory developments, the market for executive talent and compensation philosophy

After receiving input from the CEO, the Compensation Committee makes its own assessments and formulates compensation amounts. Once all components of compensation are established, the Compensation Committee verifies that the total compensation for each named executive officer is appropriate and competitive.

The Compensation Committee expects a high level of individual and collaborative performance and contributions, consistent with our named executive officers’ level of responsibility, and seeks to appropriately motivate our named executive officers to achieve a high level of performance when setting compensation.

Ms. Burns’ compensation is higher than that of our other named executive officers due to her greater scope of responsibility. Her compensation opportunity, however, is competitive with the compensation of peer group CEOs and is determined under the same programs and policies as other Xerox named executive officers. Ms. Burns is not present when the Compensation Committee discusses and establishes her annual compensation.

To assist in the overall understanding of compensation, the Compensation Committee also reviews named executive officer compensation under various termination scenarios as provided in the Potential Payments upon Termination or Change in Control table, but this is not a material driver of compensation decisions.

2015 Total Target Compensation

Total target compensation includes base salary, target annual short-term cash incentive and target annual long-term equity incentive awards, which includes the July 1, 2015 E-LTIP performance share grants and excludes any special RSU awards. For purposes of market comparisons, total target compensation within the range of plus or minus 20% of the peer group median typically is considered as a competitive reference point.

The 2015 total target compensation for our named executive officers was generally determined to be competitive with the peer group’s total target compensation.

We show the 2015 total target compensation which includes annual base salary, target and actual short-term incentive compensation as a percentage of base salary, and target long-term incentive compensation under the heading Executive Summary - Summary of 2015 Compensation Actions. More complete compensation information appears in the Summary Compensation Table on page 48.

Fixed versus Variable Pay

The chart below shows the 2015 pay mix for our named executive officers as well as the portion of their total target compensation that is performance-based and at risk. The target long-term incentive compensation presented in the chart represents the annual E-LTIP award covering the 2015 to 2018 performance period granted on July 1, 2015. In light of the challenges the business was facing and the departure of Ms. Mikells, Mr. Liu received a one-time RSU retention award on November 1, 2015 with three-year cliff vesting. The target long-term incentive award reflected below excludes this RSU award. Ms. Varon was not a named executive officer when the Compensation Committee initially determined fiscal 2015 named executive officer compensation and therefore is not included in the following table.

Total Target Compensation Components*

Base Salary

Base salary is the fixed pay element of our compensation program. The Compensation Committee reviews and approves base salaries annually, typically in February. The Compensation Committee also reviews named executive officer salaries when there is a specific event, such as a new hire, promotion or achievement of an extraordinary level of performance. There were no salary increases approved by the Compensation Committee for named executive officers in 2015, with the exception of Ms. Mikells who received a 5% increase commensurate with her strong performance and contributions to the Company since she was hired as our CFO in May 2013. After the departure of Ms. Mikells, in connection with Ms. Varon’s role as an interim CFO and the additional responsibilities she assumed, the Compensation Committee approved a supplemental salary increase of $25,000 per month, in addition to her base salary, for each month she serves in this capacity.

Short-Term Incentives

The Company’s Annual Performance Incentive Plan (APIP) provides for short-term incentive awards paid in the form of cash for our named executive officers and other eligible employees. Each year, the Compensation Committee determines the target short-term incentive award opportunity under the APIP, stated as a percentage of base salary, for each named executive officer.

For tax reasons related to the deductibility of certain executive compensation, short-term incentive awards for our executive officers are funded by a Short-Term Incentive Pool, which is an umbrella plan established by the Compensation Committee under the shareholder-approved Xerox Corporation 2004 Performance Incentive Plan, as amended and restated (see Certain Tax Implications of Executive Compensation). The APIP for executive officers is generally established under this umbrella plan. Each officer participating in the APIP is allocated a specified portion of the Short-Term Incentive Pool, assuming Xerox attains certain pre-established performance goals. The APIP award for a named executive officer may be less than, but will never exceed, that allocation.

In 2015, the Short-Term Incentive Pool was funded by 2% of the Company’s “performance profit” achieved during the year. For this purpose, performance profit is income from continuing operations before income taxes, equity income and discontinued operations, excluding restructuring charges, non-cash asset write-offs or impairment losses, and amortization of intangibles as identified in Xerox’s audited consolidated financial statements.

The following chart shows our process for setting short-term incentive awards. This process typically takes place in the first quarter of the year.

Annual short-term incentives, if earned based on the previous fiscal year’s performance, generally are paid in early April.

Short-Term Incentive Performance Measures

Because we believe adjusted EPS, operating cash flow and constant currency revenue growth are the three fundamental financial metrics that drive shareholder value, we use similar metrics and weightings for both our short- and long-term incentive programs. EPS is given greater weighting to emphasize profitable revenue growth and our belief that increases in EPS will lead to greater long-term shareholder value. The short-term plan contains specific financial metrics, but also permits the Compensation Committee some limited discretion as described below.

The measures, weightings, goals and target and maximum payout ranges set by the Compensation Committee for 2015 were as follows:

		Target	Maximum
Performance Measure	Weighting	(100% payout)	(200% payout)
adjusted EPS	50%	$1.02	$1.08
constant currency revenue growth (defined	30%	0.0%	1%
as revenue growth adjusted to exclude the
impact of changes in the translation of foreign
currencies into U.S. dollars)
operating cash flow	20%	$1.8 billion	$2.0 billion

There is no payout for results below threshold levels established by the Compensation Committee. Payouts are made proportionately for achievement at levels between the goals.

Although we consider historical performance when setting future performance goals, these goals were aligned with our 2015 operating plan at the time they were established and designed to be challenging yet achievable.

Short-Term Incentive Target Award Opportunity for the Individual Named Executive Officers

The annual short-term incentive target award opportunity for each named executive officer takes into account many factors, including scope of responsibility and comparable targets for named executive officers in the peer group. If an executive’s responsibilities change after February, when the terms of the short-term incentive awards are generally approved, the Compensation Committee may adjust the short-term incentive target award opportunity at that time but the award will not exceed the executive’s allocation under the Short-Term Incentive Pool.

The 2015 annual short-term incentive target award opportunity for the CEO remained at 200% of base salary and at 100% of base salary for the other named executive officers (with the exception of our interim CFO).

Determining Short-Term Incentive Award Payouts

After the end of each fiscal year, the CFO confirms the financial results and communicates the results to the Compensation Committee. Subject to the Committee’s review and approval, any material unusual or infrequent charges or gains may be excluded from the APIP short-term incentive calculations in order to obtain normalized operational results of the business, but in no event will an award exceed the executive’s allocation under the Short-Term Incentive Pool.

Each performance measure is assessed and calculated independently. The weighted results of each measure are added together to determine overall performance results. Even if pre-established performance measures are achieved, the Compensation Committee retains the discretion to grant a lower short-term incentive than the calculated incentive payout or no short-term incentive at all, as it deems appropriate. The Committee also may use its discretion to increase or decrease an APIP award based on individual performance so long as an individual award never exceeds the executive’s allocation of the Short-Term Incentive Pool.

Under extraordinary circumstances, if the Compensation Committee believes an additional incentive is appropriate to reward and motivate executives, it has authority to provide a cash incentive award outside of the APIP and the Short-Term Incentive Pool that is separate and independent of the calculated incentive payout, but this has not been its practice.

2015 Performance for Short-Term Incentive Award Payouts

Performance results for 2015 against the established performance measures were:

Performance Measure	Weighting	Actual Results
adjusted EPS	50%	$ 0.98 - at threshold
constant currency revenue growth	30%	(4.0)% - below threshold
operating cash flow	20%	$1.611 billion - below target

In 2015, adjusted EPS excluded the amortization of intangible assets, software impairment and the Health Enterprise charge.

Management recommended to the Compensation Committee a payout factor that reflects performance results for all three measures. After reviewing the results, the Compensation Committee agreed with management’s recommendation of a 36% payout factor, which was determined in accordance with the process and the applicable goals and weightings described above.

The Compensation Committee believes that the fiscal 2015 short-term incentive payments are consistent with our strategy of compensating named executive officers for achieving important business goals. In view of Xerox’s 2015 results, the Compensation Committee believes that the annual short-term incentive payments resulted in reasonable and appropriate performance-related incentive payments to the named executive officers.

The annual incentives paid to the named executive officers in April 2016 for fiscal year 2015 are shown in the Summary Compensation Table. Additional information about the short-term incentive opportunities is shown in the Grants of Plan-Based Awards table.

Long-Term Incentives

We provide long-term incentives to reward named executive officers for sustained performance, as a retention incentive, and to align executives’ interests with the interests of our shareholders.

Executive Long-Term Incentive Program

Our Executive Long-Term Incentive Program (E-LTIP) awards are made according to the 2004 Performance Incentive Plan. Awards may be cash or equity-based, including performance shares and RSUs. Equity awards granted to named executive officers generally have been in the form of performance shares, with the exception of special one-time awards granted from time to time in the form of RSUs subject to service-based vesting. We have not granted stock options since 2004.

Through 2012, executives could earn performance shares under the E-LTIP based on the Company’s actual achievement measured against both annual performance goals and three-year cumulative performance goals. Beginning with 2013, awards have been based solely on cumulative goals over a three-year performance period. The service period for these performance shares is three years from the date of grant. Earned performance shares vest three years from the date of grant, after the Compensation Committee certifies the results for the performance period. In January 2016, the Company announced it would separate into two independent, publicly traded companies. Because of the difficulty in setting three-year performance goals that would appropriately take into account the announced separation, for 2016 the Compensation Committee made a determination to replace our three-year performance goal program with a transitional E-LTIP program in which 50% of the award will be based on achieving one-year performance goals and 50% will be based on service only. All shares will vest three years from the grant date.

RSUs are not tied to performance measures and vest all at once at the end of a requisite service period, which is normally three years from the date of grant.

Once vested, performance shares and RSUs are paid out in the form of shares of Xerox common stock. In connection with certain termination events, vesting occurs as follows:

●	Named executive officers who retire or are involuntarily terminated other than for cause before the end of the vesting period will vest in a pro-rata portion of earned performance shares and, if applicable, RSUs (generally RSUs granted to named executive officers do not have pro-ration provisions as discussed below with respect to “retention” RSUs). Vesting will occur on the original vesting date and will not be accelerated.

●	Named executive officers who voluntarily terminate employment (other than for retirement) or are terminated for cause before the vesting date forfeit these awards.
●	Performance shares (at target) and RSUs fully vest upon death.

On occasion, as an additional vehicle for retaining key employees, including named executive officers, the Compensation Committee has granted “retention” RSUs that are forfeited if the employee separates from the Company prior to the vesting date (other than due to death). These RSUs vest all at once at the end of a requisite service period, which is typically three years.

Upon vesting of performance shares and RSUs, dividend equivalents are paid in cash on vested shares in an amount equal to the dividends the executive would have earned from owning the same amount of common stock (up to the target number of performance shares) throughout the vesting period.

Although equity awards generally are granted on a regular annual cycle, the Compensation Committee occasionally grants off-cycle equity awards to named executive officers for special purposes, such as new hire, promotion, retention, and recognition.

Compensation Committee Actions Relating to E-LTIP Awards

E-LTIP awards are based on a review of both peer group and market data, operating results and each executive’s historical and expected future contributions.

During 2014, the Compensation Committee conducted a comprehensive review of our compensation programs (including long-term incentives) compared to both peer group and market data. Consistent with the results of this review, beginning with 2015 E-LTIP awards, the payout for achieving threshold performance goals increased from 25% to 50%, and the payout for achieving maximum performance goals increased from 150% to 200%, whereby payout at 200% would represent attainment of outstanding performance results. Payouts are made proportionately for achievement at levels between these goals. There is no payout if performance falls below each of the threshold goals established by the Committee.

During the first fiscal quarter of 2015, the Compensation Committee established performance goals and grant date values for the July 2015 E-LTIP awards. The performance period for these awards is January 2015 through December 2017, and the service period is July 2015 through June 2018. Earned shares for this award will vest on July 1, 2018.

The target number of performance shares granted to our named executive officers in July 2015 was determined by dividing the previously approved grant date award value by the closing price of Xerox common stock on the grant effective date. Following a review of peer group total target compensation from the past four years and trends in long-term incentive compensation over time, the Compensation Committee increased Ms. Burns’ target 2015 E-LTIP grant date award value by 3.2% to align closer to the peer group median. The grant date value of the award for Ms. Mikells was increased by 9.1%, based on her strong performance and contributions to the Company since she was hired as our CFO. The target grant date value of the award for Mr. Jacobson was increased by 20% to better reflect the level of his responsibilities at Xerox and to better align with internal comparisons and external peer group data. The target grant date value of the awards for Mr. Liu and Mr. Zapfel remained the same as their 2014 E-LTIP awards.

In light of the challenges the business was facing and the departure of Ms. Mikells, the Committee determined that it was beneficial to the Company and shareholders to provide Mr. Liu with a special retention RSU award, recognizing the criticality of his role with the Company. The award has a grant date of November 1, 2015 and is subject to three-year cliff vesting.

Metrics for the 2015-2017 Performance Cycle (2015 E-LTIP granted on July 1, 2015)

The measures, weightings, goals and target to maximum payout ranges set by the Compensation Committee for the 2015 – 2017 E-LTIP performance cycle are as follows:

Performance Measure	Weighting	Target (100% payout)	Maximum (200% payout)
Adjusted EPS	50%	$3.38	$3.54
Revenue Growth	30%	2%	6%
Adjusted Operating Cash Flow	20%	$5.5 billion	$6.1 billion

These performance goals were aligned with our longer-term financial model at the time the goals were established and are disclosed solely in the context of our 2015 – 2017 E-LTIP performance cycle. Target performance levels are challenging but achievable with a level of performance that is in line with the Company’s Board-approved operating plan, whereas maximum performance levels represent stretch goals which can only be achieved with exceptional performance. These goals should not be used or relied upon as estimates of results or applied to other contexts.

Under the E-LTIP, actual Company results for the performance measures (Adjusted EPS, Revenue Growth and Adjusted Operating Cash Flow) are adjusted for certain pre-established items, subject to thresholds, such as: amortization of acquisition-related intangibles; non-cash asset write-offs; litigation; restructuring; defined benefit pension and retiree health costs and discretionary pension fundings; effects of changes in tax laws and accounting principles; acquisitions and divestitures; losses from war, terrorism or natural disaster; settlements of tax audits; and other types of unusual items. Revenue Growth is also adjusted for the impact of changes in the translation of foreign currencies into U.S. dollars.

Additional information on the 2015 E-LTIP awards can be found in the Summary Compensation Table and the Grants of Plan-Based Awards table.

Performance and Payouts under Prior E-LTIP Awards

2013 E-LTIP

Although there are two E-LTIP performance share awards reflected in the Summary Compensation Table for 2014 (those granted on January 1, 2014 and July 1, 2014), the award granted on January 1, 2014 is the 2013 annual E-LTIP award with a grant date that was deferred from July 1, 2013 to January 1, 2014, as one of several measures implemented by the Company to reduce costs and expenses in 2013. This deferral aligned with the actions taken for other senior level employees, consistent with our compensation principles. As described in prior proxy statements, although the grant date was deferred to January 2014, the Compensation Committee considered these awards to be part of 2013 compensation: performance conditions and grant values for the awards were established in the first quarter of 2013, and the performance period was 2013 through 2015, the same as if the awards had been granted on July 1, 2013. The service period of the deferred awards is January 2014 through December 2016. Earned shares for these awards will vest on January 1, 2017.

Performance results against the established performance measures for 2013 E-LTIP awards are:

Performance Measure	Weighting	Three-Year Cumulative Performance	Performance Shares Earned for Three-Year Cumulative Results
Adjusted EPS	40%	$3.03 – below threshold	0%
Revenue Growth	20%	(7.5)% – below threshold	0%
Adjusted Operating Cash Flow	40%	$6.213 billion – below target	31.40%
Total performance shares earned as a percentage of shares granted			31.40%

See the Outstanding Equity Awards table for additional information on shares earned.

Payouts under Prior E-LTIP Awards

The chart below reflects historical payouts for performance shares based on achievement against performance measures and the actual stock price on the vesting date:

Grant Date	Vesting Date	Performance Shares Earned as a Percentage of Target Shares Granted	Actual Payout Value at Vesting as a Percentage of Grant Date Award Value*
July 1, 2010	July 1, 2013	149.80%	173.7%
July 1, 2011	July 1, 2014	64.74%	75.0%
July 1, 2012	July 1, 2015	75.64%	102.6%
____________________

*	The actual payout value is calculated by multiplying the number of shares earned under the applicable performance cycle by the closing stock price on the vesting date.

2015 Compensation Decision – ITO Business as Discontinued Operation

In December 2014, the Company announced an agreement to sell its ITO business. As a result of this announcement, our ITO business was reported as a discontinued operation for purposes of our financial statements, and the operating results attributable to our ITO business were excluded from our results from continuing operations in our 2014 consolidated financial results. Accordingly, as a result of this transaction, the revenue and profit of the ITO business were excluded from the performance results under the 2012 E-LTIP. This reduced the three-year cumulative payout of the 2012 E-LTIP by 3.34%, or $1.6 million, even though we continued to own and manage the ITO business for all of 2014.

As described in Our Executive Compensation Principles, our core compensation principles are intended to motivate executives to improve financial performance and to collectively make decisions about the Company that will deliver value to shareholders over the long term. The Compensation Committee believes that our executives should not be negatively impacted for making decisions that positively impact the Company, clients and our shareholders. To that end, in 2015, the Compensation Committee approved a lump sum cash payment to participants in the 2012 E-LTIP, including our named executive officers. Each payment was equal to the value of the shares that were not paid out under the 2012 E-LTIP due to the exclusion of ITO revenue and profit from the performance results (based on the closing price of our common stock on July 1, 2015 plus the value of related dividend equivalents). These cash payments were made outside of the E-LTIP in July 2015 when the 2012 E-LTIP awards vested. Additional information can be found in the Summary Compensation Table.

SHAREHOLDER SAY-ON-PAY VOTES

At our annual meeting of shareholders held in May 2015, 88.12% of the votes cast on the annual advisory vote were voted in favor of our say-on-pay proposal. The Compensation Committee believes the favorable vote supports the Company’s approach to executive compensation. We regularly meet with institutional investors, both individually and in group forums, to provide them with the opportunity to engage directly with Company representatives to address their questions and to provide feedback to us on topics of importance to them. Based on feedback resulting from additional discussions held in 2015 with a number of our largest shareholders, we will be considering changes to our incentive programs for 2017. We will continue to reach out to institutional investors and to consider the outcome of say-on-pay votes when making future compensation decisions for our named executive officers.

NAMED EXECUTIVE OFFICERS WITH UNIQUE COMPENSATION ARRANGEMENTS

Robert Zapfel

As part of Mr. Zapfel’s new hire package in connection with his appointment as our Executive Vice President; President, Xerox Services in April 2014, subject to signing a release of claims and an agreement not to engage in detrimental activity, if Mr. Zapfel’s employment had been terminated by the Company for any reason (other than for cause) during the first two years of employment, he would have received the equivalent of his annual base salary paid out over twelve months. This special severance arrangement was extended to April 1, 2017.

Other Officers

Ms. Mikells’ 2013 compensation was approved as part of her new hire package when she was appointed to the position of Chief Financial Officer in May 2013. In order to replace certain equity compensation Ms. Mikells would have received from her prior employer, her new hire compensation package included a cash sign-on award of $1.2 million. The cash sign-on award was paid over the three years Ms. Mikells was still employed at the Company, as follows: $300,000 in November 2013, $300,000 in May 2014 and $600,000 in May 2015. Ms. Mikells was also party to a special severance arrangement whereby she would have received eighteen months of her then current annual base salary plus eighteen months of her short-term incentive award (based on actual performance for the year of separation) in the event she had been terminated by the Company for any reason other than cause during her first four years of employment, subject to a release of claims and agreement not to engage in detrimental activity. In October 2015, Ms. Mikells voluntarily terminated her employment with the Company, for which she received no payment under this severance arrangement. In addition, as a result of her separation, she is no longer an active participant in any Company sponsored employee benefit plans.

In connection with Ms. Varon’s role as interim CFO and the additional responsibilities she assumed beginning on November 1, 2015, the Compensation Committee approved a supplemental salary increase of $25,000 per month for each month she serves in this capacity and a $200,000 cash retention award to be paid if she is actively employed at the Company on the effective payment dates as follows: $100,000 in May 2016 and $100,000 in November 2016.

PENSION AND SAVINGS PLANS

Pension Plans

We provide pension benefits to the named executive officers under three plans:

●	Xerox Corporation Retirement Income Guarantee Plan (RIGP)
●	Xerox Corporation Unfunded Retirement Income Guarantee Plan (Unfunded RIGP)
●	Xerox Corporation Unfunded Supplemental Executive Retirement Plan (SERP)

These plans were frozen effective December 31, 2012; no benefits have been (or will be) accrued following that date.

The only named executive officers who participate in these plans are our CEO and our interim CFO. For information on the actuarial present value of the accumulated pension benefits for these named executive officers, see the Pension Benefits table.

U.S. Qualified Pension Plan

Retirement Income Guarantee Plan (frozen effective 12/31/12)

Ms. Burns and Ms. Varon participate in the tax-qualified pension plan on the same terms as the rest of the Company’s salaried employees. All participants, including Ms. Burns and Ms. Varon, are vested in their benefits under RIGP. Early retirement benefits under RIGP are available for employees who leave the Company at age 55 or older and have at least 10 years of service. Ms. Burns and Ms. Varon are eligible for early retirement. For those employees who retire early, the normal retirement benefits are reduced by 5% for each year that the payment commences prior to age 65 (or age 62 with at least 30 years of service). Participants can elect to receive RIGP payments as a lump sum or as an annuity. RIGP benefits are subject to IRS limits on the compensation that can be taken into account in a tax-qualified plan.

U.S. Non-Qualified Pension Plans

Unfunded Retirement Income Guarantee Plan (frozen effective 12/31/12)

Because the Internal Revenue Code limits the pension benefits (based on annual compensation) that can be accrued under a tax-qualified pension plan, the Company established a non-tax qualified pension plan to provide executives, including Ms. Burns and Ms. Varon, with retirement benefits on their compensation above these limits. Other than not applying a limit on compensation, Unfunded RIGP benefits generally are determined under the same terms as the RIGP benefit, but Unfunded RIGP is payable only as an annuity.

Unfunded Supplemental Executive Retirement Plan (frozen effective 12/31/12)

The SERP provides a benefit that supersedes the Unfunded RIGP and, when combined with RIGP, delivers a retirement benefit under a formula specified by the SERP. SERP benefits vest at age 60 with 10 years of service; participants who retire early forfeit all SERP benefits and will receive all non-qualified benefits from Unfunded RIGP. However, some SERP executives who did not meet the age/years of service vesting requirement have received their accrued SERP benefits under their separation packages.

At the end of 2015, there were six active employees in SERP, including Ms. Burns and Ms. Varon. No pay limitations apply in determining the SERP benefit. A participant’s total benefit is determined by the SERP formula, and the difference between the total benefit and the RIGP benefit is paid from SERP.

Savings Plans and Deferred Compensation Plan

Xerox Corporation Savings Plan (401(k) Savings Plan)

Each of our named executive officers is eligible to participate in the 401(k) Savings Plan in the same manner as all other U.S. employees covered by the plan. These named executive officers are eligible for a 100% match on 3% of eligible pay saved on a before-tax basis, subject to IRS qualified plan compensation limits and highly compensated threshold limits. Named executive officers may not receive 401(k) Savings Plan benefits in excess of these limits. All of our named executive officers participated in the 401(k) Savings Plan in 2015.

Xerox Corporation Supplemental Savings Plan

When future accruals under RIGP, Unfunded RIGP and SERP were frozen, the Company introduced a non-qualified supplemental savings plan for eligible U.S. employees, effective January 1, 2013. In 2015, each of our named executive officers was eligible to participate and elected to save in the Xerox Supplemental Savings Plan. Under this plan, participants may defer 3% of eligible compensation in excess of the IRS limit. The supplemental savings plan provides a match equal to the amount deferred.

Deferred Compensation Plan

The non-qualified Deferred Compensation Plan for Executives was frozen in 2002. The amount shown in the Non-Qualified Deferred Compensation Table with respect to this plan represents balances from deferrals made before the plan was frozen. Ms. Burns and Ms. Varon are the only named executive officers who participate in the Deferred Compensation Plan. Ms. Burns does not receive above-market interest on her prior deferrals.

PERQUISITES AND PERSONAL BENEFITS

General Benefits

The Company generally maintains medical and dental coverage, group life and accidental death insurance and disability benefits programs or plans for all of its employees, as well as customary vacation, leave of absence and other similar policies. Named executive officers are eligible to participate in these programs and plans on the same basis as all other salaried employees, except as otherwise disclosed.

Life Insurance

The Company provides the Xerox Universal Life Plan to eligible U.S. executives, including the named executive officers. Participants receive Company-paid life insurance equal to their death benefit under a previous Xerox-sponsored insurance program, or three times their base salary, whichever is greater. Ms. Burns and Ms. Varon were in the previous life insurance program and because of this participation, the Company will continue to make premium payments for them until they reach age 65. Executives who were not in the previous life insurance program, including Ms. Mikells, Mr. Liu, Mr. Zapfel and Mr. Jacobson, receive a Company-paid benefit equal to three times base salary. U.S. executives are the sole owners of their policies and are responsible for any taxes due as a result of Company contributions.

Perquisites

We periodically review the perquisites that named executive officers receive. The Compensation Committee believes its policies regarding perquisites are conservative compared to other companies. The Company does not pay tax gross-ups in connection with perquisites.

All named executive officers are eligible to receive Company-paid financial planning assistance. Solid financial planning by experts reduces the amount of time and attention that named executive officers devote to their finances and maximizes the value of their compensation. In addition, for security and personal safety, the Compensation Committee requires Ms. Burns to use the Company aircraft for all travel when feasible. Other executives are allowed personal use of the Company aircraft on a very limited basis, subject to approval of the CEO or CFO. Ms. Burns is also provided with home security.

The total costs to the Company for providing perquisites and personal benefits to the named executive officers during fiscal 2015 are shown in the Summary Compensation Table.

CHANGE-IN-CONTROL BENEFITS

All named executive officers have change-in-control severance agreements. We consider these agreements to be in the best interests of our shareholders because they foster the continuous employment and dedication of key management personnel without potential distraction or personal concern if Xerox were to be acquired by another company. These agreements create appropriate incentives for the named executive officers to facilitate a smooth transition in the best interests of the Company and shareholders by continuing to perform in their roles pending a potential change in control. The Compensation Committee periodically reviews change-in-control severance payment amounts against benchmark data to ensure that amounts are consistent with market practices.

Our change-in-control severance agreements with the named executive officers provide:

●	A lump sum cash payment equal to twice the sum of the executive’s then-current annual base salary and short-term incentive award target.

●	Continuation of specified welfare benefits at active employee rates for a period of 24 months.

Severance payments following a change in control are not conditioned on non-compete or non-solicitation obligations or other negative covenants.

Other change-in-control benefit plan provisions include:

●

Accelerated vesting of stock awards only upon an involuntary termination of employment (other than a termination for cause) or a voluntary termination for good reason (commonly described as “double-trigger” vesting).

●

Immediate vesting in the present value of the accrued non-qualified U.S. pension plan benefits as of the date of the change in control. Participants are entitled to receive these benefits without regard to the plan’s normal requirements for remaining employed by Xerox until a stated age and number of years of service. If the change in control conforms with applicable tax regulations regarding deferred compensation, participants are entitled to an immediate single-sum payment of the benefit. If the change in control does not conform with applicable tax regulations, participants are entitled to payments in accordance with the schedule normally provided by the plan. The Committee views this accelerated vesting upon a change in control, and accelerated payment upon a conforming change in control, as appropriate to protect the pension benefit earned by the named executive officer at Xerox.

We do not provide excise tax reimbursement on severance payments.

Additional information and the amount of the estimated payments and benefits payable to the named executive officers assuming a change of control of Xerox and a qualifying termination of employment is presented in the table showing Potential Payments Upon Termination or Change in Control.

EMPLOYMENT AND SEPARATION

Named executive officers serve at the will of the Board. This enables the Board to remove a named executive officer whenever it is in the best interests of the Company, with full discretion of the Compensation Committee to decide on an appropriate severance package (except for benefits that have vested or in the case of a change in control). When a named executive officer is removed from his or her position, the Compensation Committee exercises its business judgment in considering whether to approve any special severance arrangement in light of all relevant circumstances, including how long the officer was with the Company, past accomplishments, the reasons for separation and requirements under local law. If the Compensation Committee does not approve a special severance arrangement for a named executive officer whose employment has been terminated, that officer will be covered under the Company’s U.S. severance policy, as applicable.

The Company’s severance policy in the U.S. generally provides severance for management-level salaried employees who are separated from the Company involuntarily, including named executive officers, only if the individual signs a release of claims against the Company. For separations due to a reduction in force, the amount of severance provided by the policy is the greater of 26 weeks of base pay or the number of weeks of base pay identified in the severance schedule based on years of service. This amount is paid out over the severance period, with continued benefits (excluding disability, 401(k) and supplemental savings contributions). For involuntary separations other than a reduction in force or for cause, severance payments generally are equal to three months of base pay, paid as a lump sum. Officer separation agreements include a covenant not to engage in activity that is detrimental to the Company.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Ownership Requirements

We require each named executive officer to build and maintain a meaningful level of stock ownership by owning equity equal in value to five times base salary for the CEO and three times base salary for other named executive officers. To that end, E-LTIP awards are subject to a mandatory holding requirement. Named executive officers must retain at least 50% of the shares acquired through the vesting of their E-LTIP awards, net of taxes, until they achieve their required level of ownership. Once achieved, named executive officers must continue to hold that amount of stock as long as they remain with the Company and they remain subject to a holding requirement following separation from employment (including retirement) for six months for the CEO and three months for other named executive officers. The holding requirement essentially restricts the CEO from selling these shares prior to two earnings announcements following separation from employment and prior to one earnings announcement for other named executive officers. For six months following separation, named executive officers may only sell shares during a “window period” (as defined below under Trading, Hedging and Pledging). The CEO has the authority to permit discretionary hardship exceptions from the ownership and holding requirements to enable participants with financial need to access their vested shares, but no such exceptions have ever been requested.

Shares that count towards ownership requirements include shares owned outright (whether or not held in street name), shares held in an ESOP account, outstanding RSUs, deferred compensation that mirrors investments in the Xerox Stock Fund and 401(k) savings invested in the Xerox Stock Fund. Outstanding performance shares do not count towards ownership requirements.

Trading, Hedging and Pledging

Executive officers are prohibited from engaging in short-swing trading and trading in puts and calls with respect to Xerox stock. In addition, executive officers are prohibited from using any strategies or products to hedge against potential changes in the value of Xerox stock.

Under the Company’s insider trading policy, executive officers may purchase or sell Xerox securities only during “window” periods, which are generally 10-business day periods that begin on the third business day following the date of each quarterly earnings announcement. The only exception to this restriction is for executive officers who have entered into trading plans pursuant to SEC Rule 10b5-1.

As a result, executive officers are effectively precluded from pledging Xerox stock as collateral, including holding Xerox stock in a margin account, since their stock can only be sold during “window” periods and trading plans pursuant to SEC Rule 10b5-1, and therefore is not available to be sold at any time.

Compensation Recovery Policy (Clawbacks)

Our separation agreements (described above) include a provision that rescinds severance payments if an executive engages in activity that is detrimental to the Company. In addition, the following plans provide for compensation recovery.

Under the 2004 Performance Incentive Plan, if the Compensation Committee deems a named executive officer to have engaged in activity that is detrimental to the Company, it may cancel any awards granted to that individual. In addition, if such a determination is made before any change in control of Xerox, the Compensation Committee may rescind any payment or delivery of an equity or annual cash incentive award that occurred from six months before the detrimental activity. For this purpose, detrimental activity may include a violation of a non-compete agreement with the Company, disclosing confidential information (except for reporting and other communications protected by “whistleblower” provisions of Dodd Frank), soliciting an employee to terminate employment with the Company, or soliciting a customer to reduce its level of business with the Company. If a payment or award is rescinded, the named executive officer will be expected to pay the Company the amount of any gain realized or payment received in a manner the Compensation Committee or its delegate requires.

Our equity award agreements include a clawback provision that applies if an accounting restatement is required to correct any material non-compliance with financial reporting requirements. Under this provision, the Company can recover, for the three prior years, any excess incentive-based compensation (the excess over what would have been paid under the accounting restatement) from executive officers or former executive officers. Clawback provisions also apply to awards under the Short-Term Incentive Pool.

Under the Unfunded RIGP and the SERP, an employee or former employee, including a named executive officer, or a surviving beneficiary of a participant, who, prior to a change in control of the Company, engages in activity that is detrimental to the Company, may not be eligible to receive benefits, as determined by the Plan Administrator. Under the Xerox Corporation Supplemental Savings Plan, if a participant, including a named executive officer, is found to have engaged in detrimental activity, the Plan Administrator may reduce or delete the matching contribution account balance and not pay such amounts to that individual.

CERTAIN TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction available to public corporations for compensation paid for any fiscal year to the corporation’s CEO and certain other named executive officers at year end (but not the CFO) included in the Summary Compensation Table in the corporation’s proxy statement. This limitation does not apply to qualifying “performance-based compensation.”

Xerox’s shareholder-approved 2004 Performance Incentive Plan permits the Compensation Committee to grant awards that are intended to satisfy the requirements for deductibility of compensation under Section 162(m).

While the Company may seek to have compensation paid to its top officers qualify as tax deductible under Section 162(m), the Compensation Committee also retains the flexibility to make awards it believes are consistent with the objectives of its compensation programs, as discussed in this Compensation Discussion and Analysis, even if the award may not be deductible by the Company under Section 162(m). Any short-term incentive that the Compensation Committee believes would not qualify under Section 162(m) will be paid outside of the 2004 Performance Incentive Plan. Section 162(m) also imposes a number of requirements that must be met for awards to qualify for deduction under the Internal Revenue Code. Accordingly, there can be no assurance that performance-based awards will be fully deductible under all circumstances.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Xerox management. Based upon its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and be included in the Proxy Statement for the 2016 Annual Meeting of Shareholders.

Robert J. Keegan, Chairman
Charles Prince
Stephen H. Rusckowski

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below provides compensation information for the Chief Executive Officer (CEO), the former Chief Financial Officer (CFO), the next three most highly compensated executive officers and the interim CFO who served during the fiscal year ended December 31, 2015 (collectively referred to as named executive officers). The table includes the dollar value of base salary earned, bonus, stock awards, non-equity incentive plan compensation earned, change in pension value, if any, above-market non-qualified deferred compensation earnings, if any, and all other compensation, whether paid or deferred.

For a summary of the Compensation Committee’s decisions on the compensation awarded to our named executive officers for fiscal 2015, please refer to the CD&A beginning on page 26.

Name & Principal Position	Year	Salary ($) (A)	Bonus ($) (B)	Stock Awards ($) (C) *	Option Awards ($) (D)	Non-Equity Incentive Plan Compensation ($) (E)	Change in Pension Value and NQDC Earnings ($) (F)	All Other Compensation ($) (G)	Total ($) *
Ursula M. Burns Chairman and CEO	2015	1,100,000	374,453	8,000,004	-	792,000	-	346,633	10,613,090
	2014	1,100,000	-	15,500,006	-	1,980,000	3,438,054	187,302	22,205,362
	2013	1,100,000	-	-	-	1,320,000	-	67,019	2,487,019
Kathryn A. Mikells * Executive Vice President and CFO	2015	603,750	600,000	3,000,001	-	-	-	38,566	4,242,317
	2014	700,000	300,000	5,250,017	-	630,000	-	37,000	6,917,017
	2013	466,667	300,000	1,200,008	-	280,000	-	301,844	2,548,519
Don H. Liu Executive Vice President; General Counsel and Secretary	2015	589,000	72,477	4,253,601	-	212,040	-	38,318	5,165,436
Robert K. Zapfel Executive Vice President; President, Xerox Services	2015	800,000	-	3,400,010	-	288,000	-	62,036	4,550,046
	2014	600,000	-	4,400,011	-	540,000	-	12,828	5,552,839

Jeffrey Jacobson Executive Vice President; President, Xerox Technology	2015	700,000	24,159	3,000,001	-	252,000	-	45,520	4,021,680
	2014	662,500	-	3,500,016	-	596,250	-	44,797	4,803,563

Leslie F. Varon ** Vice President, Investor Relations and Interim CFO	2015	450,000	28,986	800,016	-	114,000	1,292	35,211	1,429,505
	2014	365,650	-	1,400,016	-	197,451	879,779	30,530	2,873,426
	2013	362,987	-	-	-	156,811	1,209	29,501	550,508
____________________

*	For fiscal year 2014, the “Stock Awards” column (C) and the “Total” column reflect the sum of (1) the 2014 E-LTIP award granted on July 1, 2014 and (2) the 2013 E-LTIP award granted on January 1, 2014. As previously reported, the Compensation Committee considers the 2013 E-LTIP awards to be part of 2013 total compensation for each named executive officer. The performance period for the 2013 E-LTIP was January 1, 2013 through December 31, 2015. However, because the 2013 E-LTIP awards were granted on January 1, 2014 (rather than on July 1st of the first year of the 2013-2015 performance cycle, as in previous years), the grant date fair value of the 2013 E-LTIP awards was required under SEC rules to be included as fiscal year 2014 compensation (rather than fiscal year 2013 compensation), combined with the grant date fair value of the 2014 E-LTIP awards. Accordingly, the fiscal year 2013 “Stock Awards” column (C) and the “Total” column do not reflect the 2013 E-LTIP although the Compensation Committee considers the 2013 E-LTIP to be part of fiscal year 2013 compensation.

**	Ms. Mikells stepped down from her position of Executive Vice President and CFO effective October 31, 2015. Ms. Varon served as an interim CFO for the rest of 2015 and continues to serve in this capacity.

Compensation reported in this table is in U.S. dollars and rounded to the nearest dollar.

(A)	Amounts shown represent base salary paid in 2015.

(B)	The Annual Performance Incentive Plan (APIP) awards appear as “Non-Equity Incentive Plan Compensation” in column (E).

Amounts shown in this column for Ms. Burns, Mr. Liu, Mr. Jacobson and Ms. Varon represent a lump sum cash payment to participants in the 2012 E-LTIP resulting from the sale of our ITO business, as described in the CD&A under 2015 Compensation Decision – ITO Business as Discontinued Operation section.

For Ms. Mikells, the award shown in column (B) represents the last installment of a $1,200,000 cash sign-on award approved by the Board of Directors as part of her new hire package to replace certain equity compensation that she would have received from her previous employer. For more information about this payment, see the Named Executive Officers with Unique Compensation Arrangements section of the CD&A.

(C)	Included in this column are the aggregate grant date fair values of equity awards made to our named executive officers in fiscal year 2015.

Three-year performance share awards under 2015 E-LTIP were granted on July 1, 2015 as follows: Ms. Burns - $8,000,004; Ms. Mikells - $3,000,001; Mr. Liu - $2,000,001; Mr. Zapfel - $3,400,010; Mr. Jacobson - $3,000,001; and Ms. Varon – $600,002. The grant date fair value of these awards if paid at maximum performance is as follows: Ms. Burns - $16,000,008; Ms. Mikells - $6,000,002; Mr. Liu - $4,000,002; Mr. Zapfel - $6,800,020, Mr. Jacobson - $6,000,002 and Ms. Varon - $1,200,004. Ms. Mikells forfeited her 2015 E-LTIP awards upon her termination of employment.

Also included in this column is the grant date fair value of a retention RSU award granted to Mr. Liu ($2,253,600) on November 1, 2015 (see the Compensation Committee Actions Relating to E-LTIP Awards section of the CD&A for more information) and a retention RSU award granted on January 1, 2015 to Ms. Varon ($200,014) in connection with her appointment to Vice President, Investor Relations.

(D)	There have been no stock options granted by the Company since 2004.

(E)	The Non-Equity Incentive Plan payments under the 2015 APIP, based on 2014 performance, were approved by the Compensation Committee in February 2016. Actual 2015 full year payments were made at 36% of target to Ms. Burns, Mr. Liu, Mr. Zapfel, Mr. Jacobson and Ms. Varon. For Ms. Varon, this factor was applied to a target award opportunity of 60% of base salary for the 10 months she served as Vice President, Investor Relations and to a target award opportunity of 100% of base salary for the last two months of the year when she served as an interim CFO. For more information, see the 2015 Performance for Short-Term Incentive Award Payouts section in the CD&A.

(F)	The increase in pension value shown in this column is calculated by determining the increase in the present value of the benefits during 2015. The change in the present value of the accrued pension benefits is impacted by an additional year of age, and by changes in the discount rate and mortality assumptions used in the present value calculation. Since all Xerox U.S. pension plans were frozen as of December 31, 2012, there is no impact of additional service or compensation. The present value is computed using the FASB ASC Topic 715 assumptions in effect on December 31, 2015 and assuming the benefit commences at the earliest retirement date at which unreduced benefits are payable under the Unfunded Supplemental Executive Retirement Plan (age 60 for Ms. Burns and Ms. Varon). These assumptions include a discount rate of 4.25% for RIGP and 4.35% for SERP as of December 31, 2015. Due to an increase in the discount rate, the present value of the pension benefits for Ms. Burns and Ms. Varon have declined from December 31, 2014 to December 31, 2015. Although they are one year closer to assumed retirement, the increase in the discount rates has a more significant impact and, as a result, the present values declined by $242,166 for Ms. Burns and $120,406 for Ms. Varon. For more information, see the U.S. Pension Plans section under the Pension Benefits For the 2015 Fiscal Year table.

Ms. Burns and Ms. Varon are the only named executive officers who have non-qualified deferred compensation balances in the Deferred Compensation Plan for Executives. There is no above market interest credited on this non-qualified deferred compensation balance for Ms. Burns. For Ms. Varon, interest is credited to her account balance at the Prime Rate, which was 3.25% for 2015. A portion of the interest credited at the Prime Rate to Ms. Varon’s account balance is considered to be above market interest. The amount of above market interest in 2015 for Ms. Varon was $1,292, which equates to above market interest at an annual rate of 0.1759% (the Prime Rate for the year is 3.25%, and of this interest, 0.1759% is above market interest and 3.0741% is not considered to be above market interest). The interest credited in the Deferred Compensation Plan for Executives relates to compensation that was deferred prior to 2002. See the Non-Qualified Deferred Compensation for the 2015 Fiscal Year table for additional information.

Each of our named executive officers was a participant in a supplemental savings plan in 2015. No above-market earnings are credited under this plan.

(G)	The table below provides additional data on the amounts included under the “All Other Compensation” column.

Name	Year	Personal Use of the Company Aircraft ($) (1)	Life Insurance Premiums Paid by Registrant ($)	Tax Related Reimbursements ($) (2)	401(k) and SSP Company Match ($) (3)	Miscellaneous ($) (4)	Total All Other Compensation ($)
U. M. Burns	2015	227,964	25,000	-	92,400	1,269	346,633
	2014	84,227	24,139	-	72,600	6,336	187,302
	2013	29,110	23,224	-	7,650	7,035	67,019
K. A. Mikells	2015	-	3,232	-	35,175	159	38,566
	2014	-	3,412	1,487	29,400	2,701	37,000
	2013	-	1,555	21,165	-	279,124	301,844
D. H. Liu	2015	-	4,964	-	33,195	159	38,318
R. K. Zapfel	2015	-	12,231	3,243	40,200	6,362	62,036
	2014	-	7,787	-	-	5,041	12,828
J. Jacobson	2015	-	6,473	-	38,888	159	45,520
	2014	-	5,398	2,725	30,765	5,909	44,797
L. F. Varon	2015	-	15,628	-	19,424	159	35,211
	2014	-	14,856	-	15,674	-	30,530
	2013	-	14,458	-	15,043	-	29,501
______________________

(1)	For reasons of security and personal safety, the Company requires the CEO to use Company aircraft for all air travel when possible. The compensation value of personal Company aircraft usage is calculated at the aggregate incremental cost to the Company, which includes primarily the cost of fuel, trip-related service and maintenance, and travel expenses of the flight crew and other contract personnel. Compensation value includes costs associated with “deadhead” legs. On certain occasions, family members and non-business related passengers may accompany an executive on a business flight. In such situations, a de minimis amount of aggregate incremental cost is incurred by the Company.

(2)	The tax reimbursement for Mr. Zapfel was related to a business recognition event attended by his spouse which he co-hosted and where spouses or guests of participants were invited by the Company to attend.

(3)	In addition to the Company match under the 401(k) savings plans, this column also includes the Company match under the non-qualified supplemental savings plan (SSP) for Ms. Burns ($84,450), Ms. Mikells ($27,225), Mr. Liu ($25,245), Mr. Zapfel ($32,250), Mr. Jacobson ($30,938) and Ms. Varon ($11,474).

(4)	Amounts in this column include home security for our CEO. For Mr. Zapfel, this column includes the cost of meals, lodging, entertainment and airfare for him and his spouse for a business recognition event which he co-hosted and where spouses or guests of participants were invited by the Company to attend ($6,203). Also included in this column are other incidental benefits of de minimis value.

For further information on the components of the executive compensation program, see the CD&A.

GRANTS OF PLAN-BASED AWARDS IN 2015

The following table provides additional detail for each of the named executive officers on potential amounts payable under APIP and E-LTIP as presented in the Summary Compensation Table. Threshold, target and maximum award opportunities are provided, as applicable.

				Estimated Future Payout Under Non-Equity Incentive Awards (B)			Estimated Future Payout Under Equity Incentive Awards (C)			All Other Stock Awards: Number of Shares or Stock Units (#)(D)	Grant Date Fair Value of Stock Awards ($)(E)
Name	Award	Grant Date (A)	Date of Action (A)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
U. M. Burns	2015 APIP	-	-	220,000	2,200,000	4,400,000	-	-	-	-	-
	2015 E-LTIP	7/1/15	2/18/15	-	-	-	74,906	749,064	1,498,128	-	8,000,004
K. A. Mikells	2015 APIP	-	-	60,375	603,750	1,207,500	-	-	-	-	-
	2015 E-LTIP	7/1/15	2/18/15	-	-	-	28,090	280,899	561,798	-	3,000,001
D. H. Liu	2015 APIP	-	-	58,900	589,000	1,178,000	-	-	-	-	-
	2015 E-LTIP	7/1/15	2/18/15	-	-	-	18,727	187,266	374,532	-	2,000,001
	RSU Retention	11/1/15	10/19/15	-	-	-	-	-	-	240,000	2,253,600
R. K. Zapfel	2015 APIP	-	-	80,000	800,000	1,600,000	-	-	-	-	-
	2015 E-LTIP	7/1/15	2/18/15	-	-	-	31,835	318,353	636,706	-	3,400,010
J. Jacobson	2015 APIP	-	-	70,000	700,000	1,400,000	-	-	-	-	-
	2015 E-LTIP	7/1/15	2/18/15	-	-	-	28,090	280,899	561,798	-	3,000,001
L. F. Varon	2015 APIP			27,000	270,000	540,000	-	-	-	-	-
	2015 E-LTIP	7/1/15	2/18/15	-	-	-	5,618	56,180	112,360	-	600,002
	RSU Retention	1/1/15	12/15/14	-	-	-	-	-	-	14,431	200,014
______________________

(A)	The “Grant Date” is the effective date of the E-LTIP stock awards. The “Date of Action” is the date on which the values of the awards are approved by the Compensation Committee.

(B)	These columns reflect the threshold, target and maximum payout opportunities under the 2015 APIP set by the Compensation Committee on February 18, 2015. The actual APIP payout, which was based on 2015 performance and paid in April 2016, is presented in the Summary Compensation Table in column (E). The APIP measures and weightings for 2015 were adjusted earnings per share - 50%; revenue growth (at constant currency) - 30%; and operating cash flow – 20%. Threshold payout was determined based on achieving the operating cash flow performance measure only at the minimum performance level. If threshold performance was not achieved on any of the performance measures, there would be no APIP payout. See the Summary Compensation Table, footnote (E), for additional information regarding the actual payout of these awards.

(C)	The threshold, target and maximum payout opportunities for the 2015 E-LTIP awards were approved on February 18, 2015 and the methodology for determining the number of shares was approved by the Compensation Committee on December 15, 2014 at the time the 2015 E-LTIP design and principles were approved. The number of shares at target for these awards was determined by dividing the approved values of the respective awards by the closing market price of Xerox stock on the July 1, 2015 grant date ($10.68) and rounding the number of shares up to the nearest share.

Performance shares under the E-LTIP can be earned by achieving three-year cumulative performance goals between threshold and maximum. The performance period for the 2015 E-LTIP is January 1, 2015 through December 31, 2017, and the service period is July 1, 2015 through July 1, 2018. Performance shares that are earned will vest on July 1, 2018.

The performance measures and weightings for 2015 E-LTIP are as follows: adjusted earnings per share - 50%; revenue growth (at constant currency) - 30%; and adjusted operating cash flow - 20%. The threshold column reflects the lowest number of performance shares that can be earned if three-year cumulative performance is achieved at the minimum level for adjusted operating cash flow only. If threshold performance is not achieved on any of the performance measures, no performance shares will be earned.

The target column reflects the number of performance shares that can be earned if target performance is achieved on all performance measures. The maximum column reflects the greatest number of performance shares that can be earned if maximum or higher performance is achieved on all performance measures. The number of performance shares earned will be interpolated in the event that the Company’s performance varies between threshold and maximum, as determined by the Compensation Committee.

(D)	This column includes a special retention RSU award of 240,000 shares to Mr. Liu, approved by the Compensation Committee on October 19, 2015 as described in the CD&A. This RSU award was granted on November 1, 2015 and is scheduled to vest in full on November 1, 2018, provided Mr. Liu remains employed at the Company through the vesting date. The grant date closing market price for this award was $9.39. This column also includes a retention RSU award granted to Ms. Varon as part of the compensation package she received when she moved to the role of Vice President, Investor Relations and approved by the Compensation Committee on December 15, 2014. This award was granted on January 1, 2015 and is scheduled to vest on January 1, 2018, provided Ms. Varon remains employed at the Company through the vesting date. The number of RSUs was determined by dividing the approved value by the closing market price on the January 1, 2015 grant date ($13.86) and rounding the number of shares up to the nearest share.

(E)	The grant date fair value reported in this column with respect to the stock awards reported in column (C) is based on the target award and the grant date closing market price noted above in footnote (C). The value reported in this column with respect to the stock awards reported in column (D) is based on the number of shares granted and the grant date closing market price noted above in footnote (D). This value is recorded over the requisite service period as required by FASB ASC Topic 718. See footnote (C) to the Summary Compensation Table and the Long-Term Incentives section in the CD&A for additional information on these equity awards.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table displays unvested stock awards held by each of the named executive officers at the end of fiscal year 2015. There have been no stock options granted by the Company since 2004, and none of our named executive officers hold any outstanding stock options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (A)	Market Value of Shares or Units of Stock That Have Not Vested ($) (A)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (B)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (B)
U. M. Burns	-	-	2,011,886	21,386,348
K. A. Mikells	-	-	-	-
D. H. Liu	240,000	2,551,200	513,156	5,454,848
R. K. Zapfel	87,413	929,200	592,990	6,303,484
J. Jacobson	38,344	407,597	524,620	5,576,711
L. F. Varon	30,865	328,095	153,948	1,636,467
____________________

(A)	The awards presented in these columns include unvested restricted stock units (as of December 31, 2015), granted to Mr. Liu on November 1, 2015 which vest on November 1, 2018; to Mr. Zapfel on April 1, 2014 which vest on April 1, 2017; to Mr. Jacobson on August 1, 2014 which will vest on August 1, 2017; and to Ms. Varon on January 1, 2014 (16,434 shares) and January 1, 2015 (14,431 shares), which will vest on January 1, 2017 and January 1, 2018, respectively. The value of these awards is based on the $10.63 closing market price of Xerox Common Stock on December 31, 2015.

(B)	The awards presented in these columns consist of unearned performance shares (as of December 31, 2015) at target granted under the E-LTIP on January 1, 2014, July 1, 2014 and July 1, 2015. The performance period for the January 1, 2014 grant is January 1, 2013 through December 31, 2015; for the July 1, 2014 grant is January 1, 2014 through December 31, 2016; and for the July 1, 2015 grant is January 1, 2015 through December 31, 2017. The value of these awards is based on the $10.63 closing market price of Xerox Common Stock on December 31, 2015.

As noted above, for purposes of this table, all shares that were unearned as of December 31, 2015 are reported in column (B). As determined by the Compensation Committee in February 2016, performance shares were earned for the January 1, 2014 E-LTIP award based on performance for fiscal years 2013 through 2015. A total of 31.40% of the target award was earned for three-year cumulative performance and will vest on January 1, 2017, as follows: Ms. Burns – 199,959 shares, Mr. Liu - 51,603 shares, Mr. Jacobson – 25,802 shares, and Ms. Varon – 15,481 shares.

OPTION EXERCISES AND STOCK VESTED IN 2015

The following table shows amounts realized by the named executive officers upon the vesting of stock awards during 2015. There have been no stock options granted by the Company since 2004, and none of our named executive officers hold any outstanding stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (A)	Value Realized on Vesting ($) (B)
U. M. Burns	744,868	7,955,190
K. A. Mikells	-	-
D. H. Liu	144,169	1,539,725
R. K. Zapfel	-	-
J. Jacobson	109,939	1,297,294
L. F. Varon	57,668	615,894
______________________

(A)	Shares shown in this column include performance shares that vested under the 2012 E-LTIP as well Mr. Jacobson’s new hire retention RSUs which had been granted to him as part of his new hire package. All these shares are subject to a holding period. Executives must retain 50% of net shares until they achieve their required stock ownership level.

(B)	The aggregate dollar amount realized upon vesting includes the value of shares withheld to pay taxes. The value realized on vesting is based on the July 1, 2015 closing market price of $10.68 for performance shares and on the April 1, 2015 closing market price of $12.67 for Mr. Jacobson’s RSUs.

PENSION BENEFITS FOR THE 2015 FISCAL YEAR

The following table reflects the actuarial present value for the named executive officers’ total accumulated benefit as of December 31, 2015 under the pension plans in which they participate. See the Pension Plans section of the CD&A for a description of the pension plans.

Name	Plan Name (A)	Number of Years of Credited Services (#)	Present Value of Accumulated Benefit ($) (B)	Payments During Last Fiscal Year ($)
U. M. Burns	Retirement Income Guarantee Plan Unfunded Supplemental Executive Retirement Plan	31.5	1,168,551	-
		31.5	15,039,605	-
K. A. Mikells	-	-	-	-
D. H. Liu	-	-	-	-
R. K. Zapfel	-	-	-	-
J. Jacobson	-	-	-	-
L. F. Varon	Retirement Income Guarantee Plan	32.5	1,255,919	-
	Unfunded Supplemental Executive Retirement Plan	32.5	2,913,719	-
______________________

(A)	Pension benefits are provided to the named executive officers under the Retirement Income Guarantee Plan (RIGP), the Unfunded Retirement Income Guarantee Plan (Unfunded RIGP) and the Unfunded Supplemental Executive Retirement Plan (SERP). For named executive officers qualifying for SERP benefits, the Unfunded RIGP benefit is included in the SERP benefit. The Unfunded RIGP benefit would only come into play on a stand-alone basis should Ms. Burns or Ms. Varon leave the Company before qualifying for the SERP.

(B)	All calculations are based on actual pay.

The benefit formulas and assumptions used to calculate these estimates are as follows:

Effective December 31, 2012, all future accruals under RIGP, Unfunded RIGP and SERP were frozen and no future benefits have been (or will be) accrued following that date.

The pay used to calculate the RIGP, Unfunded RIGP and SERP benefits is base pay plus actual short-term incentive payment (incentive payment is considered for the calendar year in which it is paid). The present value of the accumulated benefit is the present value of the benefit payable at the earliest unreduced retirement age (60 for Ms. Burns and Ms. Varon) based on the following assumptions: 85% of participants are assumed to elect a lump sum from RIGP; SERP benefits which are not available as lump sums are assumed to be paid as 50% Joint and Survivor annuities; pre-retirement FASB ASC Topic 715 discount rate of 4.25% for RIGP and 4.35% for SERP; no pre-retirement mortality or turnover assumed; post-retirement FASB ASC Topic 715 discount rate of 4.35% (5.40% for RIGP lump sums); and post-retirement mortality for RIGP lump sums is based on a 50% weighted male and 50% weighted female RP 2014 mortality table, which is expected to be used as Applicable Mortality after 2016, with Applicable Mortality as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The RP 2014 white collar Mortality table with projection in accordance with MP 2015 to year of payment is used for annuitant mortality for purposes of SERP benefits. Although all of the pension plans do not provide unreduced benefits at the ages previously noted, the SERP supplements these other pension plans to deliver an overall unreduced retirement benefit at these ages. Therefore, age 60 is the earliest unreduced retirement age for SERP participants.

RIGP benefits are determined as the greater of a Highest Average Pay formula benefit (1.4% of five-year Highest Average Pay multiplied by benefit service of up to 30 years), a Cash Balance Retirement Account and a retirement account that was transferred to RIGP in 1990. Early retirement benefits under RIGP are available for employees who leave the Company at age 55 with 10 years of service or later and the Highest Average Pay formula is reduced from age 65 (or age 62 with 30 years of service) at 5% per year based on age at distribution or annuity commencement. Ms. Burns and Ms. Varon are currently eligible for early retirement. The RIGP benefits are generally based on total pay, subject to IRS limits on the compensation that can be reflected in a qualified plan.

Unfunded RIGP benefits are generally determined under the same terms as the RIGP benefit, except the pay used in the Highest Average Pay formula is not subject to IRS limits and, for years in which pay was deferred under the Deferred Compensation Plan for Executives, this deferred compensation was included for the year it was deferred. Unfunded RIGP also provides for an Unfunded RIGP Cash Balance Retirement Account (CBRA). This Unfunded RIGP CBRA provides pay credits on pay in excess of the IRS limits for years 2003 and later and interest on these pay credits while the Highest Average Pay formula reflects all years of service. The purpose of Unfunded RIGP is to replace benefits that cannot be provided in RIGP due to IRS compensation limits.

SERP benefits are determined under a different formula than RIGP and with the same pay used for Unfunded RIGP. SERP benefits reflect base pay plus short-term incentive (not subject to any limits) and are determined under a formula that provides a benefit of 1-2/3% of five-year Highest Average Pay less 1-2/3% of Social Security multiplied by benefit service of up to 30 years. This basic formula is subject to the following adjustments: SERP participants are entitled to a minimum benefit of 25% of Highest Average Pay less 25% of Social Security. A total benefit is determined by the SERP formula. The total benefit is offset by the RIGP benefit and the remaining benefit is paid from the SERP and referred to as the SERP benefit.

The named executive officers covered by the SERP are eligible to commence SERP benefits upon retirement (with a 6 month delay) on or after the attainment of age 60 with 10 years of service. SERP benefits that commence at these ages are not reduced for early commencement. The SERP was originally designed to permit executive officers to retire with unreduced benefits at age 60 (instead of the age 62 with 30 years of service or the age 65 provisions in RIGP).

NON-QUALIFIED DEFERRED COMPENSATION FOR THE 2015 FISCAL YEAR

The Non-Qualified Deferred Compensation table discloses executive and employer contributions, as applicable, withdrawals and earnings, if any, and fiscal year end balances under the Xerox Corporation Deferred Compensation Plan for Executives (Deferred Compensation Plan) and the Xerox Corporation Supplemental Savings Plan (SSP).

Name	Plan Name (A)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (B)	Aggregate Earnings in Last FY ($) (C)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
U. M. Burns	Deferred Compensation Plan	-	-	13,476	-	428,117
	SSP	84,450	84,450	2,309	-	301,564
K. A. Mikells	SSP	29,221	27,225	770	-	100,612
D. H. Liu	SSP	25,245	25,245	1,038	-	125,062
R. K. Zapfel	SSP	32,250	32,250	277	-	64,777
J. Jacobson	SSP	30,938	30,938	1,112	-	138,451
L. F. Varon	Deferred Compensation Plan	-	-	23,870	-	758,361
	SSP	11,474	11,474	406	-	54,176
____________________

(A)	The Deferred Compensation Plan was frozen in 2002. Deferrals into the plan have not been permitted since 2001. All balances under the Deferred Compensation Plan are fully vested.

(B)	All registrant contributions are reported as “All Other Compensation” in the Summary Compensation Table.

(C)	No portion of the amounts shown in this column for the SSP is reported in the Summary Compensation Table as above market interest.

No portion of the amount shown in this column for the Deferred Compensation Plan for Ms. Burns is reported in the Summary Compensation Table as above market interest. The interest rate was reset in 2009 for Ms. Burns and other named executive officers at that time so that there would no longer be any above market interest credited to their accounts. For Ms. Varon, $1,292 of the amount shown is reported in the Summary Compensation Table as above market interest. Because Ms. Varon was not serving as a named executive officer at the time of the 2009 reset, her interest credits are based on the Prime Rate in effect on the first business day of the month as published in the Wall Street Journal in the “Money Rates” table. The same rate applies for the entire month. A small portion of the Prime Rate is considered above market due to the relationship of this rate with the statutory rate at the time the Prime Rate interest credit was established. The Prime Rate was 3.25% for 2015. See Summary Compensation Table, footnote (F) for additional information.

Deferred Compensation Plan

Before the Deferred Compensation Plan was frozen, it allowed for the deferral of base salary (up to 50%) and short-term incentive and performance units (up to 100%) as long as the compensation would have been payable in cash if not deferred. Participants were required to elect the percentage to be deferred, the investment applicable to the amount deferred and the method of payment. Payments to Ms. Burns, based on her elections, will commence in the year of retirement (or year following if retirement is after July 1) and will be paid annually for 5 years. Payments to Ms. Varon, based on her elections, will commence in the year following the year of retirement as follows: approximately one-third of her balance will be paid annually until she reaches age 75; another one-third will be paid annually for 5 years; and the remaining portion will be paid as a lump sum. Under this plan, there is also an opportunity for in-service hardship withdrawals if approved by the CEO (or by the Board of Directors in the case of a request by the CEO). In the event of a Change in Control, deferred compensation balances will be paid out in a lump sum.

Supplemental Savings Plan

Effective January 1, 2013, with the freeze of all U.S. pension benefits, the Company adopted the SSP to allow compensation deferrals in excess of IRS limits. This is an unfunded nonqualified plan which provides a notional 100% match on employee deferrals of 3% of pay over the IRS limits.

To participate, employees must elect to defer by December 31 of the year preceding the year of the employee deferral; the employee deferral is 3% of pay over the IRS limits (employees can elect to have a 3% employee deferral or not to participate at all). Employee deferrals will be credited to notional accounts no later than the end of the year in which the deferrals were deducted from pay. The match will be credited to a notional account no later than the end of the first quarter following the year of deferral. Interest is credited at a rate defined by the Company before the first day of any period for which the interest will accrue. Such interest rate must be a reasonable rate as defined by Treasury Regulation Section 31.3121(v)(2)-1(d) and, with respect to any named executive officer, shall not be greater than the highest rate that may be utilized that is not subject to disclosure under 17 C.F.R. Section 229.402. All named executive officers elected to participate in the SSP in 2015.

All balances are fully vested. The distribution of benefits from the SSP is as a single lump sum payment which is made 6 months after the date the participant separates from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Xerox has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to named executive officers in the event of a termination of employment or a change in control. The amount of compensation payable to each named executive officer assuming that each hypothetical termination or change-in-control situation occurred on December 31, 2015 is listed in the table below. The equity awards presented in this table reflect unvested grants held by our named executive officers as of December 31, 2015 and are based on the closing market price of Xerox Common Stock of $10.63 as of December 31, 2015.

	Lump Sum Payments ($)	Non- Equity Incentive Awards ($)	Equity Incentive Awards ($)	Qualified Pension Benefits ($)	Non- Qualified Pension Benefits ($)	Healthcare/ Life Insurance Benefits ($)	Total Termination Benefits ($)
U. M. Burns
●Voluntary Termination/Retirement (A)	-	2,200,000	9,167,206	1,229,865	12,980,212	-	25,577,283
●Involuntary Termination not for Cause (B)	740,385	2,200,000	9,167,206	1,229,865	12,980,212	-	26,317,668
●Involuntary or Good Reason Termination after Change in Control (CIC) (C)	6,600,000	2,200,000	21,386,348	1,229,865	13,666,599	83,999	45,166,811
●Death (D)	-	2,200,000	21,386,348	602,991	4,996,398	3,300,000	32,485,737
D. H. Liu
●Voluntary Termination/Retirement (A)	-	-	-	-	-	-	-
●Involuntary Termination not for Cause (B)	294,500	589,000	2,355,034	-	-	-	3,238,534
●Involuntary or Good Reason Termination after Change in Control (CIC) (C)	2,356,000	589,000	8,006,048	-	-	44,006	10,995,054
●Death (D)	-	589,000	8,006,048	-	-	1,767,000	10,362,048

	Lump Sum Payments ($)	Non- Equity Incentive Awards ($)	Equity Incentive Awards ($)	Qualified Pension Benefits ($)	Non- Qualified Pension Benefits ($)	Healthcare/ Life Insurance Benefits ($)	Total Termination Benefits ($)
R. K. Zapfel
●Voluntary Termination/Retirement (A)	-	-	-	-	-	-	-
●Involuntary Termination not for Cause (B)	800,000	800,000	2,023,718	-	-	-	3,623,718
●Involuntary or Good Reason Termination after Change in Control (CIC) (C)	3,200,000	800,000	7,232,684	-	-	57,227	11,289,911
●Death (D)	-	800,000	7,232,684	-	-	2,400,000	10,432,684
J. Jacobson
●Voluntary Termination/Retirement (A)	-	-	-	-	-	-	-
●Involuntary Termination not for Cause (B)	350,000	700,000	1,938,625	-	-	-	2,988,625
●Involuntary or Good Reason Termination after Change in Control (CIC) (C)	2,800,000	700,000	5,984,307	-	-	47,943	9,532,250
●Death (D)	-	700,000	5,984,307	-	-	2,100,000	8,784,307
L. F. Varon
●Voluntary Termination/Retirement (A)	-	270,000	706,512	1,377,957	2,359,137	-	4,713,606
●Involuntary Termination not for Cause (B)	471,154	270,000	706,512	1,377,957	2,359,137	-	5,184,760
●Involuntary or Good Reason Termination after Change in Control (CIC) (C)	2,240,000	270,000	1,964,562	1,377,957	2,769,728	58,273	8,680,520
●Death (D)	-	270,000	1,964,562	808,976	1,427,454	1,200,000	5,670,992

Ms. Mikells separated from the Company on October 31, 2015, and is not included in this table. She did not receive any payments as a result of her separation other than earned but unused vacation under the terms of the Company’s vacation policy.

Upon the termination events described above, in addition to the benefits reflected in the above table, each named executive officer would also be entitled to the balance of his or her deferred compensation account under our nonqualified deferred compensation plans. Each named executive officer’s deferred compensation balance is reported in the “Aggregate Balance at Fiscal Year End” column of the Non-Qualified Deferred Compensation Table above.
____________________

(A)

Ms. Burns and Ms. Varon are retirement eligible. Assuming retirement on December 31, 2015, they would receive a short-term incentive (Non-Equity Incentive Award) for full-year 2015 performance if approved by the Compensation Committee. The amount shown above reflects payout at target (actual payout would be based on actual achievement against performance goals). In addition, Ms. Burns and Ms. Varon would be eligible to receive pro-rated performance shares (based on the number of full months of service as an employee during the three-year service period commencing on the grant date under the terms of the E-LTIP, shown at target but subject to actual performance achievement), vested pension benefits and their deferred compensation balance. Mr. Liu, Mr. Zapfel and Mr. Jacobson are not retirement eligible and would not receive any payments if they left voluntarily other than their deferred compensation balances.

Short-term incentive awards, long-term incentive awards and U.S. non-qualified pension plan benefits are subject to clawback provisions as described in the Compensation Recovery Policy (Clawbacks) section in the CD&A.

(B)	Assuming involuntary termination without cause, under the terms of the Company’s U.S. workforce surplus policy, Ms. Burns, Mr. Liu, Mr. Jacobson and Ms. Varon would be eligible for salary continuance payments based on their years of service as follows: Ms. Burns – 35 weeks, Mr. Liu – 26 weeks, Mr. Jacobson – 26 weeks and Ms. Varon – 35 weeks. Mr. Zapfel would receive a severance payment pursuant to the arrangement approved as part of his new hire package which remains in effect until the third anniversary of his employment with the Company (April 1, 2017). Under this arrangement, Mr. Zapfel would receive a payment equivalent to his annual base salary paid out over twelve months. The amounts reported in the table assume salary continuance is paid as a lump sum although such payments are generally paid periodically consistent with the normal payroll cycle during active employment. In addition, all named executive officers would receive: (i) a short-term incentive payment (Non-Equity Incentive Award) for 2015 performance, shown at target (actual payout would be based on actual achievement against performance goals), (ii) pro-rated performance shares (based on the number of full months of service as an employee during the three-year service period commencing on the grant date per the terms of the E-LTIP, shown at target but subject to actual performance achievement), (iii) their deferred compensation balance, if any, and (iv) vested pension benefits, if any.

(C)	Change-in-control (CIC) severance agreements for all named executive officers provide specified severance benefits if, within two years following a change in control of the Company, employment is terminated either:

●	involuntarily other than for cause, death, or disability, or
●	voluntarily for good reason.

These severance benefits include:

●	A lump sum cash payment equal to 2 times the then-current annual base salary and short-term incentive award target.
●	Continuation of specified welfare benefits at active employee rates for a period of 24 months.
●

Payment of reasonable legal fees and expenses incurred when the named executive officer, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided by the severance agreement.

●

In addition, pursuant to the terms of the applicable agreements, upon an involuntary termination (other than a termination for cause) or a voluntary termination for good reason (commonly described as “double-trigger”), these executives would also be entitled to: (i) accelerated vesting of stock awards, including performance shares at target, which will occur following a change in control; and (ii) a short-term incentive (Non-Equity Incentive Award) payment for the 2015 performance shown at target (actual payout would be based on actual achievement against performance goals).

If excise tax is payable, the Company will reduce the named executive officer’s CIC payment to a level that will not trigger an excise tax payment if it is determined that doing so will result in a greater net after-tax amount for the executive.

In addition to the benefits above, when the change in control occurs, Ms. Burns and Ms. Varon are immediately entitled to payment of the present value of the accrued non-qualified U.S. pension benefits, as of the date of a change in control, provided the change in control conforms with applicable tax regulations regarding deferred compensation. Payment is made without regard to the plan’s requirements for age or years of service. In the event of a change in control that does not conform with deferred compensation regulations, participants will vest in the plan benefits but will receive payment according to the normal payment provisions of the plans. The Compensation Committee views this payment upon a conforming change in control and accelerated vesting upon a nonconforming change in control as appropriate in order to protect the pension benefit that the named executive officer has earned at Xerox.

Each change-in-control severance agreement provides that the executive agrees to remain an employee of the Company for nine months following a potential change in control or until the date which the named executive officer is first entitled to receive the benefits described above, if earlier. See Change-in-control Severance Agreement below for additional information.

(D)	Following death, the estates or, with respect to certain types of payments and elections made, the spouses of all named executive officers would receive payment of a 2015 short-term incentive shown at target (actual payout would be based on actual achievement against performance goals); accelerated vesting of performance shares at target, and restricted stock units, if any; deferred compensation balance; a life insurance benefit; and vested pension benefits, if any. Subject to certain eligibility conditions, the pension death benefit is generally a 50% survivor annuity or, if eligible to retire under the SERP, a 100% survivor annuity.

Termination Following Disability

Assuming termination following disability on December 31, 2015, all named executive officers would be eligible for pro-rated performance shares (based on actual performance achievement against performance goals and the number of full months of service as an employee during the three-year service period commencing on the grant date) per the terms of the E-LTIP, their deferred compensation balance, and vested pension benefits, if any, as shown for “Voluntary Termination/ Retirement.” Mr. Zapfel would also receive severance benefits as described in footnote (B) above.

Involuntary Termination for Cause

Assuming involuntary termination for cause due to engagement in detrimental activity against the Company, there would be no payments to the named executive officers other than their deferred compensation plan balances (for the SSP, the balance would be reduced by the amount of the Company matching contributions), and vested qualified pension benefits, if any. All unvested shares and non-qualified pension benefits would be immediately cancelled upon termination for cause for all named executive officers. See the Compensation Recovery Policy (Clawbacks) section of the CD&A for additional information.

Other Payments

Similar to other employees of the Company, U.S. executives who were retirement eligible, based on age and actual years of service, would have received retiree health care benefits if they retired on or before December 31, 2015. Ms. Burns and Ms. Varon would have been eligible for retiree health care benefits if they separated from the Company on or before December 31, 2015. Beginning in 2016, U.S. executives, similar to other employees of the Company, will not receive retiree health care benefits when they retire. Also, like other employees, the named executive officers would be eligible for payment of all earned and accrued but unused vacation due as of the date of the separation (or last day worked prior to salary continuance if applicable) under the terms of the Company’s vacation policy.

Non-Qualified Pension Benefit

In the event of a change in control, the non-qualified pension amounts shown in the table above for Ms. Burns and Ms. Varon represent the lump sum payments that would be paid for all non-qualified pension benefits. Mr. Liu, Mr. Zapfel and Mr. Jacobson are not participants in our non-qualified pension plan. These amounts were calculated as specified in the Unfunded Supplemental Executive Retirement Plan based on the present value of future benefits using the minimum required interest rate and mortality for qualified plan lump sum payments. These benefits would not be paid as a lump sum without the occurrence of a change in control that conformed to deferred compensation tax regulations. The present value of the benefits payable upon an event other than a change in control represents the present value of the accumulated benefits for each participant. Since these amounts are not paid as lump sums, and for change in control purposes, this present value is already determined using the required section 280G assumptions. These assumptions have been used for this purpose as well to express these benefits as a present value. These present values are based on assumed termination of employment on December 31, 2015.

Change-in-Control Severance Agreement

Generally, for purposes of change-in-control severance agreements, a change in control is deemed to have occurred, subject to specific exceptions, if:

●	Any person beneficially owns 20 percent or more of the combined voting power of our outstanding securities.
●	A majority of our Directors are replaced under specific circumstances.
●

There is a merger or consolidation involving the Company unless (i) the directors of the Company who were members of the board immediately before the merger/consolidation continue to constitute a majority of the board of directors or (ii) the merger/consolidation is effected to implement a recapitalization and no person becomes the beneficial owner of 20 percent or more of the combined voting power of the Company’s then outstanding voting securities.

●	All or substantially all of the Company’s assets are sold, or the Company’s shareholders approve a plan of complete liquidation or dissolution.

A voluntary termination for good reason in the event of a change in control includes:

●

The material diminution of authority, duties, or responsibilities, including being an executive officer of the Company before a change in control and ceasing to be an executive officer of the surviving company.

●	A material reduction in annual base salary or annual target short-term incentive, except to the extent such reduction is consistent with an across-the-board reduction for employees.
●	A material change in the geographic location where the executive is required to be based.
●

Failure by the Company to continue any material compensation or benefit plan, vacation policy, or any material perquisites unless an alternative plan is provided, or failure to continue the executive’s participation in these plans.

●	Failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform in a manner consistent with the change-in-control agreement.

EQUITY COMPENSATION PLAN INFORMATION

The Equity Compensation Plan Information table provides information as of December 31, 2015, with respect to shares of Xerox Common Stock that may be issued under our existing equity compensation plans, including the 2004 Performance Incentive Plan; Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (2004 Directors Plan); and two plans from the acquisition of ACS - the 2007 Equity Incentive Plan (2007 ACS Plan) and the 1997 Stock Incentive Plan (1997 ACS Plan).

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (#) (A)		Weighted-Average Exercise Price of Outstanding Options and Rights ($) (B)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#) (C)
Equity Compensation Plans
Approved by Shareholders	28,819,129	(1)	6.87	(1)	80,423,700	(3)
Equity Compensation
Plans Not Approved by
Shareholders	0	(2)	0		0
Total	28,819,129		6.87		80,423,700	(4)

____________________

(1)	Consists of (i) 1,611,888 RSUs outstanding under the 2004 Performance Incentive Plan; (ii) 23,206,014 performance shares outstanding under the 2004 Performance Incentive Plan, reflected at target; (iii) 763,030 DSUs outstanding under the 2004 Directors Plan; (iv) 3,119,218 outstanding options under the 2007 ACS Plan and 1997 ACS Plan; and (v) 118,979 deferred shares that have vested and are pending delivery. Prior to 2009, executives were eligible to defer delivery of their vested stock award.

In connection with the acquisition of ACS in February 2010, the outstanding ACS options were converted into 96,662,000 Xerox options, of which 3,119,218 remain outstanding as of December 31, 2015. The weighted average exercise price shown in column B of this table does not take into account RSUs, performance shares or DSUs.

(2)	All current equity compensation plans have been approved by shareholders.

(3)	The 1997 and 2007 ACS Plans were discontinued as of February 5, 2010. No further grants can be made under these plans. Any shares that are cancelled, forfeited, or lapse under the 2004 Performance Incentive Plan become available again for issuance under the 2004 Performance Incentive Plan. Any shares that are cancelled, forfeited or lapse under the 2004 Directors Plan become available again for issuance under the 2004 Directors Plan.

(4)	The number above reflects the shares available if all grants are made in the form of options. As anticipated, if all remaining shares are issued as full value shares instead of options, approximately 48,244,571 shares would be available for issuance as of December 31, 2015 (46,415,340 shares under 2004 Performance Incentive Plan and 1,829,231 shares under 2004 Directors Plan). Under the terms of the 2004 Performance Incentive Plan and the 2004 Directors Plan, each one (1) stock option issued is counted as 0.6 of a share. As of February 19, 2016, the Compensation Committee approved a change and each stock option is now worth one (1) full value share.

OTHER INFORMATION

Indemnification Actions

The Company’s by-laws provide for indemnification of officers and directors to the fullest extent permitted by New York law. Consistent with our by-laws, the Company advanced no counsel fees or other reasonable fees and expenses, actually and necessarily incurred by any officer or director since the previous report to shareholders. In accordance with the requirements of the Business Corporation Law of the State of New York (BCL), in the event the company advances counsel fees or other reasonable fees and expenses, the individuals on whose behalf any such expenditures are made are required to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the Company’s by-laws or the BCL.

Directors and Officers Liability Insurance and Indemnity

On August 18, 2015, the Company renewed its policies for directors and officers liability insurance. The policies are issued by Federal Insurance Company, XL Specialty Insurance Company, St. Paul Mercury Insurance Company, Twin City Fire Insurance Company, Houston Casualty Company, Arch Specialty Insurance Company, ACE American Insurance Company, Marsh Alpha, Allied World Assurance Company, Axis Reinsurance and Illinois National Insurance Company. The policies expire August 18, 2016, and the total annual premium is approximately $2.4 million.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC), an independent registered public accounting firm, to act as independent auditors of the Company for 2016. PwC has been retained as the Company’s independent registered public accounting firm since 2001. Representatives of the firm are expected to be at the meeting to respond to appropriate questions and to make a statement, if they wish.

Principal Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PwC were ($ in millions):

	2015	2014
Audit Fees	$19.0	$19.0
Audit Related Fees	1.7	2.4
Tax Fees	0.7	0.4
All Other Fees	0.0	0.1
Total Fees	$21.4	$21.9

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company in accordance with standards of the Public Company Accounting Oversight Board (PCAOB), statutory and subsidiary audits, procedures performed in connection with documents filed with the SEC, consents, comfort letters and other services required to be performed by our independent auditors.

Audit Related fees were for assurance and related services associated with employee benefit plan audits, information systems control reviews, due diligence reviews, special reports pursuant to agreed upon procedures or international reporting requirements and other attest services.

Tax fees were primarily for services related to tax compliance.

All Other fees are primarily associated with benchmarking services and research materials

Pursuant to its charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Company’s independent registered public accounting firm. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the evaluation and selection of the lead audit partner and considers whether there should be regular rotation of the independent registered public accounting firm.

The Audit Committee is also required to review and pre-approve all of the audit and non-audit services to be performed by the Company’s independent registered public accounting firm, including the firm’s engagement letter for the annual audit of the Company, the proposed fees in connection with such audit services, and any additional services that management chooses to hire the independent auditors to perform. The authority for such pre-approval may be delegated to one or more members of the Audit Committee, provided that the decisions of any member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next meeting. Additionally, the Audit Committee can establish pre-approval policies and procedures with respect to the engagement of the Company’s independent accountant’s for non-audit services. In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to, and the related service provided by, PwC were pre-approved by the Audit Committee.

The Audit Committee and the Board believe that the continued retention of PwC to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.

Audit Committee Report

The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” on page 18 and can also be found on our website at www.xerox.com/governance. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board PCAOB (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Consistent with the foregoing, the Audit Committee has:

●

Reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2015, including the specific disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with the management of the Company and PwC including the Company’s key accounting policies and use of estimates;

●	Discussed with PwC the matters required to be communicated in PCAOB Auditing Standards Nos. 16 (Communication with Audit Committees) and 18 (Related Parties); and
●

Received the written disclosures and the letter from PwC required by the applicable PCAOB independence rules, New York Stock Exchange Rule 303A.07 (Auditor Quality Control Procedures) and has discussed with PwC that firm’s independence and quality control procedures.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s 2015 Annual Report to Shareholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing by the Company with the SEC.

Richard J. Harrington, Chairman
William Curt Hunter
Robert J. Keegan

The Board of Directors recommends a vote

FOR

the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2016

PROPOSAL 3 — PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE 2015 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (Exchange Act), our shareholders are entitled to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. The shareholder vote on executive compensation is an advisory vote only, and is not binding on the Company, the Board of Directors or the Compensation Committee.

Our executive compensation programs are intended to emphasize a pay-for-performance philosophy that supports our business strategy and seeks to align the interests of our executives with our shareholders. Accordingly, we reward named executive officers when we achieve short- and long-term performance objectives and scale down compensation when we do not achieve those objectives. These programs are designed to compensate our named executive officers for their contributions to our short- and long-term growth and profitability and their efforts to increase shareholder value.

We implement our pay-for-performance philosophy primarily through a combination of base salary, short-term incentives and long-term incentives. Our long-term incentives are in the form of equity awards and are generally granted as performance shares. For 2015, equity awards represent the majority of each named executive officer’s compensation as a percentage of total target compensation (base salary, short-term and long-term incentives). Mr. Liu received a one-time RSU retention award on November 1, 2015 with a three-year cliff vesting, which is excluded from the chart and compensation percentages below. Ms. Varon is also excluded from the chart and compensation percentages below because she was not a named executive officer when the Compensation Committee initially determined fiscal 2015 named executive officer compensation.

Total Target Compensation Components

Percentages may not total 100% due to rounding

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Approximately 90% of the CEO’s total target compensation opportunity was performance-based and at risk, and an average of approximately 83% of target compensation for each of the other named executive officers was performance-based and therefore at risk; and

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Approximately 66% (on a weighted average basis) of 2015 total target compensation for each of the named executive officers (other than the CEO) was in equity as part of our long-term incentive program; approximately 17% was in cash as part of our short-term incentive program; and approximately 17% was in base salary.

By making performance a substantial element of executive compensation, we link our executives’ interests to the interests of our shareholders. The Compensation Committee approves the target compensation opportunity for our named executive officers. The actual amounts received (and the percentage of total compensation) from performance-based compensation may differ from target compensation depending upon the Company’s performance and, for equity awards, our stock price.

We believe that the named executive officer compensation for 2015 was consistent with the objectives of our compensation philosophy and with our performance. Actual performance payouts of 36% under our 2015 short-term incentive program and actual performance payouts of 31.4% under our 2013 three-year long-term incentive program (granted on January 1, 2014) demonstrate alignment of our pay with shareholder interests, reflecting our mixed performance against the targets set by our Compensation Committee.

In addition, the Compensation Committee regularly reviews best practices.

The Company’s best practices include:
●	Emphasizing pay for performance to align executive compensation with the business strategy and the creation of long-term shareholder value
●	Equity awards typically granted 100% in performance shares
●	Outstanding equity awards that do not automatically vest upon a change in control
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In the event of material noncompliance with financial reporting requirements resulting in an accounting restatement, clawback provisions that enable the Company to recover incentive compensation paid to executive officers during the preceding three years if those amounts exceed what would have been paid under the accounting restatement

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Clawback provisions that enable the Company to recover certain short- and long-term incentives, non-qualified pension benefits and salary continuance in the event an employee or former employee engages in activity that is detrimental to the Company

●	Stock ownership and post-retirement stock holding requirements
●	No excise tax gross-ups in change-in-control severance agreements
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All future accruals under our Unfunded Supplemental Executive retirement Plan (SERP) and other nonqualified pension plans were frozen on December 31, 2012, consistent with actions taken in connection with the qualified pension plan, and no future benefits will accrue under these plans

●	Very limited perquisites and no tax gross-ups on perquisites
●	Independent consultant to the Compensation Committee who does not perform any other services for the Company
●	Executive officers may not hedge or pledge Xerox stock

Please read the “Compensation Discussion and Analysis” beginning on page 26 of this Proxy Statement and the tabular and other disclosures on executive compensation beginning on page 48 for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement. Accordingly, we recommend that shareholders vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2017 annual meeting of shareholders.

The Board of Directors recommends a vote

FOR

the proposal to approve the compensation of the named executive officers as disclosed in this Proxy
Statement pursuant to Item 402 of Regulation S-K

PROPOSAL 4 — PROPOSAL TO APPROVE THE 2016 AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2004 PERFORMANCE INCENTIVE PLAN

Proposal

Shareholder approval is sought for the 2016 Amendment and Restatement of the 2004 Performance Incentive Plan (Plan) which would (i) extend the term of the Plan to December 31, 2021, (ii) amend the performance metrics for our performance-based awards that are granted under the Plan and (iii) extend the term of the single individual share limit, consistent with the proposed term extension for the Plan. We are not seeking approval of any additional shares for issuance under the Plan.

Shareholder approval of these amendments is sought to comply with the rules of the New York Stock Exchange (NYSE) and the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), in order to preserve our ability to grant incentive awards that may qualify for a tax deduction, and the requirements of Section 422 of the Code for incentive stock options (ISOs) in order to qualify ISOs for special tax treatment.

The Board of Directors is proposing these amendments for shareholder approval.

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The Board of Directors recognizes that no new grants of awards may be made after December 31, 2017 under the Plan, and has approved an extension that would enable Xerox to award grants through December 31, 2021, subject to shareholder approval. This is a material amendment to the Plan, which requires shareholder approval under the rules of the NYSE. Therefore, the Board of Directors is requesting that shareholders approve the extension of the term of the Plan from December 31, 2017 to December 31, 2021.

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The Board of Directors is also requesting that shareholders approve the performance metrics for our performance-based awards that are granted under the Plan for tax treatment purposes under Section 162(m) of the Code. We have also amended these performance metrics by adding return on invested capital, operating profit and operating margin to our performance criteria to provide the Compensation Committee (Committee) more flexibility in selecting future metrics. In addition, we deleted the reference to document processing profit as that metric is no longer used in the business. We also deleted the reference to revenue because it is already included in our performance metrics. This is also a material amendment to the Plan requiring shareholder approval under Section 162(m) of the Code.

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The Board of Directors is also seeking shareholder approval for purposes of Section 162(m) of the Code to extend the term of the single individual share limit, consistent with the proposed Plan term extension discussed above. There is no increase in the single individual share limit, which will remain the same so that the maximum number of shares a single individual could receive from May 20, 2010 to December 31, 2021, subject to customary adjustment in accordance with the Plan, would still be capped at 22 million shares, of which no more than 13 million may be shares of restricted stock. In addition, the 10 million share limit on the number of shares available for issuance pursuant to ISOs will also remain the same.

Shareholder approval of the Plan will satisfy the shareholder approval conditions for the performance-based awards to be eligible to qualify as tax deductible under Section 162(m) of the Code, as described below under “Additional Information Applicable to Certain Performance-Based Awards” and “Federal Tax Aspects of the Plan”. One of the requirements of “performance-based” compensation under Section 162(m) of the Code is that the material terms of the performance-based compensation and the performance criteria under which such compensation may be paid be disclosed to and approved by shareholders every five years. For purposes of Section 162(m) of the Code, material terms include (i) a description of the business criteria on which the performance metrics may be based, as noted above, (ii) the employees eligible to receive compensation and (iii) the maximum amount of compensation that can be paid to an employee under the performance metrics, in the form of single individual share limits, as noted above. Each of these material terms is discussed in greater detail below. Notwithstanding the foregoing, nothing in this proposal precludes the Committee from granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as qualifying by the Internal Revenue Service. If our shareholders do not approve the proposed Plan amendments, the amendments described above will not be given effect and the Plan will continue as in effect prior to such amendments.

A summary description of the amended Plan follows. This description is qualified in its entirety by reference to the full text of the Plan that is attached to this proxy statement as Exhibit A.

Background

The Board of Directors believes that the future success of Xerox will depend, in large measure, on its ability to attract, retain and motivate executives. The Company must compete throughout the world with other corporations and institutions in recruiting and retaining superior management and executive talent.

In 2004, the Board of Directors and the Committee adopted the Plan which provides for both long-term and short-term (annual) incentives. The Plan replaced (i) the Xerox Corporation 1991 Long-Term Incentive Plan, (ii) the Xerox Corporation 1998 Employee Stock Option Plan; (iii) the Xerox Executive Performance Incentive Plan, (iv) the Xerox Mexicana, S.A. de C.V. Executive Rights Plan; and (v) the Xerox Canada Inc. Executive Rights Plan, any or all of which may be referred to as a “Predecessor Plan.” Upon adoption of the Plan by shareholders, the Plan became effective on May 20, 2004, and no further grants were made under any Predecessor Plan.

Since 2004, the Board of Directors has made a number of changes to the Plan that were necessary to give the Company the flexibility and advantages needed to adapt its compensation practices to the changing marketplace.

●	In 2007, shareholders approved an extension to the term of the Plan and the plan was subsequently amended and restated.
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In 2010 and 2012, shareholders approved (i) an extension to the term of the Plan, (ii) an increase in the amount of shares available for grant under the Plan, (iii) an increase in the number of shares available for issuance to a single individual under the Plan, (iv) existing performance metrics for tax treatment purposes under Section 162(m) of the Code and (v) an amendment and restatement of the Plan that included various non-material amendments to the Plan (generally relating to compliance with Section 409A of the Code and to non-U.S. legal and tax matters which provide for additional protections on a global basis) previously approved by the Committee.

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Since May 24, 2012, the Committee made various non-material changes to the Plan, including (i) affirming that the Company may not repurchase stock options from a stock option holder if the value of the shares underlying the options is lower than the exercise price, (ii) affirming that no dividend equivalents will be paid on unearned performance-based shares and (iii) changing the way shares are counted so that one stock option is equal to one full value share. The Plan was last amended effective February 2016.

The Plan is designed to:

●	Provide the Company with the ability to issue annual and long-term performance-based awards in order to attract, retain and motivate key employees;
●	Assure that the Company will be in a position to claim a tax deduction for awards; and
●	Promote strong alignment between shareholder interests and management objectives.

The Board of Directors believes it is appropriate to have a plan that aligns with shareholder interests. The Committee engages in an ongoing review and implementation of “best practices” and strict principles of corporate governance, consistent with the Company’s corporate governance policies and practices. As such, the Plan includes a number of “best practice” provisions, including:

●	A provision that has a “fixed” allocation of shares over the term of the plan rather than an “evergreen” allocation methodology;
●	A provision stating that the Company cannot grant shares under any plan which has not been approved by Xerox shareholders;
●	The prohibition of repricing of options without shareholder approval;
●	The exclusion of “reload” options;
●	The requirement that material plan amendments need shareholder approval;
●	The prohibition of the repricing of stock appreciation rights (SARs) without shareholder approval;
●	A minimum vesting period of three years for restricted stock unless the award is performance-based, in which case the vesting period shall be no less than one year;
●	A provision that empowers the Committee to clawback certain long-term and short-term incentive awards to current and former employees for engaging in activities that are detrimental to the Company;
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In the event of material noncompliance with financial reporting requirements resulting in an accounting restatement, a provision that authorizes the Company to recover any incentive-based compensation paid to executive officers during the preceding three years if those amounts exceed what would have been paid under the accounting restatement; and

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Provisions that permit the Committee to grant awards that are intended to satisfy the requirements for deductibility of executive compensation under Section 162(m) of the Code, including by qualifying certain payments under the Plan as “performance-based compensation.”

In addition, performance shares granted under the Executive Long Term Incentive Program are subject to the stock ownership guidelines that have been established by the Committee and mandatory post-termination holding requirements pursuant to award agreements under the Plan.

The amended and restated Plan is being submitted to shareholders for approval as discussed above. Attached as Exhibit A is the amended and restated Plan, which includes all changes to the Plan that were previously approved by shareholders and certain non-material changes to the Plan that were approved by the Committee in February 2016. It also includes the changes that will result from the shareholder approval of the amended and restated Plan pursuant to this proposal.

Summary of the Amended Plan

Shares Available Under the Amended Plan

A total number of approximately 58 million (58,000,000) (as of December 31, 2015, a total number of approximately 41.5 million (41,500,000)) shares of Common Stock, par value $1.00 per share, of the Common Stock are expected to be available for issuance over the remaining life of the Plan. This total number includes any shares underlying awards outstanding after May 20, 2004 under any Predecessor Plan which were cancelled, forfeited or lapsed that became available for issuance under the Plan, the 30 million shares available for grant as approved by shareholders in 2010 and the 25 million shares available for grant as approved by shareholders in 2012. There are no more shares available for issuance under any Predecessor Plan.

In determining the number of shares available, the following are not counted against shares available for issuance under the Plan: (i) settlement of stock appreciation rights (SARs) in cash or any form other than shares, and (ii) payment in shares of dividends and dividend equivalents in conjunction with outstanding awards. Any shares that are used by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or any affiliate of, or in substitution for, outstanding awards previously granted by an acquired company are also not counted against the shares available for issuance under the Plan.

In determining shares available for issuance under the Plan, any awards granted under the Plan that are cancelled, forfeited or lapse will become eligible again for issuance under the Plan. In addition, shares withheld or tendered to pay taxes, but not sold, under the Plan provisions, and shares tendered to exercise stock options, will be treated as shares again eligible for issuance under the Plan.

Share Limits

Under the current Plan (which would terminate on December 31, 2017 if the Plan term extension is not approved by our shareholders), except as subject to adjustment in the case of a corporate change, no more than (i) 10 million shares of Common Stock will be available for issuance pursuant to the exercise of ISOs awarded under the Plan; and (ii) 22 million shares of Common Stock will be made the subject of awards under any combination of awards (other than cash awards) to any single individual over the life of the Plan, of which no more than 13 million may be shares of restricted stock. SARs whether paid in cash or shares of Common Stock will be counted against the individual reserve limitation.

Upon approval by shareholders of the Plan, the ability to award grants under the Plan shall be extended through December 31, 2021, consistent with the proposed term extension of the Plan discussed under this proposal. The share issuance limitation shall remain the same, so that from May 20, 2010 through December 31, 2021, a maximum of 22 million shares of Common Stock may be granted using any combination of awards (other than cash awards) to any single individual, provided that no more than 13 million shares awarded may be shares of restricted stock. The shares of Common Stock available for issuance over the life of the Plan pursuant to the exercise of ISOs awarded under the Plan shall remain at 10 million shares. To date, no ISOs have been issued under the Plan.

Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or of treasury shares and no fractional shares will be issued under the Plan. Cash may be paid in lieu of any fractional shares in payments of awards under the Plan.

In the event of changes in the outstanding Common Stock or other changes affecting shares (such as stock dividends, stock splits or recapitalizations), the Plan provides for appropriate adjustments in the number of shares available for issuance and covered by outstanding awards and/or in the price per share for outstanding awards.

Administration of the Plan

The Plan is administered by the Committee or such other independent committee appointed by the Board of Directors. The Committee is comprised entirely of non-employee members of the Board of Directors, who are qualified to administer the Plan as contemplated by (i) Rule 16b-3 under the Securities Exchange Act of 1934 (Exchange Act) or any successor rule, (ii) Section 162(m) of the Code and the regulations thereunder, and (iii) any rules and regulations of a stock exchange on which Common Stock of the Company is listed. The Committee has full and exclusive power, within the limitations set forth in the Plan, to make all decisions and determinations regarding the selection of participants and the granting of awards, establishing the terms and conditions relating to each award, adopting rules, regulations and guidelines for carrying out the Plan’s purposes, and interpreting and otherwise construing the Plan. Except for the power to amend and except as may otherwise be required under applicable NYSE rules, the Committee may delegate to one or more officers of the Company all of its powers under the Plan other than determinations regarding awards made to employees who are subject to Section 16 of the Exchange Act, or who are, or may become, subject to the Section 162(m) compensation deductibility limit, subject to such conditions and restrictions as the Committee may establish from time to time.

The Committee may amend the Plan as it deems necessary, provided that no amendment may be made without the approval of shareholders if such amendment would cause the Plan to not comply with Code Section 162(m), the Code rules relating to ISOs, or the New York Business Corporation Law. No such amendments may adversely affect any outstanding awards under the Plan without the consent of the holders thereof. Notwithstanding the foregoing, an amendment that constitutes a “material revision” as defined by the NYSE rules must be submitted to the Company’s shareholders for approval, including any revision that deletes or limits the scope of the Plan provision prohibiting repricing of options.

The Board may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously made awards will remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan. Subject to shareholder approval of the Plan, and absent any prior termination, no awards or grants can be made after December 31, 2021 under the Plan.

Eligibility

Any employee of the Company or of any entity which is controlled by the Company or in which the Company has a significant equity interest is eligible to receive an award under the Plan. Awards may be granted to employees who are foreign nationals or employed outside the United States on such terms as may be necessary or desirable, in the judgment of the Committee, to assure the viability of such awards consistent with the Plan’s purpose. As of December 31, 2015, there were approximately 143,600 employees that would be eligible to receive awards under the amended Plan.

Clawbacks

The Committee also has the authority to cancel certain awards in the case of an employee’s engagement in detrimental activity. In the event an accounting restatement is required to correct any material non-compliance with financial reporting requirements under relevant securities laws, as described in the Plan, the Company may recover excess incentive-based compensation as discussed under “Types of Awards” below.

Types of Awards

The Plan provides flexibility in structuring long-term incentive awards for various groups and levels of executives and other participants. The flexibility will continue to permit the Company to grant one form of award or a combination of awards to one level of executives while using another award type or mix for others. With the exception of cash awards and certain stock appreciation rights (as described below), all awards under the Plan are denominated in shares, or consist of actual shares of Common Stock. Thus, the most significant components of the Plan will reward participants directly in concert with the returns realized by shareholders and increased shareholder value.

Stock Options—Stock options constitute rights entitling their holders to purchase shares of the Company’s Common Stock during a specified period at a purchase price that is not less than 100% of Fair Market Value on the effective date of grant. Fair Market Value for purpose of the Plan means the closing price of Common Stock on such date of grant or such closing price for the first preceding date on which there are trades if no trades occur on such effective grant date. The Company may not repurchase a Stock Option for value (in cash, substitutions, cash buyouts, or otherwise) from a Stock Option holder if the current Fair Market Value of the shares underlying the Stock Option is lower than the exercise price per share of the Stock Option. In no event may the term of a stock option exceed a period of 10 years from the date of grant. Any stock option granted in the form of an ISO will be intended to comply with the requirements of Section 422 of the Code. Shares purchased upon exercise of stock options must be paid for in full at the time of exercise in cash or such other method as the Committee may permit from time to time. Such payment may include tendering shares of Common Stock (either constructively or by attestation) or surrender of a stock award (in either case valued at the market value at the time of exercise) or surrender of a cash award, or a combination of methods. Other than pursuant to Section 6, the Committee shall not without the approval of the Company’s shareholders (a) lower the exercise price per share of a Stock Option after it is granted, (b) cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share in exchange for cash or another award (other than in connection with a Change in Control), or (c) take any other action with respect to a Stock Option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange. The Company may not repurchase a Stock Option for value (in cash, substitutions, cash buyouts or otherwise) from a Stock Option-holder if the current Fair Market Value of the shares underlying the Stock Option is lower than the exercise price per share of the Stock Option. The foregoing two sentences are collectively referred to herein as the “Repricing Prohibition”.

Stock Appreciation Rights—Stock appreciation rights (SARs) entitle their recipients to receive payments in cash, shares or a combination as determined by the Committee. Any such payments represent the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. In no event may the term of a SAR exceed a period of 10 years from the date of grant. Such appreciation is measured by the excess of the market value at the time of exercise over the Fair Market Value of the Company’s Common Stock on the effective date of the grant of SARs. The Plan prohibits the repricing of SARs without shareholder approval to the extent required under the NYSE rules. Notwithstanding any provision of the Plan to the contrary, the Repricing Prohibition described above shall also apply to SARs on the same basis as it does to Stock Options.

Stock Awards—Stock awards may constitute actual shares of Common Stock or may be denominated in stock units. Stock awards may be subject to such restrictions and contingencies regarding vesting and eventual payment as the Committee shall from time to time determine.

Cash Awards—Cash Awards may be any of the following:

(i) an annual incentive award in connection with which the Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants, and, to the extent applicable to Covered Employees (as defined in the Plan), comply with the Plan requirements relating to performance-based awards under Section 162(m) of the Code; or

(ii) a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement including, but not limited to, continuous service with the Company, achievement of specific business objectives and other measurement of individual, business unit or Company performance.

Cash Awards to any single Covered Employee with respect to any calendar year, including dividend equivalents in cash or shares of Common Stock payable based upon attainment of specific performance goals, may not exceed in the aggregate $10,000,000 in the case of the Chief Executive Officer and $5,000,000 in the case of any other participant.

The Committee has discretion with respect to any award granted under the Plan to establish conditions upon grant under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award’s exercise may be recovered; provided that such conditions and their consequences are: (a) clearly set forth in the grant agreement or other grant document; and (b) fully comply with applicable laws. These conditions may include, without limitation, actions by the participant which constitute a conflict of interest with the Company, are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable policies, its Code of Business Conduct and Ethics, or the participant’s terms and conditions of employment.

In addition, awards are subject to a clawback provision which would apply if an accounting restatement is required to correct any material non-compliance with financial reporting requirements. Under this provision, the Company would be able to recover any incentive-based compensation (in excess of what would have been paid under the accounting restatement), paid during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, from executive officers or former executive officers, including named executive officers. The Company also may implement any policy or take any action with respect to the recovery of excess incentive-based compensation, including entitlement to shares, that the Company determines to be necessary or advisable in order to comply with the requirements of the Dodd-Frank Wall Street Financial Reform and Consumer Protection Act.

Awards (other than annual incentive cash awards) will be evidenced by agreements approved by the Committee which set forth the terms and conditions of each award. Awards may be granted singly, in tandem with or in replacement or as alternatives for other awards, including awards made under other plans.

The Committee may provide that awards (other than cash awards) under the Plan earn dividend equivalents (in cash or shares) to be paid currently or at a later date or dates, subject to such conditions as the Committee may also establish. However, no dividend equivalents will be paid on unearned performance-based shares. In addition, except as otherwise provided in the plan provisions relating to Section 409A of the Code, award payments may also be deferred as determined by the Committee. Such deferral settlements may include the crediting of (i) dividend equivalents if denominated in stock awards or (ii) interest if denominated in cash.

Generally, all awards under the Plan are nontransferable except by will or in accordance with laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards generally can be exercised only by him or her. However, the Committee may provide that any award of non-qualified stock options may be transferable by the recipient to family members or family trusts established by the recipient. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Plan upon the participant’s death. Awards granted, and shares issued in conjunction with the settlement of any award under the Plan may be subject to forfeiture back to the Company and/or restrictions on transferability for such periods as the Committee may determine.

Additional Information Applicable to Certain Performance-Based Awards

Performance-based stock awards made to certain senior executives are made by the Committee within the time period required under Section 162(m) of the Code for the establishment of performance goals and specify, among other things, the performance period(s) for such award (which will be not less than one year), the performance criteria and the performance targets. The performance criteria will be any one or more of the following as determined by the Committee and may differ as to type of award and from one performance period to another: earnings per share, cash flow, cost reduction, days sales outstanding, cash conversion cycle, cash management (including, without limitation, inventory and/or capital expenditures), total shareholder return, return on shareholders’ equity, return on invested capital, economic value-added measures, return on assets, pre- or post-currency revenue pre- or post-currency performance profit, profit before tax, profit after tax, operating profit, operating margin, stock price and return on sales. Payment or vesting of awards to such employees will be contingent upon satisfaction of the performance criteria and targets as certified by the Committee by resolution of the Committee. To the extent provided at the time of an award, the Committee may in its sole discretion reduce any award to any employee receiving such an award to any amount, including zero. Any performance-based awards made may include annual incentive awards and long-term awards.

Plan Benefits

Any future awards under the amended Plan, if approved by shareholders, will be made in the discretion of the Committee and the amount of such future awards is not determinable at this time with respect to our executive officers, including the named executive officers, or our other employees. Information concerning awards granted to our named executive officers during the last fiscal year under the Plan is set forth in the table captioned “Grant of Plan-Based Awards,” and information regarding outstanding restricted stock and performance shares granted to our named executive officers under the Plan and our prior stock plans is set forth in the table captioned “Outstanding Equity Awards at Fiscal Year-End” contained in this proxy statement. The Company has not granted any stock options under the Plan since 2004.

Change in Control

Upon the occurrence of a change in control of the Company, as defined in the Plan, all awards will fully vest only upon an involuntary termination of employment following a change in control (other than a termination for cause) or a voluntary termination for “good reason,” as defined in the Plan (commonly described as “double trigger” vesting). The amount of cash, if applicable, to be paid shall be determined by multiplying the number of such awards, as the case may be, by: (i) in the case of stock awards, the CIC Price (as defined in the Plan, and discussed below), (ii) in the case of SARs, the difference between the per share strike price of the SAR and the CIC Price; (iii) in the case of cash awards where the award period, if any, has not been completed upon the occurrence of a change in control, the pro rata value of such awards or such higher amount as determined by the Committee, without regard to the performance criteria, if any, applicable to such award; and (iv) in the case of cash awards where the award period, if any, has been completed on or prior to the occurrence of a change in control: (a) where the cash award is payable in cash, the value of such award as determined in accordance with the award agreement, and (b) where the cash award is payable in shares of Common Stock, the CIC Price.

“CIC Price” means either (i) the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which a change in control of the Company shall have occurred, or (ii) if the change in control occurs without such a transaction or series of transactions, the closing price for a share of the Company’s Common Stock on the date immediately preceding the date upon which the event constituting a change in control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

Section 409A Compliance

The Plan contains provisions providing for the tax treatment, payment and payment delays of amounts determined to be deferred payments for purposes of Section 409A of the Code.

Federal Tax Aspects of the Plan

The Company believes that under present law, the following are the federal tax consequences generally arising with respect to awards granted under the Plan.

The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an option other than an ISO, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The treatment of an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied. With respect to other awards granted under the Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income at the time of settlement equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) of the Code are met. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met. Different tax rules may apply with respect to participants who are subject to Section 16 of the 1934 Act. Individuals subject to deferred compensation arrangements within the meaning of Section 409A of the Code may be subject to taxes and penalties if the arrangements are not compliant with Section 409A, including the regulations promulgated thereunder and related guidance.

Section 162(m) of the Code limits the deductions a publicly held company may claim for compensation in excess of $1 million paid in a specific year to any of the CEO and its three most highly paid executive officers (excluding the CFO). Performance-based compensation that meets certain requirements is not counted against the $1 million deductibility cap and remains deductible. Shareholder approval every five years of the material terms used in setting performance goals permits qualification of performance-based awards for tax deductibility without the Section 162(m) limitation. The Plan permits the Committee to grant awards that are intended to satisfy the requirements of Section 162(m) of the Code.

Additional Information

Additional information about our executive compensation program can be found in other sections of this proxy statement, particularly the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related tables, footnotes and narratives.

The affirmative vote of a majority of the votes cast at the meeting is required to approve the amended Plan.

The Board of Directors recommends a vote

FOR

the proposal to approve the 2016 Amendment and Restatement of the Company’s
2004 Performance Incentive Plan

PROPOSAL 5 — SHAREHOLDER PROPOSAL RELATING TO EXECUTIVE COMPENSATION METRICS

Chevy Chase Trust, 7501 Wisconsin Avenue, Suite 1500W, Bethesda, Maryland (Chevy), as representative of shareholder AFL-CIO Equity Index Fund (Fund), who have advised the Company that the Fund is the beneficial owner of the Company’s Common Stock representing more than $2,000, have submitted the following proposal:

Resolved: Shareholders of Xerox Corporation (the “Company”) urge the Compensation Committee of the Board of Directors to adopt a policy that financial performance metrics shall be adjusted, to the extent practicable, to exclude the impact of share repurchases when determining the amount or vesting of any senior executive incentive compensation grant or award. The policy should be implemented in a way that does not violate existing contractual obligations or the terms of any plan.

Supporting Statement

Stock buybacks directly affect many of the financial ratios used as performance metrics for incentive pay of senior executives. For example, stock buybacks can increase earnings per share, return on assets, and return on equity. While stock buy backs may also boost stock prices in the short term, we are concerned that they can deprive companies of capital necessary for creating long term growth.

In our view, senior executives are responsible for improving our Company’s operational performance, whereas the Board of Directors is responsible for determining when stock buybacks are appropriate. For this reason, we believe that senior executives should not receive larger pay packages simply for reducing the number of shares outstanding. Executive pay should be aligned with operational results, not financial engineering.

For the 12 months ended June 30, 2015, S&P 500 companies spent more money on stock buybacks and dividends than they earned in profits. S&P 500 companies spent a combined total of $553 billion on stock repurchases and $369 billion on dividends, or 109 percent of their earnings, according to data from S&P Dow Jones Indices. This is a concern because retained earnings are a primary source of new investment.

According to The Economist magazine, “If firms are overdoing buy-backs and starving themselves of investment, artificially propped-up share prices will eventually tumble.” (“Corporate cocaine,” September 13, 2014). Large stock buybacks send “a discouraging message about a company’s ability to use its resources wisely and develop a coherent plan to create value over the long term,” Laurence Fink, chairman and CEO of Blackrock, wrote in an April 14, 2015 letter to S&P 500 companies.

Our Company spent $1.1 billion on share buybacks in 2014, but only $445 million on research and development, and $368 million on capital expenditures. Our Company’s Chairman and CEO, Ursula Burns, received $14.5 million in total compensation in 2014, including $15.5 million in three-year performance share awards. The performance goal for these awards includes adjusted earnings per share, a financial ratio that can be inflated by stock buybacks.

For these reasons, we urge you to vote FOR this proposal.

BOARD OF DIRECTORS’ RECOMMENDATION

The Company’s Board of Directors does not believe that it is in the best interest of our shareholders to implement the proposal for the following reasons and recommends a vote “against” this proposal.

The Board’s and the Company’s principal goal is to create shareholder value by optimizing long-term financial returns. It is our management’s responsibility to determine and recommend to the Board the optimum allocation of capital, given the strategic and operational needs of the Company at any specific point in time. The Board regularly reviews the Company’s capital allocation plan, which prioritizes use of the Company’s capital to accomplish that goal. To that end, the Company has a capital allocation strategy within its annual operating plan that is designed to create growth opportunities through investment in existing businesses or through acquisitions, and to return excess capital to shareholders in the form of dividends and share repurchases. The allocation of capital among dividends, share repurchase and acquisitions changes over time, depending on, among other things, the amount of capital expected to be available and the Company’s assessment of which uses of capital provide the best return to shareholders. For example, in 2015, operating cash flow was $1.6 billion, and we successfully completed the divestiture of our Information Technology Outsourcing (ITO) business. Solid cash generation combined with the proceeds from the ITO divestiture enabled us to continue to provide a strong return to shareholders through our share repurchase program and dividends. During this same period, the Company reinvested approximately $905 million of operating cash flow back into its businesses in the form of capital expenditures and research & development, and had sufficient cash available to fully fund every investment opportunity or project that management determined was a fit with the Company’s growth strategy, operating performance goals and long-term financial returns. Furthermore, the Company has publicly announced that it expects to continue to return at least 50% of its Free Cash Flow to shareholders through a combination of dividends and share repurchases. We believe that our Board of Directors should be responsible for determining when share repurchases are appropriate and should be free to design executive compensation that aligns with, and rewards achievement of, our strategic, operational and financial objectives, which includes share repurchases.

Our Compensation Committee and Board of Directors are responsible for aligning executive incentives with the Company’s strategy and the best interests of its stockholders. We believe that our Compensation Committee, which is composed entirely of independent directors, and the Board itself, are in the best position to design and implement executive compensation practices and principles that align with the long-term interests of our shareholders, taking into account best practices, market competitiveness and our strategic, operational, and financial goals, including returning capital to our shareholders. The CD&A section of this Proxy Statement highlights the rigorous policies and practices our Compensation Committee follows to ensure that our executive compensation is designed to reward achievement of key financial and operational objectives to support the creation of long-term shareholder value and to align executive compensation with our business strategy.

Our independent Compensation Committee takes into account numerous factors in setting each of the performance goals under our annual and long-term incentive programs, including our Board-approved strategic, operational and financial goals and capital allocation plans. The Compensation Committee also specifically assesses performance from recently completed performance periods and seeks to establish challenging new goals for management to achieve, all with a view toward increasing shareholder value. Notably, under our current short-term and long-term incentive programs, a performance goal based on earnings per share represents only one of three different financial metrics established by the Compensation Committee under each program. In the Board of Directors’ view, it is very important for the Compensation Committee to retain its flexibility in determining what particular performance metrics should be utilized to best increase shareholder value. The Board strongly believes that any limitation on its ability to utilize the most appropriate performance metrics for a given point in time would not be in the best interests of the Company or its stockholders.

In addition, our capital allocation strategy and our executive incentive awards need to be flexible in order to adapt to changing circumstances – with the end goal of optimizing long-term financial returns to shareholders. For example, if during the course of a year the Company determined that it was not going to utilize the full amount of funds that had been allocated for acquisitions, rather than leave those funds unused -- providing no value to shareholders -- the Company would perhaps decide to reallocate such funds to share repurchase, which would return capital to shareholders. In fact, the Board of Directors believes that our executive incentive compensation plans should be structured so as to encourage such types of decisions that benefit shareholders -- which is one of the primary goals of an executive compensation plan.

Adoption of the policy requested by the proponent does not serve to enhance the Board’s decision-making process that is already focused on the Company’s long-term performance and, in some instances, would not incentivize actions that would benefit shareholders. Therefore, the Board believes that our current executive compensation policies and practices are appropriate and effective, serve the best interests of our shareholders and advance the objectives of our executive compensation program by driving performance to create long-term shareholder value. Adoption of this proposal would not support those objectives and would not be in the best interests of our shareholders.

The Board of Directors recommends a vote
AGAINST
this proposal

OTHER MATTERS

The Board of Directors does not intend to present any other matters at this meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

By order of the Board of Directors,

Don H. Liu
Executive Vice President, General Counsel and Secretary
April 4, 2016

EXHIBIT A - 2016 AMENDMENT AND RESTATEMENT OF XEROX CORPORATION 2004 PERFORMANCE INCENTIVE PLAN

XEROX CORPORATION
2004 PERFORMANCE INCENTIVE PLAN

2016 AMENDMENT AND RESTATEMENT

1. Purpose

The purpose of the Xerox Corporation 2004 Performance Incentive Plan as set forth herein or in any amendments hereto (the “2004 Plan” or the “Plan”) is to advance the interests of Xerox Corporation (the “Company”) and to increase shareholder value by providing officers and employees of the Company, its subsidiaries and its Affiliates (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and with incentives for current or future service with the Company, its subsidiaries and Affiliates. The Plan is a successor plan to (i) the Xerox Corporation 1991 Long-Term Incentive Plan, (ii) the Xerox Corporation 1998 Employee Stock Option Plan, (iii) the Xerox Executive Performance Incentive Insurance Plan, (iv) the Xerox Mexicana, S.A. de C.V. Executive Rights Plan and (v) the Xerox Canada Inc. Executive Rights Plan, any or all of which may be referred to as a “Predecessor Plan”.

2. Effective Date and Term

The Plan shall be effective as of May 20, 2004 (the “Effective Date”), subject to the approval of the Company’s shareholders at the 2004 annual meeting. Subject to the approval of the Company’s shareholders at the 2016 meeting, no awards or grants can be made after December 31, 2021, unless terminated sooner pursuant to Section 13 by the Company’s Board of Directors (the “Board”). Effective May 20, 2004, no further awards were made under a Predecessor Plan, but outstanding awards under any Predecessor Plan remained outstanding in accordance with their applicable terms and conditions. This Amendment and Restatement shall be effective as of the date hereof and dates set forth herein.

3. Plan Administration

(a) The independent Compensation Committee of the Board, or such other independent committee as the Board shall determine, comprised of not less than three members, shall be responsible for administering the Plan (the “Compensation Committee”). To the extent specified by the Compensation Committee, it may delegate its administrative responsibilities to a subcommittee of the Compensation Committee comprised of not less than three members (the Compensation Committee, such subcommittee, and any individual to whom powers are delegated pursuant to subsection (c), being hereinafter referred to as the “Committee”). The Committee shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and (iii) any rules and regulations of a stock exchange on which Common Stock (as defined in Section 5) of the Company is listed.

(b) The Committee shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or cancelled, forfeited or suspended; (iv) adoption of such modifications, amendments, procedures, subplans and the like as are necessary to enable participants employed in other countries in which the Company may operate to receive advantages and benefits under the Plan consistent with the laws of such countries, and consistent with the rules of the Plan; (v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error and (vi) taking any other action the Committee deems necessary or desirable for the administration of the

Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company.

(c) Except for the power to amend the Plan as provided in Section 13 and except for determinations regarding employees who are subject to Section 16 of the 1934 Act or certain key employees who are, or may become, as determined by the Committee, subject to the Code Section 162(m) compensation deductibility limit (the “Covered Employees”), and except as may otherwise be required under applicable New York Stock Exchange rules, the Committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Committee may establish to any officer or officers of the Company. The term “Committee” herein shall include any individual exercising powers to the extent delegated pursuant to the preceding sentence.

4. Eligibility

Any employee of the Company shall be eligible to receive an award under the Plan. For purposes of this Section 4, “Company” shall include any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee (“Affiliate”). If a participant who is an employee or former employee of the Company is determined, such determination made prior to a Change in Control, not to have satisfied any of the conditions set forth in the Award Agreement, the awards granted shall be cancelled as set forth in the Award Agreement. If a participant who is an employee or former employee of the Company is deemed by the Committee, in the Committee’s sole discretion exercised prior to a Change in Control, to have engaged in detrimental activity against the Company, any awards granted to such employee or former employee on or after January 1, 2006, whether or not Nonforfeitable as hereinafter defined, shall be canceled and be of no further force or effect and any payment or delivery of an award from six months prior to such detrimental activity may be rescinded. In the event of any such rescission, the participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Committee. If an accounting restatement is required to correct any material non-compliance with financial reporting requirements under relevant securities laws, the Company may recover any excess incentive-based compensation (in excess of what would have been paid under the accounting restatement), as provided in Section 7(f) hereof.

5. Shares of Stock Subject to the Plan

(a) A total number of approximately 58 million (58,000,000) (as of December 31, 2015, a total number of approximately 41.5 million (41,500,000)) shares of common stock, par value $1.00 per share, of the Company (“Common Stock”) are available for issuance under the Plan. Any shares available for grant under any Predecessor Plan on the Effective Date not subject to outstanding awards shall be available for issuance under the Plan. In addition, any shares underlying awards outstanding on May 20, 2004 under any Predecessor Plan that are cancelled, are forfeited, or lapse shall become available for issuance under the Plan.

(b) For purposes of the preceding paragraph, the following shall not be counted against shares available for issuance under the Plan: (i) payment of stock appreciation rights (“SAR”) in cash or any form other than shares and (ii) payment in shares of dividends and dividend equivalents in conjunction with outstanding awards. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan.

(c) In determining shares available for issuance under the Plan, any awards granted under the Plan that are cancelled, are forfeited, or lapse shall become eligible again for issuance under the Plan. In addition, shares withheld to pay taxes pursuant to Section 14, but not sold, and shares tendered to exercise stock options, shall be treated as shares again eligible for issuance under the Plan.

(d) Except as subject to adjustment as provided in Section 6, from the Effective Date through May 19, 2010, there were no more than (i) 10.0 million (10,000,000) shares of Common Stock available for issuance pursuant to the exercise of incentive stock options (“ISOs”) awarded under the Plan; and (ii) 15.0 million (15,000,000) shares of Common Stock made the subject of awards under any combination of awards under Sections 7(b), 7(c) or 7(d) of the Plan to any single individual, of which no more than 10.0 million (10,000,000) were shares of restricted stock. SARs whether paid in cash or shares of Common Stock were counted against the limit set forth in (ii).

From May 20, 2010 through December 31, 2021, except as subject to adjustment as provided in Section 6, shall more than (i) 10.0 million (10,000,000) shares of Common Stock be available for issuance pursuant to the exercise of incentive stock options (“ISOs”) awarded under the Plan; and (ii) 22.0 million (22,000,000) shares of Common Stock be made the subject of awards under any combination of awards under Sections 7(b), 7(c) or 7(d) of the Plan to any single individual, of which no more than 13.0 million (13,000,000) may be shares of restricted stock. SARs whether paid in cash or shares of Common Stock shall be counted against the limit set forth in (ii).

(e) Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares or of treasury shares and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in payment of awards under the Plan.

6. Adjustments and Reorganizations

(a) If the Company shall at any time change the number of issued shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares) or make a distribution of cash or property which has a substantial impact on the value of issued shares (other than by normal cash dividends), such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan; (ii) the number of shares subject to awards of a specified type or to any individual under the Plan; and/or (iii) the price per share for any outstanding stock options, SARs and other awards under the Plan.

(b) Except as otherwise provided in subsection 6(a) above, notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding stock options, SARs and other awards under the Plan or provide for other equitable adjustments after changes in the shares resulting from any merger, consolidation, sale of all or substantially all assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve the rights of the holders of awards under the Plan.

(c) In the case of any sale of all or substantially all assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any individual holding an outstanding award under the Plan, including any Optionee who holds an outstanding Option, shall have the right (subject to the provisions of the Plan and any limitation applicable to the award) thereafter, and for Optionees during the term of the Option upon the exercise thereof, to receive the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of applicable shares which would have been obtained upon exercise of the Option or portion thereof or obtained pursuant to the terms of the applicable award, as the case may be, immediately prior to the Acquisition. The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of the Company upon consummation of an Acquisition.

(d) No adjustment or modification to any outstanding award pursuant to this Section 6 shall cause such award to be treated as the grant of a new stock right or a change in the form of payment of the existing stock right for purposes of Code Section 409A, as set forth in Treasury guidance.

7. Awards

(a) The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing such awards in accordance with Section 12. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. However, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options”.

(b) A Stock Option is a grant of a right to purchase a specified number of shares of Common Stock during a specified period. The purchase price of each option shall be not less than 100% of Fair Market Value (as defined in Section 10) on the effective date of grant. A Stock Option may be exercised in whole or in installments, which may be cumulative. A Stock Option may be in the form of an ISO which complies with Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder at the time of grant. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or such other method as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either constructively or by attestation) Common Stock, surrendering a stock award valued at market value at the time of surrender, surrendering a cash award, or any combination thereof. Other than pursuant to Section 6, the Committee shall not without the approval of the Company’s shareholders (a) lower the exercise price per share of a Stock Option after it is granted, (b) cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share in exchange for cash or another award (other than in connection with a Change in Control), or (c) take any other action with respect to a Stock Option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange. The Company may not repurchase a Stock Option for value (in cash, substitutions, cash buyouts or otherwise) from a Stock Option-holder if the current Fair Market Value of the shares underlying the Stock Option is lower than the exercise price per share of the Stock Option. The foregoing two sentences are collectively referred to herein as the “Repricing Prohibition”.

(c) A Stock Appreciation Right (“SAR”) is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of the market value of a specified number of shares of Common Stock at the time the SAR is exercised over the Fair Market Value on the effective date of grant of the SAR as set forth in the applicable award agreement. Notwithstanding any provision of the Plan to the contrary, the Repricing Prohibition described above shall also apply to SARs on the same basis as it does to Stock Options.

(d) Stock Award is an award made in stock or denominated in units of stock. All or part of any Stock Award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance. A restricted stock award made pursuant to this Section 7(d) shall be subject to a vesting schedule of no less than three (3) years unless such award is performance based, in which case vesting shall be no less than one (1) year.

(e) Cash Award may be any of the following:

(i) an annual incentive award in connection with which the Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants, and, to the extent applicable to Covered Employees, comply with the requirements of Section 23; or

(ii) a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, and other measurement of individual, business unit or Company performance; or

(iii) Cash Awards under this Section 7(e) to any single Covered Employee, including dividend equivalents in cash or shares of Common Stock payable based upon attainment of specific performance goals, may not exceed in the aggregate $10,000,000 in the case of the Chief Executive Officer and $5,000,000 in the case of any other participant, with respect to any calendar year.

(f) The Committee shall have the discretion with respect to any award granted under the Plan to establish upon its grant conditions under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award’s exercise may be recovered; provided that such conditions and their consequences are clearly set forth in the grant agreement or other grant document and fully comply with applicable laws. These conditions may include, without limitation, actions by the participant which constitute a conflict of interest with the Company, are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable policies, its Code of Business Conduct and Ethics, or the participant’s terms and conditions of employment.

If an accounting restatement is required to correct any material non-compliance with financial reporting requirements under relevant securities laws, the Company may recover any excess incentive-based compensation (in excess of what would have been paid under the accounting restatement), including entitlement to shares, that was based on such erroneous data and paid during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, from executive officers or former executive officers. The Company may implement any policy or take any action with respect to the recovery of excess incentive-based compensation, including entitlement to shares, that the Company determines to be necessary or advisable in order to comply with the requirements of the Dodd-Frank Wall Street Financial Reform and Consumer Protection Act.

8. Dividends and Dividend Equivalents

The Committee may provide that awards denominated in stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents. Notwithstanding the above, no dividend equivalents will be paid on unearned performance-based shares.

9. Deferrals and Settlements

Payment of awards may be in the form of cash, stock, other awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. Except as provided in Section 24 herein, the Committee may also require or permit participants to elect to defer the issuance of shares or the payment of awards in cash under such rules and procedures as it may establish under the Plan, provided that such rules and procedures comply with the requirements of Code Section 409A, if applicable. It may also provide that deferred payments include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred payments denominated in shares.

10. Fair Market Value

Fair Market Value for all purposes under the Plan shall mean, effective February 15, 2007, the closing price of Common Stock as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports for the relevant date, or if no sales of Common Stock were made on said exchange on that date, the closing price of Common Stock as reported in said composite transaction report for the preceding day on which sales of Common Stock were made on said exchange. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

11. Transferability and Exercisability

Except as otherwise provided in this Section 11, all awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Committee may provide that any award of non-qualified Stock Options may be transferable by the recipient to family members or family trusts established by the recipient. The Committee may also provide that, in the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a “blind” trust, may be authorized by the Committee to act on behalf of and for the benefit of the respective participant with respect to any outstanding awards. Except as otherwise provided in this Section 11, during the life of the participant, awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Committee. In addition, if so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant.

12. Award Agreements; Notification of Award

Awards under the Plan (other than annual incentive awards described in Section 7(e)(i)) shall be evidenced by one or more agreements approved by the Committee that set forth the terms and conditions of and limitations on an award, except that in no event shall the term of any Stock Option or SAR exceed a period of ten years from the date of its grant. The Committee need not require the execution of any such agreement by a participant in which case acceptance of the award by the respective participant will constitute agreement to the terms of the award. In the case of an annual incentive cash award, the participant shall receive notification of such award in such form as the Committee may determine.

13. Plan Amendment and Termination

The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time in a manner consistent with the following:

(a) The Compensation Committee may amend the Plan as it deems necessary or appropriate, except that no such amendment which would cause the Plan not to comply with the requirements of (i) Code Section 162(m) with respect to performance-based compensation, (ii) the Code with respect to ISOs or (iii) the New York Business Corporation Law as in effect at the time of such amendment shall be made without the approval of the Company’s shareholders. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of all of the holders thereof.

(b) Notwithstanding the foregoing, an amendment that constitutes a “material revision”, as defined by the rules of the New York Stock Exchange, shall be submitted to the Company’s shareholders for approval. In addition, any revision that deletes or limits the scope of the provision in Section 7 prohibiting repricing of options without shareholder approval will be considered a material revision.

(c) The Board may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously-made awards shall remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan.

14. Tax Withholding

The Company shall have the right to deduct from any payment of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any foreign, federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the fair market value as of the payment date of the applicable award.

Regardless of any action the Company or employee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to employee’s participation in the Plan and legally applicable to employee (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of awards under the Plan, including, but not limited to, the making of awards, the issuance of shares of Common Stock of awards, subsequent sale of shares of Common Stock acquired pursuant to such issuance and the receipt of any dividends or dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the awards to reduce or eliminate employee’s liability for Tax-Related Items or achieve any particular tax result. The Company and/or the Employer, or their respective agents, at their discretion, are authorized to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from employee’s wages or other cash compensation paid to employee by the Company and/or the Employer; or (2) withholding from the proceeds of the sale of shares of Common Stock acquired upon vesting/settlement of the awards through option exercise either through a voluntary sale or through a mandatory sale arranged by the Company (on employee’s behalf pursuant to this authorization); or (3) withholding in shares of Common Stock to be issued upon vesting/settlement of the awards and option exercises.

Employee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock if employee fails to comply with employee’s obligations in connection with the Tax-Related Items.

15. Other Company Benefit and Compensation Programs

Unless otherwise determined by the Committee, payments of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

16. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

17. Future Rights

No person shall have any claim or right to be granted an award under the Plan, and no participant shall have any right by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company. The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time. Awards hereunder are voluntary and occasional and do not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past. All decisions with respect to future awards under the Plan, if any, will be at the sole discretion of the Committee.

18. General Restriction

Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the exercise payment thereof, such award may not be granted, exercised or paid in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

19. Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law.

Grants provided hereunder are made and/or administered in the United States. Any litigation that arises under the Plan shall be conducted in the courts of Monroe County, New York, or the federal courts for the United States for the Western District of New York.

20. Successors and Assigns

The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such participant’s creditors.

21. Rights as a Shareholder

A participant shall have no rights as a shareholder until he or she becomes the holder of record of Common Stock.

22. Change in Control

Notwithstanding anything to the contrary in the Plan, the following shall apply to all awards granted and outstanding under the Plan:

(a) Definitions. Unless otherwise defined by the Compensation Committee and set forth in the award agreement at the time of the grant, the following definitions shall apply to this Section 22:

(i) A “Change in Control” shall be deemed to have occurred if:

(aa) any “Person” is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(bb) the following individuals (referred to herein as the “Incumbent Board”) cease for any reason to constitute a majority of the directors then serving: (1) individuals who, as of the date hereof, constitute the Board, and (2) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(cc) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which results in the directors of the Company who were members of the Incumbent Board immediately before such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding voting securities; or

(dd) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately before such sale. For purposes of this definition of Change in Control, Person shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Section 13(d) and 14(d) of the 1934 Act, except that such term shall not include Excluded Persons. “Excluded Persons” shall mean (1) the Company and its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (4) any person who becomes a beneficial owner in connection with a transaction described in sub clause (1) of clause (cc) above, (5) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities, or (6) an individual, entity or group who is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule), provided that if any Excluded Person described in this clause (6) subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this definition, such individual, entity or group shall no longer be considered an Excluded Person and shall be deemed to have first acquired beneficial ownership of securities of the Company on the first date on which such individual, entity or group becomes required to or does so report on such Schedule.

(ii) “CIC Price” shall mean either (1) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (2) if the Change in Control occurs without such a transaction or series of transactions, the closing price for a share of the Company’s Common Stock on the date immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

(iii) An award is “Nonforfeitable” in whole or in part to the extent that, under the terms of the Plan or the award agreement or summary under the Plan, (aa) the award is vested in whole or part, or (bb) an entitlement to present or future payment of such award in whole or part has otherwise arisen.

(iv) A “Key Employee” is identified in the following manner: There shall be identified every employee who, at any time during a 12-month period ending December 31, is one of the 50 highest paid officers of the Company (or any member of its controlled group, as defined by Code Section 414(b)) having compensation in excess of the amount specified in Code Section 416(i)(1)(A) as indexed by Treasury guidance. Every individual so identified for any period ending December 31 is a Key Employee for the 12-month period beginning on the first April 1 following such December 31, and ending on the next March 31.

(v) A “Section 409A-Conforming Change in Control” is a Change in Control that conforms to the definition under Code Section 409A of a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such definition is set forth in Treasury guidance.

(vi) A “Termination for Good Reason” by a participant shall mean the termination of employment of a participant within two years of the occurrence of any of the following circumstances, provided that (1) such circumstance occurs without the participant’s express written consent after a Change in Control, and (2) the participant gives the Company notice of the occurrence of the offending circumstance(s) within 90 days of the first occurrence of the circumstance(s), and the Company fails to cure the circumstance(s) within 30 days of receipt of this notice (or the Company notifies participant in writing prior to the expiration of such 30-day period that the circumstance(s) will not be cured):

(aa) The material diminution of the participant’s authority, duties, or responsibilities from those in effect immediately prior to a Change in Control of the Company;

(bb) Any of the following: (1) A material reduction in a participant’s annual base salary and/or annual target bonus, (2) a failure by the Company to increase a participant’s annual base salary following a Change in Control at such periodic intervals not materially inconsistent with the Company’s practice prior thereto by at least a percentage equal to the average of the percentage increases in a participant’s base salary for the three merit pay periods immediately preceding such Change in Control, or (3) the failure to increase a participant’s salary as the same may be increased from time to time for similarly situated individuals, except that this clause (bb) shall not apply to across-the-board salary reductions similarly affecting all similarly situated employees of the Company and all similarly situated employees of any person in control of the Company;

(cc) The Company’s requiring a participant to be based anywhere other than in the metropolitan area in which a participant was based immediately before the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with a participant’s present business travel obligations), provided that such required relocation constitutes a material change in the geographic location at which the participant is required to perform the services;

(dd) The failure by the Company to continue in effect any material compensation or benefit plan, vacation policy or any material perquisites in which a participant participates immediately before the Change in Control, (except to the extent such plan terminates in accordance with its terms), unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue a participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of a participant’s participation relative to other participants, than existed at the time of the Change in Control;

(ee) The failure of the Company to obtain a satisfactory agreement from any successor to assume responsibility to perform under this Plan; or

(ff) A termination by a participant of employment shall not fail to be a Termination For Good Reason by participant merely because of a participant’s incapacity due to physical or mental illness, or because a participant’s employment continued after the occurrence of any of the events listed in this subsection.

(b) Acceleration of Nonforfeitability of SARs, Stock Awards, Cash Awards, and Dividends and Dividend Equivalents.

All SARs, stock awards, stock options (to the extent the CIC Price exceeds the exercise price), cash awards, dividends and dividend equivalents outstanding shall become 100% Nonforfeitable with respect to a participant upon a Termination for Good Reason or an involuntary termination of employment (other than a termination For Cause, as defined in the award agreement, according to a determination made before the Change in Control) that occurs after a Change in Control.

(c) Payment Schedule. In accordance with the uniform payment rule set forth in subsection (c) of Section 24 hereof,

(i) Following a Change In Control that is not a Section 409A-Conforming Change in Control, awards (to the extent Nonforfeitable) shall be paid on the Vesting Date specified in the award summary, and

(ii) Following a Section 409A-Conforming Change in Control, awards (to the extent Nonforfeitable) shall be paid on the Vesting Date specified in the award summary or, if earlier, upon a termination of employment that occurs within two years of such 409A-Conforming Change in Control (or, in the case of a Key Employee, the date that is 6 months after such termination).

(iii) If a participant has made a valid election under Code Section 409A to defer payment beyond the Vesting Date specified in the award summary, such award shall be paid pursuant to clauses (i) and (ii) by substituting the date so elected for the Vesting Date specified in the award summary.

(d) Cancellation. Upon payment under this Section, such awards and any related stock options shall be cancelled.

(e) Discretionary Awards. Upon or in anticipation of the occurrence of a Change in Control, the Committee may grant additional awards (e.g., above-target awards for performance-based Stock Awards) at its sole discretion. Any such discretionary grants shall be paid on the date specified by the terms of such grant.

(f) The amount of cash to be paid shall be determined by multiplying the number of such awards, as the case may be, by: (i) in the case of stock awards, the CIC Price; (ii) in the case of SARs, the difference between the per share strike price of the SAR and the CIC Price; (iii) in the case of cash awards where the award period, if any, has not been completed upon the occurrence of a Change in Control, the pro-rata target value of such awards or such higher amount as determined by the Committee, without regard to the performance criteria, if any, applicable to such award; (iv) in the case of stock options, the difference between the exercise price of the option and the CIC Price; and (v) in the case of cash awards where the award period, if any, has been completed on or prior to the occurrence of a Change in Control: (aa) where the cash award is payable in cash, the value of such award as determined in accordance with the award agreement, and (bb) where the cash award is payable in shares of Common Stock, the CIC Price.

(g) Notwithstanding the foregoing, any SARs and any stock-based award held by an officer or director subject to Section 16 of the 1934 Act which have been outstanding less than six months (or such other period as may be required by the 1934 Act) upon the occurrence of an event constituting a Change in Control shall not be paid in cash until the expiration of such period, if any, as shall be required pursuant to such Section, and the amount to be paid shall be determined by multiplying the number of SARs, stock awards, or unexercised shares under such stock options, as the case may be, by the CIC Price determined as though the event constituting the Change in Control had occurred on the first day following the end of such period.

23. Certain Provisions Applicable to Awards to Covered Employees

Performance-based awards made to Covered Employees shall be made by the Committee within the time period required under Section 162(m) for the establishment of performance goals and shall specify, among other things, the performance period(s) for such award, the performance criteria and the performance targets. The performance criteria shall be any one or more of the following as determined by the Committee and may differ as to type of award and from one performance period to another: earnings per share, cash flow, cost reduction, days sales outstanding, cash conversion cycle, cash management (including, without limitation, inventory and/or capital expenditures), total shareholder return, return on shareholders’ equity, return on invested capital, economic value added measures, return on assets, pre-or post-currency revenue, pre-or post-currency performance profit, profit before tax, profit after tax, operating profit, operating margin, stock price and return on sales. Payment or vesting of awards to Covered Employees shall be contingent upon satisfaction of the performance criteria and targets as certified by the Committee by resolution of the Committee. To the extent provided at the time of an award, the Committee may in its sole discretion reduce any award to any Covered Employee to any amount, including zero. Any performance-based awards made pursuant to this Section 23 may include annual incentive awards and long-term awards.

24. Section 409A Compliance

(a) No Taxation Under Code Section 409A. It is intended that no awards under the Plan shall cause any amount to be taxable under Code Section 409A with respect to any individual. All provisions of this Plan and of any agreement, award or award summary thereunder shall be construed in a manner consistent with this intent. Any provision of and amendment to this Plan, or of any agreement, award or award summary thereunder, that would cause any amount to be taxable under Section 409A of the Internal Revenue Code with respect to any individual is void and without effect. Any election by any participant, and any administrative action by the Committee that would cause any amount to be taxable under Section 409A of the Code with respect to any individual is void and without effect under the Plan.

(b) Election Rule. A participant may elect to defer awards under the Plan only if the election is made not later than December 31 of the year preceding the year in which the award is granted, except to the extent otherwise permitted by Section 409A and Treasury guidance thereunder (where such exceptions include but are not limited to initial deferral elections with respect to Nonforfeitable rights, deferral elections in the first year in which an employee becomes eligible to participate, and deferral elections with respect to performance-based compensation).

(c) Uniform Payment Rule

(i) All awards shall be paid on the date that is the earlier of (1) or (2) below, where

(1) is a termination of employment no later than two years after the occurrence of a Section 409A-Conforming Change in Control (or, in the case of a Key Employee, the date that is 6 months after such termination); and

(2) is the Vesting Date specified in the award summary.

(ii) If a participant has made a valid election under Code Section 409A to defer payment beyond the Vesting Date specified in the award summary, such award shall be settled pursuant to clause (i) by substituting the date so elected for the Vesting Date specified in the award summary.

(iii) Payment pursuant to the death or disability of a participant is governed by the award agreement.

(d) Accelerations. In the case of an award that is deferred compensation for purposes of Code Section 409A, acceleration of payment is not permitted, except that, if permitted by the Committee, acceleration of payment is permitted in order to (i) allow the participant to comply with a certificate of divestiture (within the meaning of Code Section 1043); (ii) pay payroll and withholding taxes with respect to amounts deferred, to the extent permitted by Treasury guidance; or (iii) effect any other purpose that is a permitted Code Section 409A acceleration event under Treasury guidance.

(e) Permitted Payment Delays. At the Committee’s sole discretion, payment of awards may be delayed beyond the date specified in subsection (c) under the following circumstance. The Committee reserves the right to amend an award granted on or after January 1, 2006 if the Committee determines that the deduction for such payment would be limited by Code Section 162(m), except that such payment will be made on the earliest date on which the Committee determines that such limitation no longer exists.

(f) CEO Delegation. The Chief Executive Officer of Xerox Corporation, or her delegate, may amend the Plan as she, in her sole discretion, deems necessary or appropriate to comply with Section 409A of the Internal Revenue Code and guidance thereunder.

25. Limitation of Actions. Any action brought in state or federal court (other than an alleged breach of fiduciary duty action under the Employee Retirement Income Security Act of 1974 (“ERISA”) which shall be governed by the terms of ERISA Section 413, if applicable) must be commenced within one year after the cause of action accrues. This one-year limitation period includes, but is not limited to, any action for alleged: wrongful denial of Plan benefits, and any wrongful interference, modification, or termination of Plan benefits, rights, or features.

IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement to be signed as of the ____ day of ______, effective as of May 20, 2016, and dates set forth herein.

XEROX CORPORATION

By:
Chief Human Resources Officer

IMPORTANT ANNUAL MEETING INFORMATION

MR A SAMPLE
DESIGNATION (IF ANY)
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 9:00 a.m., Eastern Time, on May 20, 2016 (8:00 a.m., Eastern Time, May 18, 2016 for ESOP and Savings Plans participants).

Vote by Internet
● Go to www.envisionreports.com/XRX
● Or scan the QR code with your smartphone
● Follow the steps outlined on the secure website

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
●	Follow the instructions provided by the recorded message

Xerox Corporation Annual Meeting of Shareholders Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees.
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Ursula M. Burns	☐	☐	☐	02 - Richard J. Harrington	☐	☐	☐	03 - William Curt Hunter	☐	☐	☐
	04 - Robert J. Keegan	☐	☐	☐	05 - Charles Prince	☐	☐	☐	06 - Ann N. Reese	☐	☐	☐
	07 - Stephen H. Rusckowski	☐	☐	☐	08 - Sara Martinez Tucker	☐	☐	☐

B Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.	☐	☐	☐	3.	Approval, on an advisory basis, of the 2015 compensation of our named executive officers.	☐	☐	☐
4.	Approval of the 2016 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan	☐	☐	☐

C Shareholder Proposal — The Board of Directors recommends a vote AGAINST the following Proposal.

		For	Against	Abstain		Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐
5.	Shareholder proposal relating to executive compensation metrics.	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890	J N T

1 U P X	2 6 4 7 4 1 1

Receive Proxy Materials Electronically

Your e-mail address can now help save the environment. Vote online and register for electronic communications with the eTree ® program and we’ll have a tree planted on your behalf. Electronic delivery saves Xerox a significant portion of the costs associated with printing and mailing annual meeting materials, and Xerox encourages shareholders to take advantage of the 24/7 access, quick delivery and reduced mail volume they will gain by consenting to electronic delivery. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. To sign up for electronic delivery and have a tree planted on your behalf, please provide your e-mail address while voting online, or register at www.eTree.com/xerox.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Xerox Corporation
ANNUAL MEETING OF SHAREHOLDERS
9:00 A.M. FRIDAY, MAY 20, 2016
XEROX CORPORATE HEADQUARTERS
45 GLOVER AVENUE, NORWALK, CT 06850
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FROM SHAREHOLDERS OF COMMON STOCK

The undersigned appoint URSULA M. BURNS, RICHARD J. HARRINGTON and SARA MARTINEZ TUCKER, and each of them (or if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of Xerox Corporation which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof (a) in accordance with the following ballot and (b) in accordance with their best judgment in connection with such other business as may come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4, AND “AGAINST” PROPOSAL 5, IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTICE TO PARTICIPANTS IN THE XEROX EMPLOYEE STOCK OWNERSHIP PLAN, XEROX SAVINGS PLANS AND THE XEROX BUSINESS SERVICES SAVINGS PLAN This card also constitutes confidential voting instructions for participants in the Xerox Employee Stock Ownership Plan (ESOP), Savings Plan of Xerox Corporation and the Xerographic Division, Rochester Regional Joint Board (together, the Xerox Savings Plans) and the Xerox Business Services Savings Plan (Services Savings Plan). A participant who signs on the reverse side hereby instructs the trustees of the ESOP and the Xerox Savings Plans (State Street Bank & Trust Company) and the Services Savings Plan (The Bank of New York Mellon) to vote all the shares of Common Stock of Xerox Corporation allocated to his or her stock account in accordance with the instructions on the reverse side. ESOP and Xerox Savings Plans participants authorize the trustee to vote a proportion of the shares of Common Stock held in the ESOP trust and Xerox Savings Plans trust for which no instructions have been received in accordance with the instructions on the reverse side. You acknowledge that in voting your shares and the shares for which no instructions were provided, you are acting as a named fiduciary under the Employee Retirement Income Security Act of 1974. If no instructions have been received from a Services Savings Plan participant, the Services Savings Plan trustee will not vote the shares allocated in the account. Voting instructions for ESOP and Savings Plans participants must be received by 8:00 A.M. Eastern Time on Wednesday, May 18, 2016 to allow sufficient time for processing. The Plan trustees will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements.

IMPORTANT ANNUAL MEETING INFORMATION

MR A SAMPLE
DESIGNATION (IF ANY)
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Vote by Internet
●	Go to www.envisionreports.com/XRX
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website

Xerox Corporation Annual Meeting of Shareholders Notice

Important Notice Regarding the Availability of Proxy Materials for the
Xerox Corporation Annual Meeting of Shareholders to be Held on May 20, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/XRX

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/XRX to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 10, 2016 to facilitate timely delivery.

Xerox Corporation Annual Meeting of Shareholders Notice

Xerox Corporation Annual Meeting of Shareholders will be held on Friday, May 20, 2016 at Xerox Corporate Headquarters, 45 Glover Avenue, Norwalk, CT 06850 at 9:00 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.
1.	Nominees.
	01 - Ursula M. Burns	02 - Richard J. Harrington	03 - William Curt Hunter	04 - Robert J. Keegan
	05 - Charles Prince	06 - Ann N. Reese	07 - Stephen H. Rusckowski	08 - Sara Martinez Tucker

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.

3.	Approval, on an advisory basis, of the 2015 compensation of our named executive officers.

4.	Approval of the 2016 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan.

The Board of Directors recommends a vote AGAINST Proposal 5.

5.	Shareholder proposal relating to executive compensation metrics.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend the meeting, please check the “Meeting Attendance” box when voting and a ticket will be sent to you.

Directions to the Xerox Corporation 2016 Annual Meeting of Shareholders - 45 Glover Avenue, Norwalk, CT 06850

New England Thruway/I-95/Connecticut Turnpike		Hutchinson River Parkway/Merritt Parkway (CT15)

North Bound – From New York	South Bound – From New Haven	North Bound – From New York	South Bound – From New Haven
1. Take exit 15 to merge onto US-7 N toward Norwalk/Danbury
2. Turn right at Grist Mill Rd/US-7 (signs for US-7/Wilton/Danbury)
3. Turn right at Glover Ave.
4. Turn right at 45 Glover Ave. and follow the driveway to the front of the building

1. Take exit 15 to merge onto US-7 N toward Norwalk/Danbury
2. Turn right at Grist Mill Rd/US-7 (signs for US-7/Wilton/Danbury)
3. Turn right at Glover Ave.
4. Turn right at 45 Glover Ave. and follow the driveway to the front of the building

1. Take exit 39B to merge onto US-7 N toward Norwalk/Danbury
2. Turn right at Grist Mill Rd/US-7 (signs for US-7/Wilton/Danbury)
3. Turn right at Glover Ave.
4. Turn right at 45 Glover Ave. and follow the driveway to the front of the building

1. Take exit 40B toward US-7/Danbury
2. Turn left at Creeping Hemlock Dr
3. Go diagonally across Main Ave. onto Glover Ave.
4. Go over railroad tracks, bearing right on Glover Ave.
5. Turn left at 45 Glover Ave. and follow the driveway to the front of the building

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→	Internet – Go to www.envisionreports.com/XRX. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→	Email – Send email to investorvote@computershare.com with “Proxy Materials Xerox” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 10, 2016.